Filed Pursuant to Rule 424(b)(3)

Registration No. 333-259416

Prospectus Supplement No. 5

(to Prospectus dated May 16, 2022)

NewLake Capital Partners, Inc.

Common Stock

This prospectus amends and supplements the prospectus dated May 16, 2022 (the “Prospectus”), which forms a part of our Registration Statement on Form S-11 (Registration Statement No. 333-259416). This prospectus supplement is being filed to update and supplement the information included in the prospectus with the information contained in our Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on November 10, 2022 (the “Form 10-Q”). Accordingly, we have attached the Form 10-Q to this prospectus supplement.

Our common stock is listed on the OTCQX® Best Market operated by OTC Markets Group, Inc. (the “OTCQX”) under the symbol “NLCP.” On November 29, 2022, the last sale price of our common stock, as reported on the OTCQX, was $17.50 per share.

We are an “emerging growth company” and a “smaller reporting company” under the federal securities laws and will be subject to reduced public company reporting requirements. Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 8 of the prospectus for a discussion of certain risk factors that you should consider before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.

The date of this Prospectus Supplement No. 5 is November 30, 2022

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

☒  QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended September 30, 2022

or

☐  TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from ________to ________

Commission file number 000-56327

NewLake Capital Partners, Inc.

(Exact name of registrant as specified in its charter)

Maryland	83-4400045
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

50 Locust Avenue, First Floor, New Canaan CT 06840	203-594-1402
(Address of principal executive offices)	(Registrants Telephone number)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Securities registered pursuant to section 12(g) of the Act:

Common Stock, par value $0.01 per share

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§ 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files).

Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Yes ☐ No ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act).

Yes ☐ No ☒

The number of shares of the registrant’s Common Stock, par value $0.01 per share, outstanding as of November 8, 2022 was 21,403,817.

NewLake Capital Partners, Inc.

FORM 10-Q

September 30, 2022

i

PART I - FINANCIAL INFORMATION

Item 1. Financial Statements.

NEWLAKE CAPITAL PARTNERS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	September 30, 2022	December 31, 2021
	(Unaudited)	(Audited)
Assets:
Real Estate
Land	$21,146	$15,649
Building and Improvements	375,051	272,432
Total Real Estate	396,197	288,081
Less Accumulated Depreciation	(16,757)	(9,155)
Net Real Estate	379,440	278,926
Cash and Cash Equivalents	45,023	127,097
Loans Receivable	5,000	30,000
In-Place Lease Intangible Assets, net	22,492	24,002
Other Assets	2,667	858

Total Assets	$454,622	$460,883

Liabilities and Equity:

Liabilities:

Accounts Payable and Accrued Expenses	$1,967	$1,404
Revolving Credit Facility	1,000	—
Loan Payable, net	1,980	3,759
Dividends and Distributions Payable	8,064	6,765
Security Deposits Payable	7,310	6,047
Interest Reserve	—	2,144
Rent Received in Advance	862	1,429
Other Liabilities	276	—

Total Liabilities	21,459	21,548

Commitments and Contingencies

Equity:

Preferred Stock, $0.01 Par Value, 100,000,000 Shares Authorized, 0 and 0 Shares Issued and Outstanding, Respectively	—	—
Common Stock, $0.01 Par Value, 400,000,000 Shares Authorized, 21,403,817 and 21,235,914 Shares Issued and Outstanding, Respectively	214	213
Additional Paid-In Capital	456,352	450,916
Accumulated Deficit	(30,811)	(23,574)

Total Stockholders' Equity	425,755	427,555

Noncontrolling Interests	7,408	11,780

Total Equity	433,163	439,335

Total Liabilities and Equity	$454,622	$460,883

The accompanying notes are an integral part of the consolidated financial statements

NEWLAKE CAPITAL PARTNERS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue:

Rental Income	$11,639	$8,048	$30,317	$19,083
Interest Income from Loans	434	—	2,301	—

Total Revenue	12,073	8,048	32,618	19,083

Expenses:

Depreciation and Amortization Expense	3,630	2,464	9,113	5,601
General and Administrative Expenses:
Compensation expense	760	805	3,898	2,209
Stock-Based Compensation	280	816	1,201	1,820
Professional fees	279	574	1,486	1,351
Other general and administrative expenses	414	631	1,249	1,009
Total general and administrative expenses	1,733	2,826	7,834	6,389

Total Expenses	5,363	5,290	16,947	11,990

Loss on Sale of Real Estate	—	—	(60)	—

Income From Operations	6,710	2,758	15,611	7,093

Other Income (Expenses):
Interest Income	7	21	103	40
Interest Expense	(94)	—	(167)	—

Total Other Income (Expense)	(87)	21	(64)	40

Net Income	6,623	2,779	15,547	7,133

Preferred Stock Dividends	—	—	—	(4)

Net Income Attributable to Noncontrolling Interests	(113)	(82)	(262)	(236)

Net Income Attributable to Common Stockholders and Participating Securities	$6,510	$2,697	$15,285	$6,893

Net Income per Common Share - Basic	$0.30	$0.14	$0.71	$0.44

Net Income per Common Share - Diluted	$0.30	$0.14	$0.71	$0.44

Weighted Average Shares of Common Stock Outstanding - Basic	21,428,905	19,410,307	21,417,149	15,588,544

Weighted Average Shares of Common Stock Outstanding - Diluted	21,802,487	19,555,867	21,815,763	15,637,064

The accompanying notes are an integral part of the consolidated financial statements

NEWLAKE CAPITAL PARTNERS, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

(Unaudited)

(In thousands, except share amounts)

	Common Stock		Additional Paid-in	Accumulated	Noncontrolling	Total
	Shares	Par	Capital	Deficit	Interest	Equity

Balance as of December 31, 2021	21,235,914	$213	$450,916	$(23,574)	$11,780	$439,335

Conversion of Vested RSUs to Common Stock	88,182	1	125	—	(126)	—

Conversion of OP Units to Common Stock	79,721	—	1,586	—	(1,586)	—

Stock-Based Compensation	—	—	1,201	—	—	1,201

Dividends to Common Stock	—	—	—	(22,410)	—	(22,410)

Dividend Equivalents to Restricted Stock Units	—	—	—	(112)	—	(112)

Distributions to OP Unit Holders	—	—	—	—	(398)	(398)

Adjustment for Noncontrolling Interest Ownership in Operating Partnership	—	—	2,524	—	(2,524)	—

Net Income	—	—	—	15,285	262	15,547

Balance as of September 30, 2022	21,403,817	$214	$456,352	$(30,811)	$7,408	$433,163

The accompanying notes are an integral part of the consolidated financial statements

NEWLAKE CAPITAL PARTNERS, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

(Unaudited)

(In thousands, except share amounts)

	Series A Preferred	Common Stock		Additional Paid-in	Accumulated	Noncontrolling	Total
	Stock	Shares	Par	Capital	Deficit	Interest	Equity

Balance as of December 31, 2020	$61	7,758,145	$78	$151,778	$(17,154)	$6,266	$141,029

Net Proceeds from the Issuance of Common Stock	—	5,777,882	58	133,027	—	—	133,085

Issuance of Common Stock for Merger Transaction	—	7,699,887	77	162,776	—	—	162,853

Issuance of Warrants for Merger Transaction	—	—	—	4,820	—	—	4,820

Redemption of Series A Preferred Stock	(61)	—	—	—	(64)	—	(125)

Issuance of 88,200 OP Units for Property Acquisition	—	—	—	—	—	2,205	2,205

Stock-Based Compensation	—	—	—	1,820	—	—	1,820

Dividends to Preferred Stock	—	—	—	—	(4)	—	(4)

Dividends to Common Stock	—	—	—	—	(11,002)	—	(11,002)

Dividend Equivalents to Restricted Stock Units	—	—	—	—	—	(90)	(90)

Distributions to OP Unit Holders	—	—	—	—	—	(281)	(281)

Adjustment for Noncontrolling Interest Ownership in Operating Partnership	—	—	—	(3,399)	—	3,399	—

Net Income	—	—	—	—	6,897	236	7,133

Balance as of September 30, 2021	$—	21,235,914	$213	$450,822	$(21,327)	$11,735	$441,443

The accompanying notes are an integral part of the consolidated financial statements

NEWLAKE CAPITAL PARTNERS, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

(Unaudited)

(In thousands, except share amounts)

	Common Stock		Additional Paid-in	Accumulated	Noncontrolling	Total
	Shares	Par	Capital	Deficit	Interest	Equity

Balance as of June 30, 2022	21,318,637	$213	$456,083	$(29,395)	$7,422	$434,323

Conversion of Vested RSUs to Common Stock	85,180	1	(1)	—	—	—

Stock-Based Compensation	—	—	280	—	—	280

Dividends to Common Stock	—	—	—	(7,919)	—	(7,919)

Dividend Equivalents to Restricted Stock Units	—	—	—	(7)	—	(7)

Distributions to OP Unit Holders	—	—	—	—	(137)	(137)

Adjustment for Noncontrolling Interest Ownership in Operating Partnership	—	—	(10)	—	10	—

Net Income	—	—	—	6,510	113	6,623

Balance as of September 30, 2022	21,403,817	$214	$456,352	$(30,811)	$7,408	$433,163

	Series A Preferred	Common Stock		Additional Paid-in	Accumulated	Noncontrolling	Total
	Stock	Shares	Par	Capital	Deficit	Interest	Equity

Balance as of June 30, 2021	$—	17,329,964	$173	$359,514	$(19,455)	$8,877	$349,109

Net Proceeds from the Issuance of Common Stock	—	3,905,950	40	93,467	—	—	93,507

Stock-Based Compensation	—	—	—	816	—	—	816

Dividends to Common Stock	—	—	—	—	(4,628)	—	(4,628)

Dividend Equivalents to Restricted Stock Units	—	—	—	—	59	(90)	(31)

Distributions to OP Unit Holders	—	—	—	—	—	(109)	(109)

Adjustment for Noncontrolling Interest Ownership in Operating Partnership	—	—	—	(2,975)	—	2,975	—

Net Income	—	—	—	—	2,697	82	2,779

Balance as of September 30, 2021	$—	21,235,914	$213	$450,822	$(21,327)	$11,735	$441,443

NEWLAKE CAPITAL PARTNERS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	For the Nine Months Ended
	September 30, 2022	September 30, 2021
Cash Flows from Operating Activities:
Net Income	$15,547	$7,133
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Stock-Based Compensation	1,201	1,820
Loss on Sale of Real Estate	60	—
Depreciation and Amortization Expense	9,113	5,601
Amortization of debt issuance costs	72	—
Non-cash financing expense	20	—
Changes in Assets and Liabilities
Prepaid Expenses and Other Assets	(1,618)	232
Accounts Payable and Accrued Expenses	577	(1,814)
Security Deposits Payable	1,263	2,179
Interest Reserve	(2,144)	—
Rent Received in Advance	(567)	623
Net Cash Provided by Operating Activities	23,524	15,774

Cash Flows from Investing Activities:
Cash Acquired from Merger Transaction	—	64,355
Payment of Merger Related Transaction Costs	—	(2,144)
Reimbursements of Tenant Improvements	(43,518)	(8,449)
Investment in Loans Receivable	(5,000)	—
Acquisition of Real Estate	(35,419)	(44,650)
Disposition of Real Estate	761	—
Net Cash (Used in) Provided by Investing Activities	(83,176)	9,112

Cash Flows from Financing Activities:
Proceeds from Issuance of Common Stock, Net of Offering Costs	—	133,085
Preferred Stock Dividends Paid	—	(4)
Common Stock Dividends Paid	(21,074)	(9,298)
Restricted Stock Units Dividend Equivalents Paid	(147)	(84)
Distributions to OP Unit Holders	(401)	(266)
Redemption of Preferred Stock	—	(125)
Borrowings from revolving line of credit	1,000	—
Payment of Loan Payable	(1,800)	—
Net Cash (Used in) Provided by Financing Activities	(22,422)	123,308

Net Increase (Decrease) in Cash and Cash Equivalents	(82,074)	148,194

Cash and Cash Equivalents - Beginning of Period	127,097	19,617

Cash and Cash Equivalents - End of Period	$45,023	$167,811

Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Accrual for Dividends and Distributions Payable	$8,064	$268

Real Estate Assets, In-Place Leases, Other Assets and Liabilities Acquired through the Issuance of Common Stock and Warrants	$—	$103,319
Issuance of 88,200 OP Units for Property Acquisition	$—	$2,205
Operating lease liability for obtaining right of use asset	$277	$—
Conversion of Mortgage Loan Receivable to Real Estate	$30,000	$—

The accompanying notes are an integral part of the consolidated financial statements

NEWLAKE CAPITAL PARTNERS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2022

(Unaudited)

Note 1 - Organization

NewLake Capital Partners, Inc. (the “Company”), a Maryland corporation, was formed on April 9, 2019, under the Maryland General Corporation Law, as GreenAcreage Real Estate Corp. (“GARE”). The Company is an internally managed Real Estate Investment Trust (“REIT”) focused on providing long-term, single-tenant, triple-net sale-leaseback and build-to-suit transactions for the cannabis industry. The Company’s year-end is December 31. On March 17, 2021, GARE completed a merger (the “Merger”) with another company (the “Target”) that owned a portfolio of cultivation facilities and dispensaries utilized in the cannabis industry, and renamed itself “NewLake Capital Partners, Inc.” The Merger was completed through the issuance of 7,699,887 shares of common stock valued at $21.15 per share and warrants to purchase up to 602,392 shares of the Company’s common stock valued at approximately $4.8 million. The Company also incurred approximately $2.1 million in merger-related transaction costs. The consideration issued was based upon the relative value of the two entities, such that the shareholders of the Company and the Target, immediately prior to the Merger, owned 56.79% and 43.21%, respectively, of the outstanding post-merger common stock of the Company. The Company issued warrants to Target shareholders based on the pre-merger options outstanding, using the equivalent proportion described in the previous sentence. Upon completion of the Merger, the Company owned 24 properties across nine states. The Merger was treated as an asset acquisition, and the Company was treated as the accounting acquirer. In connection with the Merger, the Company also entered into various arrangements and agreements with certain of our significant stockholders, including director nomination rights.

The Company conducts its business through its subsidiary, NLCP Operating Partnership LP, a Delaware limited partnership (the “Operating Partnership” or “OP”). The Company holds an equity interest in the Operating Partnership and is the sole general partner. Subsequent to the Merger, the name of the Operating Partnership was changed from GreenAcreage Operating Partnership LP to NLCP Operating Partnership LP.

On August 13, 2021, the Company completed its initial public offering ("IPO") of 3,905,950 shares of common stock, with a par value $0.01 per share. The public offering price was $26.00 per share for gross proceeds of approximately $102.0 million, before deducting placement agent fees and offering expenses. Net proceeds were approximately $93.5 million. The Company's common stock trades on the OTCQX® Best Market operated by the OTC Markets Group, Inc., under the symbol “NLCP”.

Note 2 - Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements include the accounts of the Company, the Operating Partnership, as well as wholly owned subsidiaries of the Operating Partnership’s and variable interest entities ("VIEs") in which the Company is considered the primary beneficiary. The accompanying unaudited financial statements and related notes have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) for interim financial statements and with the instructions to Form 10-Q and Article 10 of Regulation S-X. They do not include all of the information and footnotes required by GAAP for complete financial statements. All significant intercompany balances and transactions have been eliminated in the consolidated financial statements. In managements opinion, all adjustments (which include only normal recurring adjustments) necessary to present fairly the Company’s financial position, results of operations and cash flows have been made. The results of operations for the three and nine months ended September 30, 2022 are not necessarily indicative of the operating results for the full year or any future period. These consolidated financial statements should be read in conjunction with the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and filed with the Securities and Exchange Commission (“SEC”) on March 18, 2022.

NEWLAKE CAPITAL PARTNERS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2022

(Unaudited)

Note 2 - Basis of Presentation and Summary of Significant Accounting Policies (continued)

Substantially all of the Company's asset are held by and all of its' operations are conducted through the Operating Partnership. The Company is the sole managing general partner of the Operating Partnership. Noncontrolling investors in the Operating Partnership are included in Noncontrolling Interest in the Company's consolidated financial statements. Refer to Note 7 for details. The Operating Partnership is a variable interest entity (“VIE”) because the holders of limited partnership interests do not have substantive kick-out rights or participating rights. Furthermore, the Company is the primary beneficiary of the Operating Partnership because it has the obligation to absorb losses and the right to receive benefits from the Operating Partnership and the exclusive power to direct the activities of the Operating Partnership. As of September 30, 2022 and December 31, 2021, the assets and liabilities of the Company and the Operating Partnership are substantially the same, as the Company does not have any significant assets other than its investment in the Operating Partnership.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Management will adjust such estimates when facts and circumstances dictate. Such estimates include, but are not limited to, useful lives for depreciation of property, the fair value of property and in-place lease intangibles acquired, and the fair value of stock-based compensation. Actual results could differ from those estimates.

Reclassification

Certain prior year balances have been reclassified to conform to our current year presentation.

Significant Accounting Policies

There have been no significant changes to our accounting polices included in Note 2 to the Consolidated Financial Statements of our Annual Report on Form 10-K for the year ended December 31, 2021.

Recent Accounting Pronouncements

In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses, which changes the impairment model for most financial assets and certain other instruments. For trade and other receivables, held-to-maturity debt securities, loans and other instruments, companies will be required to use a new forward-looking “expected loss” model that generally will result in the earlier recognition of allowances for losses. In November 2018, the FASB issued ASU 2018-19, Codification Improvements to Topic 326, Financial Instruments — Credit Losses, which among other updates, clarifies that receivables arising from operating leases are not within the scope of this guidance and should be evaluated in accordance with Topic 842. This standard will be effective for the Company as of January 1, 2023. The Company does not anticipate this standard will have a material impact on our consolidated financial statements due to the limited nature of financial assets held by the Company subject to ASU 2016-13.

NEWLAKE CAPITAL PARTNERS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2022

(Unaudited)

Note 3 - Real Estate

As of September 30, 2022, the Company owned 31 properties located in 12 states. The following table presents the Company's real estate portfolio as of September 30, 2022 (dollars in thousands):

Tenant	Market	Site Type	Land	Building and Improvements	Total Real Estate	Accumulated Depreciation	Net Real Estate
Acreage	Connecticut	Dispensary	$395	$534	$929	$(53)	$876
Acreage	Massachusetts	Cultivation	481	9,310	9,791	(816)	8,975
Acreage	Pennsylvania	Cultivation	952	9,209	10,161	(778)	9,383
Ayr Wellness, Inc.	Nevada	Cultivation	1,002	12,577	13,579	(109)	13,470
Ayr Wellness, Inc.	Pennsylvania	Cultivation	2,964	11,565	14,529	(116)	14,413
Bloom Medicinal	Missouri	Cultivation	598	11,167	11,765	(50)	11,715
Calypso Enterprises	Pennsylvania	Cultivation	1,486	28,514	30,000	(167)	29,833
Columbia Care	California	Dispensary	1,082	2,692	3,774	(133)	3,641
Columbia Care	Illinois	Dispensary	162	1,053	1,215	(50)	1,165
Columbia Care	Illinois	Cultivation	801	10,560	11,361	(508)	10,853
Columbia Care	Massachusetts	Dispensary	108	2,212	2,320	(118)	2,202
Columbia Care	Massachusetts	Cultivation	1,136	12,690	13,826	(809)	13,017
Cresco Labs	Illinois	Cultivation	276	50,456	50,732	(3,921)	46,811
Curaleaf	Connecticut	Dispensary	184	2,748	2,932	(141)	2,791
Curaleaf	Florida	Cultivation	388	75,595	75,983	(3,626)	72,357
Curaleaf	Illinois	Dispensary	69	525	594	(28)	566
Curaleaf	Illinois	Dispensary	65	959	1,024	(53)	971
Curaleaf	Illinois	Dispensary	606	1,128	1,734	(61)	1,673
Curaleaf	Illinois	Dispensary	281	3,072	3,353	(161)	3,192
Curaleaf	North Dakota	Dispensary	779	1,395	2,174	(80)	2,094
Curaleaf	Ohio	Dispensary	574	2,788	3,362	(170)	3,192
Curaleaf	Pennsylvania	Dispensary	877	1,041	1,918	(71)	1,847
Curaleaf	Pennsylvania	Dispensary	216	2,011	2,227	(105)	2,122
Greenlight	Arkansas	Dispensary	238	1,919	2,157	(101)	2,056
Mint	Arizona	Cultivation	2,400	9,032	11,432	—	11,432
Mint	Massachusetts	Cultivation	380	1,569	1,949	—	1,949
Organic Remedies	Missouri	Cultivation	204	20,615	20,819	(825)	19,994
PharmaCann	Massachusetts	Dispensary	411	1,701	2,112	(158)	1,954
PharmaCann	Pennsylvania	Dispensary	44	1,271	1,315	(61)	1,254
Revolutionary Clinics	Massachusetts	Cultivation	926	41,934	42,860	(1,559)	41,301
Trulieve	Pennsylvania	Cultivation	1,061	43,209	44,270	(1,929)	42,341

Total Real Estate			$21,146	$375,051	$396,197	$(16,757)	$379,440

NEWLAKE CAPITAL PARTNERS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2022

(Unaudited)

Note 3 – Real Estate (continued)

(1) GL Partners, Inc. (Greenlight) took over as tenant however Curaleaf remains the guarantor subject to certain conditions in the lease agreement.

Real Estate Acquisitions

During the nine months ended September 30, 2022, the Company invested approximately $65.4 million to acquire four cultivation facilities. The following table presents the real estate acquisitions for the nine months ended September 30, 2022 (in thousands):

Tenant	Market	Site Type	Closing Date	Real Estate Acquisitions
Bloom Medicinal	Missouri	Cultivation	April 1, 2022	$7,301	(1)
Ayr Wellness, Inc.	Pennsylvania	Cultivation	June 30, 2022	14,529
Ayr Wellness, Inc.	Nevada	Cultivation	June 30, 2022	13,579
Calypso Enterprises	Pennsylvania	Cultivation	August 5, 2022	30,000	(2)
Total				$65,409

(1)   Includes $5.0 million of TI funded at closing of the property.

(2)   The Company entered into a $30.0 million mortgage loan on October 29, 2021, which converted to a 20-year sale-leaseback on August 5, 2022.

Tenant Improvements Funded

During the nine months ended September 30, 2022, the Company funded approximately $43.5 million of tenant improvements. The following table presents the tenant improvements funded for the nine months ended September 30, 2022 (in thousands):

Tenant	Market	Site Type	Closing Date	TI Funded		Unfunded Commitments
Curaleaf	Florida	Cultivation	August 4, 2020	$20,983	(1)	$—
Mint	Massachusetts	Cultivation	April 1, 2021	349		—	(4)
Mint	Arizona	Cultivation	June 24, 2021	5,906	(2)	3,063
PharmaCann	Massachusetts	Dispensary	March 17, 2021	25		—
Trulieve	Pennsylvania	Cultivation	March 17, 2021	7,046	(3)	—
Organic Remedies	Missouri	Cultivation	December 20, 2021	4,745		282
Bloom Medicinal	Missouri	Cultivation	April 1, 2022	4,464		752	(5)
Ayr Wellness, Inc.	Pennsylvania	Cultivation	June 30, 2022	—		750
				$43,518		$4,847

(1)   On June 16, 2022, the Company funded the expansion of an existing property.

(2)   The tenant has been paying rent on the remaining commitment since July 2022 in accordance with the lease agreement.

(3)   The tenant had been paying rent on the TI since December 2021 in accordance with the lease agreement. As of May 2022, the TI had been fully funded.

(4)   Does not include approximately $2.7 million of commitments that the Company was released from its' commitment to fund subsequent to September 30, 2022.

(5)   The $0.8 million of unfunded commitments does not include a $16.5 million option but not obligation to acquire an adjacent property from an existing tenant.

Disposal of Real Estate

On March 21, 2022, the Company sold one of our PharmaCann Massachusetts properties for approximately $0.8 million. The Company recognized a loss on sale of the property of $60 thousand. The Company continues to collect the rent that would have been received from the PharmaCann Massachusetts property through increased lease payments from each of the remaining properties operated by PharmaCann in our portfolio.

NEWLAKE CAPITAL PARTNERS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2022

(Unaudited)

Note 3 – Real Estate (continued)

Construction in Progress

Construction in progress was $10.6 million and $13.1 million on September 30, 2022 and December 31, 2021, respectively, and is included in "Buildings and Improvements" in the accompanying consolidated balance sheet.

Depreciation and Amortization

Depreciation expense for the three months ended September 30, 2022 and 2021, was $3.1 million and $2.0 million, respectively and for the nine months ended September 30, 2022 and 2021 it was $7.6 million and $4.5 million, respectively.

Amortization of the Company’s acquired in-place lease intangible assets for the three months ended September 30, 2022 and 2021 was approximately $0.5 million and $0.5 million, respectively and was approximately $1.5 million and $1.1 million, respectively, for the nine months ended September 30, 2022 and 2021. The acquired in-place lease intangible assets have a weighted average remaining amortization period of 11.4 years.

Depreciation and Amortization

The following table presents the future amortization of the Company’s acquired in-place leases as of September 30, 2022 (in thousands):

Year	Expense
2022 (three months ending December 31, 2022)	$503
2023	2,013
2024	2,013
2025	2,013
2026	2,013
Thereafter	13,937
Total	$22,492

The following table presents the future contractual minimum rent under the Company’s operating leases as of September 30, 2022 (in thousands):

Year	Rent
2022 (three months ending December 31, 2022)	$12,014
2023	48,858
2024	50,153
2025	51,447
2026	52,774
Thereafter	610,900
Total	$826,146

Concentration of Credit Risk

The ability of any of our tenants to honor the terms of its lease are dependent upon the economic, regulatory, competitive, natural and social factors affecting the community in which that tenant operates.

NEWLAKE CAPITAL PARTNERS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2022

(Unaudited)

Note 3 – Real Estate (continued)

The following table presents the tenants in our portfolio that represented the largest percentage of our total rental income for each of the periods presented:

	For the Three Months Ended September 30,
	2022		2021
	Number of Leases	Percentage of Rental Income	Number of Leases	Percentage of Rental Income
Curaleaf	10	24%	11	29%
Cresco Labs	1	14%	1	19%
Revolutionary Clinics	1	11%	1	16%
Trulieve	1	11%	1	12%
Columbia Care	5	9%	5	13%
Acreage	3	6%	3	9%
Organic Remedies	1	5%	N/A	N/A
AYR	2	6%	N/A	N/A
Calypso	1	5%	N/A	N/A

	For the Nine Months Ended September 30,
	2022		2021
	Number of Leases	Percentage of Rental Income	Number of Leases	Percentage of Rental Income
Curaleaf	10	24%	11	34%
Cresco Labs	1	16%	1	24%
Revolutionary Clinics	1	13%	1	7%
Trulieve	1	13%	1	10%
Columbia Care	5	10%	5	11%
Acreage	3	7%	3	11%
Organic Remedies	1	6%	N/A	N/A

Impairment

The Company reviewed tenant activities and changes in the business condition of all of its properties and did not identify the existence of any triggering events or impairment indicators. Accordingly, as of September 30, 2022 and December 31, 2021 no impairment losses were recognized.

Note 4 – Loans Receivable

Mortgage Loan

The Company funded a $30 million nine-month mortgage loan to Hero Diversified Associates, Inc. (“HDAI”) on October 29, 2021. The Company determined that HDAI met the definition of a VIE because the equity investors did not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The Company consolidates a VIE in accordance with Accounting Standards Codification (“ASC”) 810, Consolidation, when it is the primary beneficiary of such VIE. Based on a number of factors, including that the Company does not have the power to direct the VIE’s activities that most significantly impact the VIE’s economic performance, the Company determined that it did not have a controlling financial interest and was not the primary beneficiary. The Company is required to reconsider its evaluation of whether to consolidate a VIE each reporting period, based upon changes in the facts and circumstances pertaining to the VIE.

NEWLAKE CAPITAL PARTNERS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2022

(Unaudited)

Note 4 – Loans Receivable (continued)

On August 5, 2022 the mortgage loan converted to a 20 year sale-leaseback and the Company recorded land, building and improvements which is included in "Total Real Estate" on the Consolidated Balance Sheets as of September 30, 2022.

Loan Receivable

The Company funded a $5.0 million unsecured loan to Bloom Medicinals on June 10, 2022. The loan initially will bear interest at a rate of 10.25% and is structured to increase by 0.225% on each anniversary of the disbursement date. The loan can be prepaid at any time without penalty and matures on June 30, 2026. The loan is cross defaulted with their lease agreement with the Company. As of September 30, 2022, the aggregate principal amount outstanding on the unsecured loan receivable was $5.0 million.

Note 5 – Financings

Seller Financing

In connection with the purchase and leaseback of a cultivation facility in Chaffee, Missouri on December 20, 2021, the Company entered into a $3.8 million loan payable to the seller, which is an independent third party from the tenant. The loan bears interest at a rate of 4.0% per annum. Principal on the loan is payable in annual installments of which $1.8 million was paid in January 2022. The remaining principal is payable in annual installments of $1.0 million in each of January 2023 and 2024. The loan's outstanding balance as of September 30, 2022 was $2.0 million and the remaining unamortized discount was $20.3 thousand.

Revolving Credit Facility

On May 6, 2022, the Company's Operating Partnership entered into a loan and security agreement (the “Loan and Security Agreement”) with a commercial federally regulated bank, as a lender and as agent for lenders that become party thereto from time to time (the “Agent”). The Loan and Security Agreement matures on May 6, 2027. The Loan and Security Agreement provides, subject to the Accordion Feature described below, $30.0 million in aggregate commitments for secured revolving loans (“Revolving Credit Facility”), the availability of which is based on a borrowing base consisting of fee simple owned real properties that satisfy eligibility criteria specified in the Loan and Security Agreement and the lease income thereunder which are owned by certain subsidiaries of the Operating Partnership. On July 29, 2022, the Operating Partnership, entered into an amendment to the Revolving Credit Facility, amending the Loan and Security Agreement, to increase the aggregate commitment under the Revolving Credit Facility from $30.0 million to $90.0 million and added two additional lenders.The Loan and Security Agreement also allows the Company, subject to certain conditions, to request additional revolving incremental loan commitments such that the Revolving Credit Facility may be increased to a total aggregate principal amount of up to $100.0 million. Borrowings under the Revolving Credit Facility may be voluntarily prepaid and re-borrowed, subject to certain fees. The Revolving Credit Facility bears a fixed rate of 5.65% for the first three years and thereafter a variable rate based upon the greater of (a) the Prime Rate quoted in the Wall Street Journal (Western Edition) (“Base Rate”) plus an applicable margin of 1% or (b) 4.75%. The facility is subject to certain liquidity and operating covenants and includes customary representations and warranties, affirmative and negative covenants and events of default. As of September 30, 2022, the Company is compliant with the covenants of the agreement.

NEWLAKE CAPITAL PARTNERS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2022

(Unaudited)

Note 5 – Financings (continued)

The outstanding borrowings under the Revolving Credit Facility was $1.0 million as September 30, 2022.

Note 6 - Related Party Transactions

Merger Agreement

In connection with the Merger, the Company entered into an investor rights agreement (the “Investor Rights Agreement”). The Investor Rights Agreement provides the stockholders party thereto with certain rights with respect to the nomination of members to our board of directors. Prior to the completion of our IPO, pursuant to the Investor Rights Agreement, HG Vora Capital Management, LLC (“HG Vora”) had the right to nominate four directors to our board of directors. Following the completion of our IPO, for so long as HG Vora owns (i) at least 9% of our issued and outstanding common stock for 60 consecutive days, HG Vora may nominate two of the members of our board of directors, and (ii) at least 5% of our issued and outstanding common stock for 60 consecutive days, HG Vora may nominate one member of our board of directors. If HG Vora owns less than 5% of our issued and outstanding common stock for 60 consecutive days, then HG Vora may not nominate any members of our board of directors pursuant to the Investor Rights Agreement.

Prior to the completion of our IPO, NLCP Holdings, LLC had the right to designate three directors to our board of directors. Subsequent to our IPO, NLCP Holdings, LLC no longer has these rights.

Prior to the completion of our IPO, West Investment Holdings, LLC, West CRT Heavy, LLC, Gary and Mary West Foundation, Gary and Mary West Health Endowment, Inc., Gary and Mary West 2012 Gift Trust and WFI Co-Investments acting unanimously, collectively referred to as the “West Stockholders,” did not have a director nomination right. Following the completion of our IPO, the West Stockholders may nominate one member of our board of directors for so long as the West Stockholders own in the aggregate at least 5% of the issued and outstanding shares of our common stock. If the West Stockholders own in the aggregate less than 5% of our issued and outstanding common stock for 60 consecutive days, then the West Stockholders may not nominate any members of our board of directors pursuant to the Investor Rights Agreement.

Prior to the completion of our IPO, NL Ventures, LLC (“Pangea”) did not have a director nomination right. Following the completion of our IPO, Pangea may nominate one member of our board of directors for so long as Pangea owns at least 4% of our issued and outstanding common stock for 60 consecutive days. If Pangea owns less than 4% of our issued and outstanding common stock for 60 consecutive days, then Pangea may not nominate any members of our board of directors pursuant to the Investor Rights Agreement. The Company made payments to Pangea for reimbursed expenses and services of $0 and $71,472 during the nine months ended September 30, 2022 and 2021, respectively.

Separation and Retirement of Executive Officers

In connection with the separation agreements of the former chief financial officer in June 2022 and the former chief executive officer, in July 2022, the Company incurred one-time severance costs of approximately $1.7 million. Such agreements were contemplated as part of the succession plan at the time of the merger in March 2021.

Note 7 - Noncontrolling Interests

Noncontrolling interests represent limited partnership interest in the Operating Partnership not held by the Company. Noncontrolling interests in the Operating Partnership are shown in the Consolidated Statements of Changes in Equity.

NEWLAKE CAPITAL PARTNERS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2022

(Unaudited)

Note 7 - Noncontrolling Interests (continued)

The following table presents the activity for the Company’s noncontrolling interests issued by the Operating Partnership for the nine months ended September 30,:

	2022		2021
	OP Units	Noncontrolling Interests %	OP Units	Noncontrolling Interests %
Balance at January 1,	453,303	2.1%	365,103	4.5%
OP Units Issued	—		88,200
OP Units Converted	(79,721)		—
Balance at September 30,	373,582	1.7%	453,303	2.1%

Note 8 - Stock Based Compensation

Our board of directors adopted our 2021 Equity Incentive Plan (the “Plan”), to provide employees of the Company and its subsidiaries, certain consultants and advisors who perform services for the Company or its subsidiaries, and non-employee members of the board of directors of the Company with the opportunity to receive grants of incentive stock options, nonqualified stock options, stock appreciation rights, stock awards, stock units, other stock-based awards, and cash awards to enable us to motivate, attract and retain the services of directors, officers and employees considered essential to the long term success of the Company. Under the terms of the Plan, the aggregate number of shares of awards will be no more than 2,275,727 shares. If and to the extent shares of awards granted under the Plan, expire or are canceled, forfeited, exchanged or surrendered without having been exercised, or if any stock awards, stock units or other stock-based awards are forfeited, terminated or otherwise not paid in full, the shares subject to such grants shall again be available for issuance or transfer under the Plan. The Plan has a term of ten years until August 12, 2031. As of September 30, 2022, there were approximately 2,148,441 shares available for issuance under the Plan.

Restricted Stock Units

During the nine months ended September 30, 2022, the Company granted 19,362 RSUs to certain directors of the Company. Total outstanding RSUs as of September 30, 2022 are 54,175. Of the 54,175 outstanding RSUs, 9,041 RSUs were not issued pursuant to a formal plan, were granted prior to the IPO, and became fully vested upon the IPO. 45,134 RSUs were granted pursuant to the Plan subsequent to the IPO. During the nine months ended September 30, 2022, 20,173 RSUs vested and 8,566 RSUs were forfeited. RSUs are subject to restrictions on transfer and may be subject to a risk of forfeiture if the award recipient ceases to be an employee or director of the Company prior to vesting of the award. Each RSU represents the right to receive one share of common stock upon vesting. Each RSU is also entitled to receive a dividend equivalent payment equal to the dividend paid on one share of common stock upon vesting. Unearned dividend equivalents on unvested RSUs as of September 30, 2022 and 2021 were $35,850 and $0, respectively.

The amortization of compensation costs for the awards of RSUs are included in "Stock-Based Compensation" in the accompanying consolidated statements of operations and amounted to approximately $0.8 million and $1.8 million for the nine months ended September 30, 2022 and 2021, respectively. Included in the $0.8 million of stock-based compensation for the nine months ended September 30, 2022, is approximately $0.2 million of accelerated expense related to the retirement and separation of certain officers. Amortization of compensation costs for the awards of RSUs amounted to $0.1 million and $0 million for the three months ended September 30, 2022 and 2021, respectively. The remaining unrecognized compensation cost of approximately $0.6 million for RSU awards is expected to be recognized over a weighted average amortization period of 0.8 years as of September 30, 2022.

NEWLAKE CAPITAL PARTNERS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2022

(Unaudited)

Note 8 - Stock Based Compensation (continued)

The following table sets forth our unvested restricted stock activity for the nine months ended September 30,:

	2022		2021
	Number of Unvested Shares of RSUs	Weighted Average Grant Date Fair Value Per Share	Number of Unvested Shares of RSUs	Weighted Average Grant Date Fair Value Per Share
Balance at January 1,	45,018	$27.49	47,403	$20.99
Granted	19,362	$20.54	39,849	$21.15
Forfeited	(8,566)	$27.49	—	—
Vested	(20,173)	$27.49	(87,252)	$21.06
Balance at September 30,	35,641	$23.71	—	$—

Performance Stock Units

During the nine months ended September 30, 2022, the Company did not grant any Performance Stock Units (“PSUs”) to officers or employees of the Company. Total outstanding PSUs as of September 30, 2022 and 2021 are 66,841 and 0, respectively. During the nine months ended September 30, 2022, 10,901 PSUs were forfeited. PSUs vest subject to the achievement of relative total shareholder return as measured against a peer group of companies and absolute compounded annual growth in stock price during each performance period. The actual number of shares of common stock issued will range from 0 to 133,682 depending upon performance. The performance periods are August 13, 2021 through December 31, 2023 and January 1, 2022 through December 31, 2024, and 18,858 and 47,983 PSUs are scheduled to vest at the end of each performance period, respectively. PSUs are recorded at fair value which involved using a Monte Carlo simulation for the future stock prices of the Company and its corresponding peer group. A fair value of $24.15 and $24.00 were used for PSUs with performance periods ending December 31, 2023 and 2024, respectively.

Performance Stock Units (continued)

PSUs are subject to restrictions on transfer and may be subject to a risk of forfeiture if the award recipient ceases to be an employee of the Company prior to vesting of the award. Each PSU is entitled to receive a dividend equivalent payment equal to the dividend paid on the number of shares of common stock issued per PSU vesting. Unearned dividend equivalents on unvested PSUs as of September 30, 2022 and 2021 were $90,904 and $0, respectively. The amortization of compensation costs for the awards of PSUs are included in "Stock-Based Compensation" in the accompanying Consolidated Statements of Operations and amounted to $0.4 million and $0 for the nine months ended September 30, 2022 and 2021, respectively. Amortization of compensation costs for the awards of PSUs amounted to $0.2 million and $0 for the three months ended September 30, 2022 and 2021, respectively. The remaining unrecognized compensation cost of approximately $1.1 million for PSU awards is expected to be recognized over a weighted average amortization period of 1.0 years as of September 30, 2022.

NEWLAKE CAPITAL PARTNERS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2022

(Unaudited)

Note 8 - Stock Based Compensation (continued)

The following table sets forth our unvested performance stock activity for the nine months ended September 30,:

	2022
	Number of Unvested Shares of PSUs	Weighted Average Grant Date Fair Value Per Share
Balance at January 1,	77,742	$24.04
Forfeit	(10,901)	$24.03
Balance at September 30,	66,841	$24.04

Stock Options

Prior to the completion of the IPO, the Company issued 791,790 nonqualified stock options (the “Options”) to purchase shares of the Company’s common stock, subject to the terms and conditions of the applicable Option Grant Agreements, with an exercise price per share of common stock equal to $24.00 and in such amounts as set forth in the Option Grant Agreements. The Options vested on August 31, 2020. The Options are exercisable upon the earliest of (i) the second anniversary of the Grant Date; (ii) termination of the grantee’s employment or service by the Company other than for cause, or by the grantee for “good reason”, the grantee’s death or disability or (iii) a change in control, as defined. As of September 30, 2022, 615,838 of the 791,790 Option Grants issued to the Company’s former employees and a director are exercisable. The options expire on July 15, 2027.

The following table summarizes stock option activity for the nine months September 30,:

	2022		2021
	Number of Shares	Weighted Average Exercise Price	Number of Shares	Weighted Average Exercise Price
Non-Exercisable at January 1,	175,952	$24.00	263,928	$24.00
Granted	—	—	—	—
Exercisable	—	—	(87,976)	—
Non-Exercisable at September 30,	175,952	$24.00	175,952	$24.00

Note 9 - Warrants

On March 17, 2021, in connection with the Merger, the Company entered into a warrant agreement which granted the right to purchase 602,392 shares of common stock of the Company at a purchase price of $24.00 per share. Warrants are immediately exercisable and expire on July 15, 2027.

NEWLAKE CAPITAL PARTNERS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2022

(Unaudited)

Note 9 - Warrants (continued)

The following table summarizes warrant activity for the nine months ended September 30,:

	2022		2021
	Number of Warrants	Weighted Average Exercise Price	Number of Warrants(1)	Weighted Average Exercise Price
Exercisable at January 1,	602,392	$24.00	—	$24.00
Granted	—	—	602,392	—
Exercised	—	—	—	—
Exercisable at September 30,	602,392	$24.00	602,392	$24.00

(1)  Warrants granted on March 17, 2021.

NEWLAKE CAPITAL PARTNERS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2022

(Unaudited)

Note 10 - Earnings Per Share

The following table presents the computation of basic and diluted earnings per share (in thousands, except share data) :

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
Numerator:
Net Income Attributable to Common Stockholders and Participating securities	$6,510	$2,697	$15,285	$6,893
Add: Preferred Stock Dividends	—	—	—	4
Add: Net Income Attributable to Noncontrolling Interest	113	82	262	236
Dilutive Net Income Attributable to Common Stockholders & Participating Securities	$6,623	$2,779	$15,547	$7,133

Denominator:
Weighted Average Shares of Common Stock & Participating Securities Outstanding - Basic	21,428,905	19,410,307	21,417,149	15,588,544
Dilutive Effect of OP Units	373,582	—	398,614	—
Dilutive Effect of Options and Warrants	—	145,560	—	48,520
Weighted Average Shares of Common Stock & Participating Securities Outstanding - Diluted	21,802,487	19,555,867	21,815,763	15,637,064

Earnings Per Share - Basic
Net Income Attributable to Common Stockholders & Participating Securities	$0.30	$0.14	$0.71	$0.44
Earnings Per Share - Diluted
Net Income Attributable to Common Stockholders & Participating Securities	$0.30	$0.14	$0.71	$0.44

During the three and nine months ended September 30, 2022, the effect of including OP Units were included in our calculation of weighted average shares of common stock outstanding – diluted. The effect of unvested RSUs, outstanding stock options and outstanding warrants were excluded in our calculation of weighted average shares of common stock outstanding – diluted as their inclusion would have been anti-dilutive. During the three and nine months ended September 30, 2021, the effect of including outstanding stock options and outstanding warrants were included in our calculation of weighted average shares of common stock outstanding – diluted. The effect of unvested RSUs and OP Units were excluded in our calculation of weighted average shares of common stock outstanding – diluted as their inclusion would have been anti-dilutive.

NEWLAKE CAPITAL PARTNERS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2022

(Unaudited)

Note 11 - Stockholders' Equity

Preferred Stock

On April 6, 2021, the Company redeemed the 125 shares of Series A Preferred Stock outstanding. The shares were redeemed at a redemption price of $1,000 per share, plus accrued and unpaid dividends and an early redemption fee for a total payment of $137,416, in cash. As of September 30, 2022 there were no shares of Series A preferred stock outstanding.

On September 15, 2022, the Board of Directors approved all 125 authorized but unissued shares of the Company's 12.5% Series A Redeemable Cumulative Preferred Stock to be reclassified into shares of preferred stock of the Company, $0.01 par value per share without designation as to class or series.

Common Stock

As of September 30, 2022, the Company had 21,403,817 shares of common stock outstanding.

Activity for the three and nine months ended September 30, 2022:

During the three and nine months ended September 30, 2022, 0 and 79,721 OP Units were converted into shares of our common stock, respectively. Additionally, during the three and nine months ended September 30, 2022, 85,180 and 88,182 RSUs were converted into shares of our common stock, respectively.

Activity for the three and nine months ended September 30, 2021:

During January and February 2021, the Company issued 1,871,932 shares of common stock for $21.15 per share, resulting in net proceeds of approximately $39.6 million, after deducting offering expenses.

During March 2021, in connection with the Merger, the Company issued 7,699,887 shares of common stock and warrants to purchase up to 602,392 shares of the Company’s common stock.

On August 13, 2021, the Company closed on its initial public offering ("IPO") of 3,905,950 shares of common stock at a public offering price of $26.00 per share, resulting in net proceeds of approximately $93.5 million, after deducting offering expenses.

Dividends

The following tables present the cash dividends, dividend equivalents on vested RSUs and, in our capacity as general partner of the Operating Partnership, authorized distributions on our OP Units declared by the Company during the nine months ended September 30, 2022 and 2021:

Declaration Date	Share/Unit	Period Covered	Distributions Paid Date	Amount
March 15, 2022	$0.33	January 1, 2022 to March 31, 2022	April 14, 2022	$7,200,400
June 15, 2022	0.35	April 1, 2022 to June 30, 2022	July 15, 2022	7,640,568
September 15, 2022	0.37	July 1, 2022 to September 30, 2022	October 14, 2022	8,064,495
Total	$1.05			$22,905,463

NEWLAKE CAPITAL PARTNERS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2022

(Unaudited)

Note 11 - Stockholders' Equity (continued)

Dividends (continued)

Declaration Date	Share/Unit	Period Covered	Distributions Paid Date	Amount
February 27, 2021	$0.15	January 1, 2021 to March 16, 2021	March 22, 2021	$1,518,070
March 15, 2021	0.08	January 1, 2021 to March 16, 2021	March 29, 2021	809,665
June 16, 2021	0.24	March 17, 2021 to June 30, 2021	July 15, 2021	4,276,968
August 11, 2021	0.12	July 1, 2021 to August 12, 2021	August 12, 2021	2,149,253
September 15, 2021	0.12	August 13, 2021 to September 30, 2021	October 15, 2021	2,617,967
Total	$0.71			$11,371,923

The Company had accrued unearned dividend equivalents on unvested RSUs and unvested PSUs of $35,850 and $90,904 as of September 30, 2022. There were no accrued unearned dividend equivalents on unvested RSUs or unvested PSUs as of September 30, 2021.

Note 12 – Fair Value Measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants on the measurement date. Accounting guidance also establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standards describe three levels of inputs that may be used to measure fair value:

Level 1 – Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 – Includes other inputs that are directly or indirectly observable in the marketplace.

Level 3 – Unobservable inputs that are supported by little or no market activities, therefore requiring an entity to develop its own assumptions.

The carrying amounts of financial instruments such as cash and cash equivalents, accrued expenses and other liabilities approximate their fair values due to generally short-term nature and the market rates of interest of these instruments. The carrying amounts of the Company's loans receivable, loan payable and Revolving Credit Facility approximate their fair values due to the market interest rates of these instruments.

Note 13 - Commitments and Contingencies

As of September 30, 2022, the Company had aggregate unfunded commitments to invest $4.8 million to develop and improve our existing cultivation facilities in Arizona, Missouri, and Pennsylvania. This does not include the $2.7 million for a Massachusetts cultivation facility of which the Company was released of its obligation to fund subsequent to September 30, 2022. This also does not include the option to acquire an adjacent parcel of land and fund the construction of a cultivation facility of an existing tenant (subject to normal and customary closing conditions and regulatory approvals) for a cost of up to $16.5 million; however, there is no obligation of the Company at this time as there is no guarantee the transaction will close.

As of September 30, 2022, the Company is the lessee under one office lease for a term of four years, subject to annual escalations. The annual rent payments range from approximately $72 thousand in year one to $85 thousand in year four.

NEWLAKE CAPITAL PARTNERS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2022

(Unaudited)

Note 13 - Commitments and Contingencies (continued)

The Company owns a portfolio of properties that it leases to entities which cultivate, harvest, process and distribute cannabis. Cannabis is an illegal substance under the Controlled Substances Act. Although the operations of the Company’s tenants are legalized in the states and local jurisdictions in which they operate, the Company and its tenants are subject to certain risks and uncertainties associated with conducting operations subject to conflicting federal, state and local laws in an industry with a complex regulatory environment which is continuously evolving. These risks and uncertainties include the risk that the strict enforcement of federal laws regarding cannabis would likely result in the Company’s inability, and the inability of its tenants, to execute their respective business plans.

Note 14 - Subsequent Events

Stock Repurchase Program

On November 7, 2022, the Board of Directors of the Company authorized a stock repurchase program of its common stock up to $10 million through December 31, 2023. Purchases made pursuant to the stock repurchase program will be made in the open market, in privately negotiated transactions, or pursuant to any trading plan that may be adopted in accordance with Rule 10b-18 of the Securities and Exchange Act of 1934, as amended. The authorization of the stock repurchase program does not obligate the Company to acquire any particular amount of common stock. The timing, manner, price and amount of any repurchases will be determined by the Company in its discretion and will be subject to economic and market conditions, stock price, applicable legal requirements and other factors. The stock repurchase program may be suspended or discontinued by us at any time and without prior notice. The Company has not, as of the date hereof, repurchased any shares of common stock under the the stock repurchase program.

Acquisitions

On November 3, 2022, the Company purchased a $1.6 million dispensary in Ohio. The Company entered into a long-term, triple-net lease with an existing tenant, PharmaCann Inc., who is guaranteeing the lease.

ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

SPECIAL NOTE REGARDING FORWARD LOOKING INFORMATION

NewLake Capital Partners, Inc. ("the Company," "we," "our," "us,") makes statements in this Quarterly Report on Form 10-Q (“Form 10-Q”) that are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In particular, statements pertaining to our capital resources, property performance, leasing rental rates, future dividends and results of operations contain forward-looking statements. Likewise, all of our statements regarding anticipated growth in our funds from operations and anticipated market conditions, demographics and results of operations are forward-looking statements. You can identify forward-looking statements by the use of forward-looking terminology such as “believe,” “continue,” “could,” “expect,” “may,” “will,” “should,” “would,” “seek,” “approximately,” “intend,” “plan,” “pro forma,” “estimates,” “forecast,” “project,” or “anticipate” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•

actions and initiatives of the U.S. or state governments and changes to government policies and the execution and impact of these actions, initiatives and policies, including the fact that cannabis remains illegal under federal law;

•	reduced liquidity of our common stock resulting from limited availability of clearing firms that will settle our securities offerings;

•	the impact of the COVID-19 pandemic, or future pandemics, on us, our business, our tenants, or the economy generally;

•	general economic conditions;

•	adverse economic or real estate developments, either nationally or in the markets in which our properties are located;

•	other factors affecting the real estate industry generally;

•	the competitive environment in which we operate;

•	the estimated growth in and evolving market dynamics of the regulated cannabis market;

•	the expected medical-use or adult-use cannabis legalization in certain states;

•	shifts in public opinion regarding regulated cannabis;

•	the additional risks that may be associated with certain of our tenants cultivating adult-use cannabis in our cultivation facilities;

•	the risks associated with the development of cultivation centers and dispensaries;

•	our ability to successfully identify opportunities in target markets;

•	the lack of tenant security deposits will impact our ability to recover rents should our tenants default under their respective lease agreement;

•	our status as an emerging growth company and a smaller reporting company;

•	our lack of operating history;

•	our tenants’ lack of operating history;

•	the concentration of our tenants in certain geographical areas;

•	our failure to generate sufficient cash flows to service any outstanding indebtedness;

•	defaults on, early terminations of or non-renewal of leases by tenants, including significant tenants;

•	our failure to acquire the properties in our identified pipeline successfully, on the anticipated timeline or at the anticipated costs;

•	our failure to properly assess employment growth or other trends in target markets and other markets in which we seek to invest;

•	lack or insufficient amounts of insurance;

•	bankruptcy or insolvency of a significant tenant or a substantial number of smaller tenants;

•	our access to certain financial resources, including banks and other financial institutions;

•	our failure to successfully operate acquired properties;

•	our ability to operate successfully as a public company;

•	our dependence on key personnel and ability to identify, hire and retain qualified personnel in the future;

•	conflicts of interests with our officers and/or directors stemming from their fiduciary duties to other entities, including our operating partnership;

•	our failure to obtain necessary outside financing on favorable terms or at all;

•	fluctuations in interest rates and increased operating costs;

•	the impact of inflation and the change in interest;

•	financial market fluctuations;

•	general volatility of the market price of our common stock;

•	changes in GAAP;

•	environmental uncertainties and risks related to adverse weather conditions and natural disasters;

•	our failure to maintain our qualification as a REIT for federal income tax purposes; and

•	changes in governmental regulations or interpretations thereof, such as real estate and zoning laws and increases in real property tax rates and taxation of REITs.

While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes after the date of this report, except as required by applicable law. You should not place undue reliance on any forward-looking statements that are based on information currently available to us or the third parties making the forward-looking statements.

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our unaudited consolidated financial statements and related notes appearing elsewhere in this Quarterly Report on Form 10-Q and our audited consolidated financial statements and the related notes and the discussion under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations" for the fiscal year ended December 31, 2021 included in our most recent Annual Report on Form 10-K.

This discussion, particularly information with respect to our future results of operations or financial condition, business strategy and plans, and objectives of management for future operations, includes forward-looking statements that involve risks and uncertainties as described under the heading "Special Note Regarding Forward-Looking Information" in this Quarterly Report on Form 10-Q. You should review the disclosure under the heading "Risk Factors" in our most recent annual report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q for a discussion of important factors that could cause our actual results to differ materially from those anticipated in these forward-looking statements.

Overview

NewLake Capital Partners, Inc., ("the “Company,” "we," "our," "us,") is an internally managed REIT and a leading provider of real estate capital to state-licensed cannabis operators primarily through sale-leaseback transactions, third-party purchases and funding for build-to-suit projects. Our properties are leased to single tenants on a long-term, triple-net basis, which obligates the tenant to be responsible for the ongoing expenses of a property, in addition to its rent obligations.

We were incorporated in Maryland on April 9, 2019. We conduct our business through a traditional umbrella partnership REIT structure, in which properties are owned by an operating partnership, directly or through subsidiaries. We are the sole general partner of our operating partnership and currently own approximately 98% of the OP Units. We have elected to be taxed as a REIT for U.S. federal income tax purposes beginning with our short taxable year ended December 31, 2019 and intend to operate our business so as to continue to qualify as a REIT.

On March 17, 2021, we consummated a merger pursuant to which we combined our company with a separate company, or the Target, that owned a portfolio of cultivation facilities and dispensaries utilized in the cannabis industry, and renamed ourselves “NewLake Capital Partners, Inc.” The Merger was completed through the issuance of 7,699,887 shares of common stock valued at $21.15 per share and warrants to purchase up to 602,392 shares of the Company’s common stock valued at approximately $4.8 million. The Company also incurred approximately $2.1 million in merger-related transaction costs. The consideration issued was based upon the relative value of the two entities, such that the shareholders of the Company and the Target, immediately prior to the Merger, owned 56.79% and 43.21%, respectively, of the outstanding post-merger common stock of the Company. The Company issued warrants to Target shareholders based on the pre-merger options outstanding, using the equivalent proportion described in the previous sentence. Upon completion of the Merger, we owned 24 properties across nine states, and became one of the largest REITs in the cannabis industry. The Merger has been treated as an asset acquisition, and we were the accounting acquirer. In connection with the Merger, we also entered into various arrangements and agreements with certain of our significant stockholders, including director nomination rights.

On August 13, 2021, we completed our IPO of 3,905,950 shares of our common stock, par value $0.01 per share at a public offering price of $26.00 per share for gross proceeds of approximately $102.0 million, before deducting placement agent fees and offering expenses. Net proceeds were approximately $93.5 million. Our common stock trades on the OTCQX® Best Market operated by the OTC Markets Group, Inc., under the symbol “NLCP”.

As of September 30, 2022, we owned a geographically diversified portfolio consisting of 31 properties across 12 states with 13 tenants, comprised of 16 dispensaries and 15 cultivation facilities.

Emerging Growth Company

We have elected to be an emerging growth company, as defined in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. As an emerging growth company, among other things:

•	We are exempt from the requirement to obtain an attestation and report from our auditors on the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act;

•	We are permitted to provide less extensive disclosure about our executive compensation arrangements; and

•	We are not required to give our stockholders non-binding advisory votes on executive compensation or golden parachute arrangements.

We have elected to use an extended transition period for complying with new or revised accounting standards.

We may take advantage of the other provisions for up to five years or such earlier time that we are no longer an emerging growth company. We will cease to be an emerging growth company upon the earliest to occur of: (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the exchange, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Factors Impacting Our Operating Results

Our results of operations are affected by a number of factors and depend on the rental revenue we receive from the properties that we own, the timing of lease expirations, general market conditions, the regulatory environment in the cannabis industry, and the competitive environment for real estate assets that support the cannabis industry.

Rental Revenues

We receive income from rental revenue generated by the properties that we own and expect to receive income from rental revenue generated by properties we expect to acquire in the future. The amount of rental revenue depends upon a number of factors, including:

•	Our ability to enter into new leases at market value rents inclusive of annual rent increases; and

•	Rent collection, which primarily relates to each of our current and future tenant’s or guarantor’s financial condition and ability to make rent payments to us on time.

The properties that we own consist of real estate assets that support the cannabis industry. Changes in current favorable state or local laws in the cannabis industry may impair our ability to renew or re-lease properties and the ability of our tenants to fulfill their lease obligations could materially and adversely affect our ability to maintain or increase rental rates for our properties.

Conditions in Our Markets

Positive or negative changes in regulatory, economic or other conditions and natural disasters in the markets where we acquire properties may affect our overall financial performance.

Inflation and Supply Chain Constraints

Recently, inflation has trended significantly higher than in prior periods, which may be negatively impacting some of our tenants. This inflation has impacted costs for labor and production inputs for regulated cannabis operators, in addition to increasing costs of construction for development and redevelopment projections. Ongoing labor shortages and global supply chain issues, driven in part by the COVID-19 pandemic, geopolitical issues and the war in Ukraine, also continue to adversely impact costs and timing for completion of these development and redevelopment projects, which are resulting in cost overruns and delays in commencing operations on certain of our tenants' projects.

Reduced Capital Availability for Tenants and the Company

Recently, financial markets have been volatile, reflecting heightened geopolitical risks and material tightening of financial conditions since the U.S. Federal Reserve began increasing interest rates in spring of 2022 and continued uncertainty regarding monetary policy.

Competitive Environment

We face competition from a diverse mix of market participants, including but not limited to, other companies with similar business models, independent investors, hedge funds and other real estate investors, mortgage REITs, hard money lenders, as well as would-be tenants and cannabis operators themselves, all of whom may compete with us in our efforts to acquire real estate zoned for cannabis cultivation, production or dispensary operations. Competition from others may diminish our opportunities to acquire a desired property on favorable terms or at all. In addition, this competition may put pressure on us to reduce the rental rates below those that we expect to charge for the properties that we own and expect to acquire, which would adversely affect our financial results.

Financial Performance and Condition of Our Tenants/Borrower

As of September 30, 2022, all of our rental revenues were derived from 13 tenants. All of our leases include a parent or other affiliate guarantee by what we consider a well-capitalized guarantor. Our revenues are therefore, dependent on our tenants (and related guarantors) ability to meet their respective obligations to us. Our tenants operate in the regulated cannabis industry, which is an evolving and highly regulated space. Further, because the regulated cannabis industry is a relatively new space, some of our existing tenants have limited operating histories and may be more susceptible to payment and other lease defaults. Thus, our operating results will be significantly impacted by the ability of our tenants to achieve and sustain positive financial results.

Triple-net Leases; Operating Expenses

Our triple-net leases obligate the tenant for all the ongoing expenses of a property, including real estate taxes, insurance, maintenance and utilities, in addition to its rent obligations. Our leases also typically include annual rent escalations (typically within the range of 2-3%) as a set percentage or based on an inflation index, which generally provides us with contractual revenue growth and inflation-protected returns. Our operating expenses include general and administrative expenses, including personnel costs, legal, accounting, and other expenses related to corporate governance. In connection with becoming publicly traded, we have experienced an increase in expenses, including those related to insurance and compliance with the various provisions of U.S. securities laws.

Critical Accounting Estimates

In accordance with GAAP, our consolidated financial statements require the use of estimates and assumptions that involve the exercise of judgment and use of assumptions as to future uncertainties. Our most critical accounting policies will involve decisions and assessments that could affect our reported assets and liabilities, as well as our reported revenues and expenses. We believe that all of the decisions and assessments upon which our consolidated financial statements have been based were reasonable at the time made and based upon information available to us at that time. There have been no significant changes to our critical accounting estimates that were disclosed in our most recent Annual Report on Form 10-K for the year ended December 31, 2021.

Investment Activity

Our investment strategy is to provide long-term, single-tenant, triple-net sale-leaseback and build-to-suit transactions for the cannabis industry, which includes the acquisition of properties and to provide capital to our tenants for development and expansion of the property. As of September 30, 2022, we owned a geographically diversified portfolio consisting of 31 properties across 12 states with 13 tenants, comprised of 16 dispensaries and 15 cultivation facilities with a weighted average remaining lease term of 14.9 years. Our tenants include affiliates of what we believe to be some of the leading and most well-capitalized companies in the industry, such as Curaleaf, Cresco Labs, Trulieve and Columbia Care.

We derive substantially all our revenue from rents received from single tenants of each of our properties Our leases obligate the tenant for all the ongoing expenses of a property, including real estate taxes, insurance, maintenance and utilities, in addition to its rent obligations. Our leases also typically include annual rent escalations (typically within the range of 2-3%) as a set percentage or based on an inflation index, which generally provides us with contractual revenue growth and inflation-protected returns. All of our leases include a parent or other affiliate guarantee by what we consider a well-capitalized guarantor.

Additionally, we had funded one mortgage loan collateralized by a cultivation and processing facility in Pennsylvania and have one unsecured loan to our tenant at an owned cultivation site in Missouri. On August 5, 2022, in accordance with the loan agreement the mortgage loan converted to a twenty-year sale-leaseback. Refer to Note 4 in the Notes to Consolidated Financial Statements in Part I – Item 1 for further information.

As of September 30, 2022, we have aggregate unfunded commitments to invest $4.8 million for the development and improvement of our existing cultivation facilities in Arizona, Massachusetts, Missouri and Pennsylvania. Our leases are generally structured to disburse capital over specified periods of time. The leases also contain certain provisions that require tenants to pay rent on the full amount of capital under each lease, whether or not disbursed. As of September 30, 2022, there was one tenant paying rent on unfunded capital.

The following table presents the Company's investment activity for the nine months ended September 30, 2022 (in thousands):

Tenant	Market	Site Type	Closing Date	Real Estate Acquisition Costs
Bloom Medicinal	Missouri	Cultivation	April 1, 2022	$7,301	(1)
Ayr Wellness, Inc.	Pennsylvania	Cultivation	June 30, 2022	14,529
Ayr Wellness, Inc.	Nevada	Cultivation	June 30, 2022	13,579
Calypso Enterprises	Pennsylvania	Cultivation	August 5, 2022	30,000	(2)
Total				$65,409

(1)	Includes $5.0 million of TI funded at closing of the property.
(2)	The Company entered into a $30.0 million mortgage loan on October 29, 2021, which converted to a 20 year sale-leaseback on August 5, 2022.

The following table presents the tenant improvements funded during the nine months ended September 30, 2022 (in thousands):

Tenant	Market	Site Type	Acquisition Closing Date	Tenant Improvements Funded		Unfunded Commitments
Curaleaf	Florida	Cultivation	August 4, 2020	$20,983	(1)	$—
Mint	Massachusetts	Cultivation	April 1, 2021	349		—	(4)
Mint	Arizona	Cultivation	June 24, 2021	5,906	(2)	3,063
PharmaCann	Massachusetts	Dispensary	March 17, 2021	25		—
Trulieve	Pennsylvania	Cultivation	March 17, 2021	7,046	(3)	—
Organic Remedies	Missouri	Cultivation	December 20, 2021	4,745		282
Bloom Medicinal	Missouri	Cultivation	April 1, 2022	4,464		752	(5)
Ayr Wellness, Inc.	Pennsylvania	Cultivation	June 30, 2022	—		750
Total				$43,518		$4,847

(1)	On June 16, 2022, the Company funded the expansion of an existing property.
(2)	The tenant has been paying rent on the remaining commitment since July 2022 in accordance with the lease agreement.
(3)	The tenant had been paying rent on the TI since December 2021 in accordance with the lease agreement. As of May 2022, the TI had been fully funded.
(4)	Does not include approximately $2.7 million of commitments that were released from obligation subsequent to September 30, 2022.
(5)	The $0.8 million of unfunded commitments does not include a $16.5 million option but not obligation to acquire an adjacent property from an existing tenant.

Financing Activity

Seller Financing

In connection with the purchase and leaseback of a cultivation facility in Chaffee, Missouri on December 20, 2021, the Company entered into a $3.8 million loan payable to the seller, which is an independent third party from the tenant. The loan bears interest at a rate of 4.0% per annum. Principal on the loan is payable in annual installments of which $1.8 million was paid in January 2022. The remaining principal is payable in annual installments of $1.0 million and $1.0 million in January 2023 and 2024, respectively. The loan's outstanding balance as of September 30, 2022 was $2.0 million and the remaining unamortized discount was $20.3 thousand.

Revolving Credit Facility

On May 6, 2022, we entered into a loan and security agreement (the “Loan and Security Agreement”) with a commercial federally regulated bank, as a lender and as agent for lenders that become party thereto from time to time (the “Agent”). The Loan and Security Agreement matures on May 6, 2027. The Loan and Security Agreement includes the following, among other features: Revolving Facility: The Loan and Security Agreement provides, subject to the Accordion Feature described below, $30.0 million in aggregate commitments for secured revolving loans (“Revolving Credit Facility”), the availability of which is based on a borrowing base consisting of fee simple owned real properties that satisfy eligibility criteria specified in the Loan and Security Agreement and the lease income thereunder which are owned by certain subsidiaries of the Operating Partnership. On July 29, 2022, the Operating Partnership, entered into an amendment to the Revolving Credit Facility, amending the Loan and Security Agreement, dated as of May 6, 2022, to increase the aggregate commitment under the Revolving Credit Facility from $30.0 million to $90.0 million and added two additional lenders. The Loan and Security Agreement also allows us, subject to certain conditions, to request additional revolving incremental loan commitments such that the Revolving Credit Facility may be increased to a total aggregate principal amount of up to $100.0 million. Borrowings under the Revolving Credit Facility may be voluntarily prepaid and re-borrowed, subject to certain fees. The Revolving Credit Facility bears a fixed rate of 5.65% for the first three years and thereafter a variable rate based upon the greater of (a) the Prime Rate quoted in the Wall Street Journal (Western Edition) (“Base Rate”) plus an applicable margin of 1.00% or (b) 4.75%. The facility is subject to certain liquidity and operating covenants and includes customary representations and warranties, affirmative and negative covenants and events of default. As of September 30, 2022, the Company is compliant with the covenants of the agreement.

The outstanding borrowings under the Revolving Credit Facility was $1.0 million as September 30, 2022. Refer to Note 5 in the Notes to Consolidated Financial Statements in Part I – Item 1 for further information.

Results of Operations

General

We derive substantially all our revenue from rents received from single tenants of each of our properties under triple-net leases. Our triple-net leases obligate the tenant for all the ongoing expenses of a property, including real estate taxes, insurance, maintenance and utilities, in addition to its rent obligations. Our leases also typically include annual rent escalations (typically within the range of 2-3%) as a set percentage or based on an inflation index, which generally provides us with contractual revenue growth and inflation-protected returns. All of our leases include a parent or other affiliate guarantee by what we consider a well-capitalized guarantor.

Comparison of the three months ended September 30, 2022 and 2021 (in thousands):

	For the Three Months Ended September 30,
	2022	2021

Revenue:
Rental Income	$11,639	$8,048
Interest Income from Loans	434	—
Total Revenue	12,073	8,048

Expenses(1):
Depreciation and Amortization Expense	3,630	2,464
General and Administrative Expenses:
Compensation expense	760	805
Stock-Based Compensation	280	816
Professional fees	279	574
Other general and administrative expenses	414	631
Total general and administrative expenses	1,733	2,826

Total Expenses	5,363	5,290

Income From Operations	6,710	2,758

Other Income (Expenses):
Interest Income	7	21
Interest Expense	(94)	—
Total Other Income (Expense)	(87)	21

Net Income	6,623	2,779
Net Income Attributable to Noncontrolling Interests	(113)	(82)
Net Income Attributable to Common Stockholders and Participating Securities	$6,510	$2,697

(1)

Property expenses are included in Other general and administrative expense and are expensed and reimbursed by the tenant generally in the same period however it's possible to have expenses we have not yet been reimbursed for due to timing differences.

Revenues

Rental Income

Rental Income for the three months ended September 30, 2022 increased by approximately $3.6 million to approximately $11.6 million, compared to approximately $8.0 million for the three months ended September 30, 2021. The increase in rental revenue was primarily attributable to:

•

A full quarter of rental income from four cultivation facilities acquired subsequent to the third quarter of 2021, which generated approximately $1.4 million of rental revenue during the three months ended September 30, 2022.

•

Rental income increases from tenant improvements at our Arizona, Massachusetts, Florida and Pennsylvania cultivation facilities which generated approximately $1.0 million of additional rental revenue during the three months ended September 30, 2022.

•	Approximately $0.6 million of rental income from a mortgage loan which converted to a 20 year sale-leaseback during the three months ended September 30, 2022.

•	Annual escalations on our portfolio generated an increase of approximately $0.7 million of rental revenue during the three months ended September 30, 2022.

Interest Income on Loans

The increase in interest income from loans of approximately $0.4 million for the three months ended September 30, 2022 compared to the three months ended September 30, 2021, was attributable to one month of interest income in the third quarter of 2022 from the $30.0 million mortgage loan we entered into during the fourth quarter of 2021. On August 5, 2022 the mortgage loan was converted to a 20 year sale-leaseback in accordance with the loan agreement. Also, we recognized approximately $0.1 million of interest income in connection with a $5.0 million unsecured loan entered into with the purchase of a Missouri cultivation facility in May 2022.

Expenses

Depreciation and Amortization Expense

Depreciation and amortization expense for the three months ended September 30, 2022, increased by approximately $1.2 million to approximately $3.6 million compared to $2.5 million for the three months ended September 30, 2021. The increase in deprecation was attributable to the acquisition of four operational cultivation facilities purchased subsequent to the third quarter 2021 and approximately $30.6 million of improvements that were placed into service during 2022.

General and Administrative Expense

General and administrative expenses for the three months ended September 30, 2022 decreased by approximately $1.1 million, to approximately $1.7 million, compared to approximately $2.8 million for the three months ended September 30, 2021. The decrease in general and administrative expense was primarily due to lower professional fees from a reduction in outsourced accounting administration fees, lower D&O insurance, a decrease in non-recurring legal expenses and a decrease in stock compensation expense.

Compensation Expense

Compensation expense was relatively flat quarter over quarter.

Stock Based Compensation

Stock-based compensation expense for the three months ended September 30, 2022, decreased by approximately $0.5 million to approximately $0.3 million, compared to approximately $0.8 million for the three months ended September 30, 2021. Prior to our IPO, we granted 127,176 RSUs to officers and certain of our directors primarily in connection with achieving specific targets for certain capital raises.. As of September 30, 2021, all unvested RSUs vested, resulting in $0.8 million of expense during the three months ended September 30, 2021.

Professional Fees

Professional fees for the three months ended September 30, 2022, decreased by approximately $0.3 million to approximately $0.3 million, compared to $0.6 million for the three months ended September 30, 2021. The decrease was mainly attributable to lower legal fees and the elimination of outsourced accounting functions.

Other General and Administrative Expenses

For the three months ended September 30, 2022, other general and administrative expenses decreased by approximately $0.2 million to approximately $0.4 million, compared to $0.6 million for the three months ended September 30, 2021. Other general and administrative expenses is comprised of director and officer insurance, information technology, public relations fees and various other expenses. The decrease was mainly attributable to lower director and officer insurance.

Comparison of the nine months ended September 30, 2022 and 2021 (in thousands):

	For the Nine Months Ended September 30,
	2022	2021

Revenue:
Rental Income	$30,317	$19,083
Interest Income from Loans	2,301	—
Total Revenue	32,618	19,083

Expenses(1):
Depreciation and Amortization Expense	9,113	5,601
General and Administrative Expenses:
Compensation expense	3,898	2,209
Stock-Based Compensation	1,201	1,820
Professional fees	1,486	1,351
Other general and administrative expenses	1,249	1,009
Total general and administrative expenses	7,834	6,389

Total Expenses	16,947	11,990

Loss on Sale of Real Estate	(60)	—

Income From Operations	15,611	7,093

Other Income (Expenses):
Interest Income	103	40
Interest Expense	(167)	—
Total Other Income (Expense)	(64)	40

Net Income	15,547	7,133
Preferred Stock Dividends	—	(4)
Net Income Attributable to Noncontrolling Interests	(262)	(236)
Net Income Attributable to Common Stockholders and Participating Securities	$15,285	$6,893

(1)

Property expenses are included in Other general and administrative expense and are expensed and reimbursed by the tenant generally in the same period however it's possible to have expenses we have not yet been reimbursed for due to timing differences.

Revenues

Rental Income

Rental Income for the nine months ended September 30, 2022 increased by approximately $11.2 million, to approximately $30.3 million, compared to approximately $19.1 million for the nine months ended September 30, 2021. The increase in rental revenue was primarily attributable to:

•	The 19 properties we acquired in March 2021 in connection with the Merger which generated an increase of approximately $1.7 million of rental revenue during the nine months ended September 30, 2022.

•	Rental revenue on four properties we acquired during 2021 which generated approximately $4.5 million of rental revenue during the nine months ended September 30, 2022.

•	Rental income increases attributable from the deployment of tenant improvement commitments which generated approximately $3.0 million of rental revenue during the nine months ended September 30, 2022.

•	Rental income of approximately $1.8 million from properties we acquired during the nine months ended September 30, 2022.

•	Annual escalations on our pre-merger portfolio generated an increase of approximately $0.1 million of rental revenue during the nine months ended September 30, 2022.

Interest Income on Loans

The increase in interest income from loans of approximately $2.3 million for the nine months ended September 30, 2022 compared to the nine months ended September 30, 2021, was attributable to seven months of interest income from the $30.0 million mortgage loan we entered into during the fourth quarter of 2021. On August 5, 2022 the mortgage loan was converted to a 20 year sale-leaseback in accordance with the loan agreement. Also, we recognized approximately $0.2 million of interest income in connection with a $5.0 million unsecured loan entered into with the purchase of a Missouri cultivation facility in May 2022.

Expenses

Depreciation and Amortization Expense

Depreciation and amortization expense for the nine months ended September 30, 2022 increased by approximately $3.5 million to approximately $9.1 million, compared to $5.6 million for the nine months ended September 30, 2021. The increase was attributable to the full nine months depreciation and amortization expense related to the acquisition of two cultivation facilities, partial period depreciation and amortization expenses related to the acquisition of three operational cultivation facilities during 2022 and approximately $30.6 million of improvements that were placed into service during 2022.

General and Administrative Expense

General and administrative expenses for the nine months ended September 30, 2022 increased by approximately $1.4 million, to approximately $7.8 million, compared to approximately $6.4 million for the nine months ended September 30, 2021. The increase in general and administrative expense was primarily due to one-time severance payments of of $1.7 million in connection the retirement and separation of certain executive officers, approximately $0.2 million in recruiting fees and approximately $0.2 million in potential restructuring expense offset by a reduction of approximately $0.2 million in each accounting, consulting and filing and regulatory fees.

Compensation Expense

Compensation expense for the nine months ended September 30, 2022, increased by approximately $1.7 million to approximately $3.9 million, compared to approximately $2.2 million for the nine months ended September 30, 2021. The increase was primarily due to one-time severance payments from the retirement and the separation of certain executive officers of the Company.

Stock Based Compensation

Stock-based compensation expense for the nine months ended September 30, 2022 decreased by approximately $0.6 million to approximately $1.2 million, compared to approximately $1.8 million for the nine months ended September 30, 2021. Prior to our IPO, we granted 127,176 RSUs to an officer and certain of our directors primarily in connection with achieving specific targets for certain capital raises. As of September 30, 2021, all unvested RSUs vested, resulting in $1.8 million of expense during the nine months ended September 30, 2021. The 2022 expense was attributable to the issuance of RSUs granted in conjunction with our IPO on August 13, 2021 and includes approximately $0.2 million of accelerated expense related to the retirement and the separation of certain executive officers and approximately $0.5 million of expense related to RSUs granted under the 2021 Equity Incentive Plan (the "Plan"). The expense also includes approximately $0.5 million related to PSUs granted under the Plan.

Professional Fees

Professional fees for the nine months ended September 30, 2022, increased by approximately $0.1 million to approximately $1.5 million, compared to $1.4 million for the nine months ended September 30, 2021. The increase was mainly attributable to legal, recruiting, and potential restructuring fees offset by lower consulting and outsourced accounting administration fees.

Other General and Administrative Expenses

For the nine months ended September 30, 2022, other general and administrative expenses increased by approximately $0.2 million to approximately $1.2 million, compared to $1.0 million for the nine months ended September 30, 2021. Other general and administrative expenses is comprised of director and officer insurance, information technology, public relations fees and various other expenses.

Loss on Sale of Real Estate

On March 21, 2022, we sold our PharmaCann Massachusetts property for approximately $0.8 million. We recognized a loss on sale of the property of $60,113 during the nine months ended September 30, 2022.

Non-GAAP Financial Information and Other Metrics

Funds from Operations and Adjusted Funds from Operations

FFO and AFFO are non-GAAP financial measures and should not be viewed as alternatives to net income calculated in accordance with GAAP as a measurement of our operating performance. We believe that FFO and AFFO are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs.

We calculate FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. NAREIT currently defines FFO as follows: net income (loss) (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by an entity. Other REITs may not define FFO in accordance with the NAREIT definition or may interpret the current NAREIT definition differently than we do and therefore our computation of FFO may not be comparable to such other REITs.

We calculate AFFO by starting with FFO and adding back non-cash and certain non-recurring transactions, including non-cash components of compensation expense and our internalization costs. Other REITs may not define AFFO in the same manner as we do and therefore our calculation of AFFO may not be comparable to such other REITs. You should not consider FFO and AFFO to be alternatives to net income as a reliable measure of our operating performance; nor should you consider FFO and AFFO to be alternatives to cash flows from operating, investing or financing activities (as defined by GAAP) as measures of liquidity.

The table below is a reconciliation of net income attributable to common stockholders to FFO and AFFO for the three and nine months ended September 30, 2022 and 2021 (in thousands):

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
Net Income attributable to common stockholders and participating securities	$6,510	$2,697	$15,285	$6,893
Net Income Attributable to Noncontrolling Interests	113	82	262	236
Net Income attributable to common stockholders - diluted	6,623	2,779	15,547	7,129

Adjustments:
Real estate depreciation and amortization	3,630	2,464	9,113	5,601
Loss on sale of real estate	—	—	60	—
FFO attributable to common stockholders - diluted (1)	10,253	5,243	24,720	12,730
Severance	25	—	1,752	—
Stock- based compensation	280	816	1,201	1,820
Non-cash interest expense	59	—	92	—
Amortization of straight-line rent expense	6	—	12	—
AFFO attributable to common stockholders - diluted (1)	$10,623	$6,059	$27,777	$14,550

(1)

In the third quarter FFO diluted and AFFO diluted are calculated and presented on a fully diluted basis and comparative prior period balances for FFO and AFFO were calculated to conform to the third quarters presentation.

Liquidity and Capital Resources

Liquidity is a measure of our ability to meet potential cash requirements. We expect to use significant cash to acquire additional properties, develop and redevelop existing properties, pay dividends to our stockholders, fund our operations, and meet other general business needs.

Sources and Uses of Cash

We derive substantially all of our revenues from the leasing of our properties. This source of revenue represents our primary source of liquidity to fund our dividends, general and administrative expenses and other expenses related to managing our existing portfolio. As of September 30, 2022, all our tenants are paying their rent on a timely basis. We raise new capital for property development and redevelopment activities and investing in additional properties. We expect to fund our investment activity generally through equity or debt issuances either in the public or private markets. Where possible, we also may issue OP Units to acquire properties from existing owners seeking a tax-deferred transaction. We issued 88,200 OP Units in June 2021 in connection with the purchase of a property.

Prior to the completion of our IPO in January and February 2021, we issued 1,871,932 shares of our common stock, resulting in net proceeds to us of approximately $39.6 million. In connection with the Merger on March 17, 2021, we acquired $64.4 million of cash. On August 13, 2021, we issued 3,905,950 shares of our common stock, in connection with our IPO, resulting in net proceeds to us of approximately $93.5 million. As of September 30, 2022, we had approximately $45.0 million in cash.

We expect to meet our liquidity needs through cash and cash equivalents on hand, cash flows from operations, borrowings under our Revolving Credit Facility and proceeds from future capital raises. We believe that our liquidity and sources of capital are adequate to satisfy our short and long-term cash requirements. We cannot, however, be certain that these sources of funds will be available at a time and upon terms acceptable to us in sufficient amounts in the future.

Cash Flows

The following summary discussion of our cash flows is based on the consolidated statements of cash flows in our consolidated financial statements and is not meant to be an all-inclusive discussion of the changes in our cash flows for the periods presented below (in thousands):

	For the Nine Months Ended September 30, 2022	For the Nine Months Ended September 30, 2021
Net Cash Provided by Operating Activities	$23,524	$15,774
Net Cash (Used in) Provided by Investing Activities	$(83,176)	$9,112
Net Cash (Used in) Provided by Financing Activities	$(22,422)	$123,308
Cash and Cash Equivalents - End of Period	$45,023	$167,811

Cash Provided by Operating Activities:

Net cash provided by operating activities for the nine months ended September 30, 2022 and 2021 were approximately $23.5 million and $15.8 million, respectively. Net cash flows provided by operating activities for the nine months ended September 30, 2022 primarily related to contractual rent, partially offset by our general and administrative expenses. Net cash flows provided by operating activities for the nine months ended September 30, 2021 primarily related to contractual rent and security deposits from our properties, partially offset by our general and administrative expenses.

Net cash used in investing activities for the nine months ended September 30, 2022 and net cash provided by investing activities for the nine months ended September 30, 2021 were approximately $83.2 million and $9.1 million, respectively. Cash used in investing activities for the nine months ended September 30, 2022 related to approximately $35.4 million used to purchase cultivation facilities in Missouri, Nevada and Pennsylvania, approximately $43.5 million of reimbursements of tenant improvements and $5.0 million to fund a loan receivable are our cultivation facility in Missouri, partially offset by approximately $0.8 million of proceeds received in connection with the sale of our Franklin, Massachusetts property. Net cash flows provided by investing activities for the nine months ended September 30, 2021 were related to approximately $64.4 million of cash acquired in connection with the Merger on March 17, 2021, partially offset by approximately $2.1 million of Merger related transaction costs, approximately $8.4 million advanced for tenant improvements and approximately $44.7 million related to the acquisition of real estate.

Net cash used in financing activities for the nine months ended September 30, 2022 and net cash provided by financing activities for the nine months ended September 30, 2021 were approximately $22.4 million and $123.3 million, respectively. Net cash used in financing activities for the nine months ended September 30, 2022, were related to approximately $21.6 million in dividend payments to holders of our common stock, as well as distributions to OP Units and RSU holders and $1.8 million to pay down our loan payable, offset by $1.0 million drawn on our Revolving Credit Facility. Net cash provided by financing activities for the nine months ended September 30, 2021, were related to approximately $133.1 million in net proceeds from our issuance of common stock, partially offset by approximately $9.6 million in dividend payments to holders of our common stock, as well as distributions to OP Units and RSU holders, approximately $4.2 thousand in dividend payments on our Series A Preferred Stock and approximately $0.1 million related to the redemption of Series A Preferred Stock.

Dividends

To maintain our qualification as a REIT, U.S. federal income tax law generally requires that we distribute at least 90% of our REIT taxable income annually, determined without regard to the deduction for dividends paid and excluding capital gains. We must pay tax at regular corporate rates to the extent that we annually distribute less than 100% of our taxable income. We evaluate each quarter to determine our ability to pay dividends to our stockholders based on our net taxable income if and to the extent authorized by our Board of Directors. Before we pay any dividend, whether for U.S. federal income tax purposes or otherwise, we must first meet both our operating requirements and debt service payments. If our cash available for distribution is less than our net taxable income, we could be required to sell assets or borrow funds to make cash distributions or we may make a portion of the required distribution in the form of a taxable stock distribution. During the nine months ended September 30, 2022, we declared and our board of directors approved, cash dividends on our common stock and restricted stock units and in our capacity as general partner of the Operating Partnership, authorized distributions on our OP Units totaling approximately $22.9 million ($1.05 per share). During the nine months ended September 30, 2021, we declared and our board of directors approved, cash dividends on our common stock and restricted stock units and in our capacity as general partner of the Operating Partnership, authorized distributions on our OP Units totaling approximately $11.4 million ($0.71 per share), and cash dividends on our Series A Preferred Stock totaling approximately $4,167. Our Series A Preferred Stock was redeemed in full on April 6, 2021.

Recent Developments

Stock Repurchase Program

On November 7, 2022, our Board of Directors authorized a stock repurchase program of its common stock up to $10 million through December 31, 2023. Purchases made pursuant to the stock repurchase program will be made in the open market, in privately negotiated transactions, or pursuant to any trading plan that may be adopted in accordance with Rule 10b-18 of the Securities and Exchange Act of 1934, as amended. The authorization of the stock repurchase program does not obligate us to acquire any particular amount of common stock. The timing, manner, price and amount of any repurchases will be determined by us in our discretion and will be subject to economic and market conditions, stock price, applicable legal requirements and other factors. The stock repurchase program may be suspended or discontinued by us at any time and without prior notice. We have not, as of the date hereof, repurchased any shares of common stock under the the stock repurchase program.

Acquisitions

On November 3, 2022, the Company purchased a $1.6 million dispensary in Ohio. We entered into a long-term, triple-net lease with an existing tenant, PharmaCann Inc., who is guaranteeing the lease.

Contractual Obligations and Commitments

Unfunded Commitments

As of September 30, 2022, the Company had aggregate unfunded commitments to invest $4.8 million to develop and improve our existing cultivation facilities in Arizona, Missouri, and Pennsylvania. This does not include the $2.7 million for a Massachusetts cultivation facility of which the Company was released of it's obligation to fund subsequent to September 30, 2022. This also does not include the option to acquire an adjacent parcel of land and fund the construction of a cultivation facility of an existing tenant (subject to normal and customary closing conditions and regulatory approvals) for a cost of up to $16.5 million; however, there is no obligation of the Company at this time as there is no guarantee the transaction will close.

As of September 30, 2022, the Company is the lessee under one office lease for a term of four years, subject to annual escalations. The annual rent payments range from approximately $72 thousand in year one to $85 thousand in year four.

Revolving Credit Facility

As of September 30, 2022, the Company had $1.0 million drawn on our Revolving Credit Facility which bears interest at a rate of 5.65% per annum.

Adoption of Leases and New or Revised Accounting Standards

We are an emerging growth company, as defined in the JOBS Act. Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. We elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, our consolidated financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates.

Leases

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-02, Leases; in July 2018, the FASB issued ASU 2018-10, Codification Improvements to Topic 842, Leases, and ASU 2018-11, Leases — Targeted Improvements; and in December 2018, the FASB issued ASU 2018-20, Narrow-Scope Improvements for Lessors. This group of ASUs is collectively referred to as Topic 842 and became effective for the Company beginning January 1, 2022. Topic 842 supersedes the existing standards for lease accounting (Topic 840, Leases).

Topic 842 requires lessees to record most leases on their balance sheet through a right-of-use ("ROU") model, in which a lessee records a ROU asset and a lease liability on their balance sheet. Leases that are less than 12 months do not need to be accounted for under the ROU model. As of September 30, 2022, the Company is the lessee under one office lease accounted for through a ROU model, in which the asset is recorded on the consolidated balance sheet in "Other Assets" and the lease liability is recorded in "Other Liabilities". The Company is also the lessee under one furniture lease that is for less than 12 months.

We adopted Topic 842 effective as of January 1, 2022 using the effective date method and elected the package of practical expedients that allows an entity not to reassess upon adoption (i) whether an expired or existing contract contains a lease, (ii) whether a lease classification related to expired or existing lease arrangements, and (iii) whether costs incurred on expired or existing leases qualify as initial direct costs, and as a lessor, the practical expedient not to separate certain non-lease components, such as common area maintenance, from the lease component if the timing and pattern of transfer are the same for the non-lease component and associated lease component, and the lease component would be classified as an operating lease if accounted for separately.

As lessor, for each of our real estate transactions involving the leaseback of the related property to the seller or affiliates of the seller, we determine whether these transactions qualify as sale-leaseback transactions under the accounting guidance. For these transactions, we consider various inputs and assumptions including, but not necessarily limited to, lease terms, renewal options, discount rates, and other rights and provisions in the purchase and sale agreement, lease and other documentation to determine whether control has been transferred to the Company or remains with the lessee. A transaction involving a sale-leaseback will be treated as a purchase of a real estate property if it is considered to transfer control of the underlying asset from the lessee. A lease will be classified as direct-financing if risks and rewards are conveyed without the transfer of control and will be classified as a sales-type lease if control of the underlying asset is transferred to the lessee. Otherwise, the lease is treated as an operating lease. These criteria also include estimates and assumptions regarding the fair value of the leased facilities, minimum lease payments, the economic useful life of the facilities, the existence of a purchase option, and certain other terms in the lease agreements. The lease accounting guidance requires accounting for a transaction as a financing in a sale-leaseback when the seller-lessee is provided an option to purchase the property from the landlord at the tenant’s option.

Our leases continue to be classified as operating leases under Topic 842 and we continue to record revenue for each of our properties on a cash basis. Upon adoption of Topic 842, the Company continues to combine tenant reimbursements with rental revenues on the Company’s consolidated statements of operations. The Company has historically not capitalized allocated payroll cost incurred as part of the leasing process, which was allowable under ASC 840 but, no longer qualifies for classification as initial direct costs under Topic 842. Also, the Narrow- Scope Improvements for Lessors under ASU 2018-20 allows the Company to continue to exclude from revenue, costs paid by our tenants on our behalf directly to third parties, such as property taxes.

Recent Accounting Pronouncements

Refer to Note 2 in the Notes to Consolidated Financial Statements in Part I – Item 1 for a discussion of accounting guidance recently adopted by the Company or expected to be adopted by the Company in the future.

Interest Rate Risk

As of September 30, 2022, we had $1.0 million principal drawn on our Revolving Credit Facility, at a fixed interest rate of 5.65% for the first three years and a floating rate thereafter. Therefore, if interest rates decrease, our required payments may exceed those based on current market rates.

Impact of Inflation

The U.S. economy has experienced an increase in inflation rates recently. We enter into leases that generally provide for annual fixed increases in rent at a fixed rate. In some instances, leases provide for annual increases in rent based on the increase in annual CPI. We expect these lease provisions to result in rent increases over time. During times when inflation is greater than increases in rent, as provided for in the leases, rent increases may not keep up with the rate of inflation.

ITEM 3. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.

In the commercial real estate market, property prices generally continue to fluctuate. Likewise, during certain periods, the U.S. credit markets have experienced significant price volatility, dislocations, and liquidity disruptions, which may impact our access to and cost of capital. We continually monitor the commercial real estate and U.S. credit markets carefully and, if required, will make decisions to adjust our business strategy accordingly.

As of September 30, 2022, we have loans receivable and a mortgage loan payable both subject to fixed interest rates, therefore we are not exposed to interest rate changes. As of September 30, 2022, the Revolving Credit Facility has a fixed interest rate of 5.65% for the first three years and a floating rate thereafter. It is possible that a property we acquire in the future would be subject to a mortgage, which we may assume.

ITEM 4. CONTROLS AND PROCEDURES.

Our management, under the supervision and with the participation of our principal executive and financial officer, is responsible for and has evaluated the effectiveness of our disclosure controls and procedures in ensuring that the information required to be disclosed in our filings under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC's rules and forms, including ensuring that such information is accumulated and communicated to our company's management, as appropriate, to allow timely decisions regarding required disclosure. Based on such evaluation, our principal executive and financial officer have concluded that such disclosure controls and procedures were effective as of September 30, 2022 (the end of the period covered by this Quarterly Report).

Limitations on Controls

Our system of internal control over financial reporting was designed to provide reasonable assurance regarding the preparation and fair presentation of published financial statements in accordance with accounting principles generally accepted in the United States. All internal control systems, no matter how well designed, have inherent limitations. Therefore, even those systems determined to be effective can provide only reasonable assurance and may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Changes in Internal Control over Financial Reporting

There was no change in our internal control over financial reporting that occurred during our most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

PART II — OTHER INFORMATION

ITEM 1. LEGAL PROCEEDINGS.

We are not currently a party to any material legal proceedings. From time to time, we may in the future be a party to various claims and routine litigation arising in the ordinary course of business.

ITEM 1A. RISK FACTORS

Other than the risk factor relating to the potential impact of inflation on the Company's results of operations disclosed in Item 1A. “Risk Factors” of our quarterly report on Form 10-Q for the quarter ended June 30, 2022, there have been no material changes to the risk factors set forth in the section titled “Risk Factors” included in our Annual Report on Form 10-K, dated March 18, 2022, filed with the SEC. Our business involves significant risks. You should carefully consider the risks and uncertainties described in our Annual Report on Form 10-K, together with our Quarterly Report on Form 10-Q, dated August 10, 2022, and all of the other information in this Quarterly Report on Form 10-Q, as well as our audited consolidated financial statements and related notes as disclosed in our Annual Report. The risks set forth below and as described in our Annual Report are not the only ones we face. Additional risk and uncertainties that we are unaware of or that we deem immaterial may also become important factors that adversely affect our business. The realization of any of these risks and uncertainties could have a material adverse effect on our reputation, business, financial condition, results of operations, growth and future prospects as well as our ability to accomplish our strategic objectives. In that event, the market price of our common stock could decline and you could lose part or all of your investment.

ITEM 2. UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS.

On November 7, 2022, our Board of Directors authorized a common stock repurchase program, to repurchase up to $10.0 million of our outstanding common stock (the “Repurchase Program”). Such authorization has an expiration date of December 31, 2023. As part of the Repurchase Program, shares may be purchased in open market transactions, including through block purchases or through privately negotiated transactions. Open market repurchases may be made in accordance with Exchange Act Rule 10b-18, which sets certain restrictions on the method, timing, price and volume of open market stock repurchases. Subject to applicable securities laws, the timing, manner, price and amount of any repurchases of common stock under the Repurchase Program may be determined by us in our discretion, using available cash resources. The Repurchase Program may be suspended or discontinued by us at any time and without prior notice. The authorization does not obligate us to acquire any particular amount of common stock. We have not, as of the date hereof, repurchased any shares of common stock under the Repurchase Program.

ITEM 3. DEFAULTS UPON SENIOR SECURITIES.

Not applicable.

ITEM 4. MINE SAFETY DISCLOSURE.

Not applicable.

ITEM 5. OTHER INFORMATION.

On November 7, 2022, our Board of Directors approved our Amended and Restated Bylaws (our “Amended and Restated Bylaws”), which became effective that same day. Among other things, our Amended and Restated Bylaws

(a) Enhance disclosure and procedural requirements in connection with stockholder nominations of directors, including by (i) requiring any stockholder submitting a director nomination notice to represent as to whether such stockholder intends to solicit proxies in support of director nominees other than our nominees in accordance with Rule 14a-19 under the Exchange Act, (ii) requiring such nominating stockholder to provide reasonable evidence, at our request, that certain requirements of Rule 14a-19 have been satisfied, (iii) permitting us to disregard proxies or votes solicited for such stockholder's nominees if such stockholder fails to comply with the requirements of Rule 14a-19 and (iv) incorporating other technical changes in light of the universal proxy rules adopted by the SEC; and

(b) Clarify that a stockholder is permitted to cast a vote by proxy filed in accordance with the procedures established by us, if that proxy is (i) executed by such stockholder or its agent in a manner permitted by applicable law, (ii) compliant with Maryland law and our bylaws and (iii) filed in accordance with the procedures established by us.

The preceding summary of our Amended and Restated Bylaws is not complete and is qualified in its entirety by reference to, and should be read in connection with, the complete copy of our Amended and Restated Bylaws attached hereto as Exhibit 3.3 to this Quarterly Report on Form 10-Q and is incorporated by reference herein.

Item 6. Exhibits

EXHIBIT INDEX

Exhibit Number	Description
3.1	Articles of Amendment and Restatement of NewLake Capital Partners, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-11 filed on June 21, 2021).
3.2	Articles Supplementary of NewLake Capital Partners, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on September 19, 2022).
3.3*	Amended and Restated Bylaws of NewLake Capital Partners, Inc.
31.1*	Certification of the Chief Executive Officer under Section 302 of the Sarbanes-OxleyAct of 2002.
31.2*	Certification of the Chief Financial Officer under Section 302 of the Sarbanes-Oxley Act of 2002.
32.1*	Certification of Chief Executive Officer Pursuant to 18 U.S.C. Section 1350 as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
32.2*	Certification of Chief Financial Officer Pursuant to 18 U.S.C. Section 1350 as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
101.INS*	Inline XBRL Instance Document.
101.SCH*	Inline XBRL Taxonomy Extension Schema Document.
101.CAL*	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF*	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB*	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101).

_______________________

†Management contracts or compensatory plans required to be filed as Exhibits to this Form 10-Q.

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEWLAKE CAPITAL PARTNERS, INC.

Dated: November 9, 2022	By:	/s/ Anthony Conilgio
Name: Anthony Coniglio
Title: President and Chief Executive Officer
(Principal Executive Officer)

Dated: November 9, 2022	By:	/s/ Lisa Meyer
Name: Lisa Meyer
Title: Chief Financial Officer, Treasurer and Secretary
(Principal Financial Officer and Principal Accounting Officer)

Exhibit 3.1

ARTICLES OF AMENDMENT AND RESTATEMENT

OF

GREENACREAGE REAL ESTATE CORP.

FIRST: GreenAcreage Real Estate Corp., a Maryland corporation (hereinafter called the “Corporation”), desires to amend and restate its charter as currently in effect and as hereinafter amended.

SECOND: The following provisions are all of the provisions of the charter currently in effect and as hereinafter amended.

ARTICLE I

NAME

The name of the corporation (the “Corporation”) is:

NewLake Capital Partners, Inc.

ARTICLE II

DEFINITIONS

As used in the Charter, the following terms shall have the following meanings unless the context otherwise requires:

“Board” means the board of directors of the Corporation.

“Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation, or executive order to close.

“Bylaws” means the Bylaws of the Corporation, as amended or supplemented from time to time.

“Charter” means the charter of the Corporation, as amended from time to time.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” has the meaning as provided in Section 5.1 hereof.

“Corporation” has the meaning as provided in Article I hereof.

“Director” means a director of the Corporation.

“Distributions” means any distributions (as such term is defined in Section 2-301 of the MGCL), pursuant to Section 5.2(c) hereof, by the Corporation to owners of Shares, including distributions that may constitute a return of capital for federal income tax purposes.

“MGCL” means the Maryland General Corporation Law, as in effect from time to time.

“Person” means an individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company, or other legal entity and also includes a “group” as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and a group to which an Excepted Holder Limit (as defined in Section 5.8(a) hereof) applies.

“Preferred Stock” has the meaning as provided in Section 5.1 hereof.

“REIT” means a real estate investment trust under the REIT Provisions of the Code.

“REIT Provisions of the Code” means Sections 856 through 860 of the Code and any successor or other provisions of the Code relating to real estate investment trusts (including provisions as to the attribution of ownership of beneficial interests therein) and the Treasury Regulations promulgated thereunder.

“Securities” means any of the following issued by the Corporation, as the text requires: Shares, any other stock, shares, or other evidences of equity or beneficial or other interests, voting trust certificates, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated, or otherwise, or any instruments commonly known as “securities,” or any certificates of interest, shares, or participations in, temporary or interim certificates for, receipts for, guarantees of, or warrants, options, or rights to subscribe to, purchase or acquire, any of the foregoing.

“Shares” means shares of stock of the Corporation of any class or series, including Common Stock and Preferred Stock.

“Stockholders” means the holders of record of the Shares as maintained in the books and records of the Corporation or its transfer agent.

ARTICLE III

PURPOSES AND POWERS

The purposes for which the Corporation is formed are to engage in any lawful act or activity (including, without limitation or obligation, qualifying and engaging in business as a real estate investment trust under the REIT Provisions of the Code and such activities as are necessary, incidental, or appropriate in connection therewith) for which corporations may be organized under the MGCL and the general laws of the State of Maryland as now or hereafter in force.

ARTICLE IV

PRINCIPAL OFFICE IN STATE AND RESIDENT AGENT

The address of the principal office of the Corporation in this State is c/o CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 820, Baltimore, MD 21202. The name and address of the resident agent of the Company are CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 820, Baltimore, MD 21202. The resident agent is a Maryland corporation.

The Corporation may have such other offices and places of business within or outside the State of Maryland as the Board may from time to time determine.

ARTICLE V

STOCK

Section 5.1 Authorized Shares. The total number of Shares that the Corporation shall have authority to issue is 500,000,000 Shares, consisting of (a) 400,000,000 shares of common stock, $0.01 par value per share (“Common Stock”), and (b) 100,000,000 shares of preferred stock, $0.01 par value per share (“Preferred Stock”). The aggregate par value of all authorized Shares having par value is $5,000,000. If Shares of one class of stock are classified or reclassified into Shares of another class of stock pursuant to this Article V, the number of authorized Shares of the former class shall be automatically decreased, and the number of Shares of the latter class shall be automatically increased, in each case by the number of Shares so classified or reclassified, as the case may be, so that the aggregate number of Shares of all classes that the Corporation has authority to issue shall not be more than the total number of Shares set forth in the first sentence of this Section 5.1. The Board, with the approval of a majority of the entire Board, and without any action by the Stockholders, may amend the Charter from time to time to increase or decrease the aggregate number of Shares or the number of Shares of any class or series that the Corporation has authority to issue.

Section 5.2 Common Stock. The following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of shares of Common Stock:

(a) Common Stock Subject to Terms of Preferred Stock. The shares of Common Stock shall be subject to the express terms of any series of Preferred Stock.

(b) Description. Subject to Section 5.8 hereof and except as may otherwise be specified in the Charter, each share of Common Stock shall entitle the holder thereof to one vote. The Board may classify or reclassify any unissued shares of Common Stock (whether or not such shares have been previously classified or reclassified) from time to time into one or more classes or series of stock by setting or changing in any one or more respects the class and series designations of shares of capital stock or setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of such shares of stock.

(c) Distribution Rights. The Board from time to time may authorize the Corporation to declare and pay to Stockholders such dividends or other Distributions in cash or other assets of the Corporation or in Securities of the Corporation, including Shares of one class payable to holders of Shares of another class, or from any other source as the Board in its discretion shall determine. The Board shall endeavor to authorize the Corporation to declare and pay such dividends and other Distributions as shall be necessary for the Corporation to qualify as a REIT under the REIT Provisions of the Code unless the Board has determined, in its sole discretion, that qualification as a REIT is not in the best interests of the Corporation; provided, however, that Stockholders shall have no right to any dividend or other Distribution unless and until authorized by the Board and declared by the Corporation. The exercise of the powers and rights of the Board pursuant to this section shall be subject to the provisions of any class or series of Shares at the time outstanding. The receipt by any Person in whose name any Shares are registered on the records of the Corporation or by his or her duly authorized agent shall be a sufficient discharge for all dividends or other Distributions payable or deliverable in respect of such Shares and from all liability to see to the application thereof.

(d) Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution, or winding up or any distribution of the assets of the Corporation, the aggregate assets available for distribution to holders of shares of Common Stock shall be determined in accordance with applicable law. Each holder of shares of Common Stock of a particular class shall be entitled to receive, ratably with each other holder of shares of Common Stock of such class, that portion of such aggregate assets available for distribution ratably in proportion to the number of shares of Common Stock held by them.

(e) Voting Rights. Except as may be provided otherwise in the Charter (including Section 5.8 hereof), and subject to the express terms of any class or series of Preferred Stock hereafter classified or reclassified, the holders of shares of Common Stock shall have the right to vote on all matters (as to which a common Stockholder shall be entitled to vote pursuant to applicable law) at all meetings of the Stockholders. Shares of Common Stock shall not have cumulative voting rights.

Section 5.3 Preferred Stock. The Board may classify any unissued shares of Preferred Stock and reclassify any previously classified but unissued shares of Preferred Stock of any series from time to time, into one or more classes or series of Shares.

Section 5.4 12.5% Series A Redeemable Cumulative Preferred Stock.

(a) Designation and Number. A series of Preferred Stock, designated the “12.5% Series A Redeemable Cumulative Preferred Stock” (the “Series A Preferred Stock”), is hereby established. The total number of authorized shares of Series A Preferred Stock shall be one hundred twenty-five (125).

(b) Rank. The Series A Preferred Stock shall, with respect to dividend and redemption rights and rights upon liquidation, dissolution, or winding up of the Corporation, rank senior to all classes or series of shares of Common Stock of the Corporation and to all other equity securities issued by the Corporation from time to time (together with the Common Stock, the “Junior Securities”). The term “equity securities” shall not include convertible debt securities unless and until such securities are converted into equity securities of the Corporation.

(c) Dividends.

(i) Each holder of the then outstanding shares of Series A Preferred Stock shall be entitled to receive, when and as authorized by the Board, out of funds legally available for the payment of dividends, cumulative preferential cash dividends at the rate of 12.5% per annum of the total of $1,000.00 per share plus all accumulated and unpaid dividends thereon. Such dividends shall accrue on a daily basis and be cumulative from the first date on which any Series A Preferred Stock is issued, such issue date to be contemporaneous with the receipt by the Corporation of subscription funds for the Series A Preferred Stock (the “Original Issue Date”), and shall be payable semi-annually in arrears on or before June 30 and December 31 of each year (each a “Dividend Payment Date”); provided, however, that if any Dividend Payment Date is not a Business Day, then the dividend which would otherwise have been payable on such Dividend Payment Date may be paid on the preceding Business Day or the following Business Day with the same force and effect as if paid on such Dividend Payment Date. Any dividend payable on the Series A Preferred Stock for any partial Dividend Period (as defined below) will be computed on the basis of a 360-day year consisting of twelve 30-day months. The term “Dividend Period” shall mean, with respect to the first “Dividend Period,” the period from and including the Original Issue Date to and including the first Dividend Payment Date, and with respect to each subsequent “Dividend Period,” the period from but excluding a Dividend Payment Date to and including the next succeeding Dividend Payment Date or other date as of which accrued dividends are to be calculated. Dividends will be payable to holders of record as they appear in the share records of the Corporation at the close of business on the applicable record date, which shall be the fifteenth day of the calendar month in which the applicable Dividend Payment Date falls or on such other date designated by the Board for the payment of dividends that is not more than thirty (30) nor less than ten (10) days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Dividends in respect of any past Dividend Periods that are in arrears may be authorized and paid at any time to holders of record on the Dividend Record Date related to each such Dividend Period. Any dividend payment made on the Series A Preferred Stock shall be credited first against the earliest accrued but unpaid dividend due which remains payable.

(ii) No dividends on shares of Series A Preferred Stock shall be authorized by the Board or paid or set apart for payment by the Corporation at such time as the terms and provisions of any written agreement between the Corporation and any party that is not an affiliate of the Corporation, including any agreement relating to its indebtedness, prohibit such authorization, payment, or setting apart for payment or provide that such authorization, payment, or setting apart for payment would constitute a breach thereof or a default thereunder, or if such authorization or payment shall be restricted or prohibited by law. For purposes of this Section 5.4, “affiliate” shall mean any party that controls, is controlled by, or is under common control with the Corporation.

(iii) Notwithstanding the foregoing, dividends on the Series A Preferred Stock shall accrue whether or not the terms and provisions set forth in Section 5.4(c)(ii) hereof at any time prohibit the current payment of dividends, whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such dividends, and whether or not such dividends are authorized or declared. Dividends will be authorized and paid when due in all events to the fullest extent permitted by law and except as provided in Section 5.4(c)(ii) above. Accrued but unpaid dividends on the Series A Preferred Stock will accumulate as of the Dividend Payment Date on which they first become payable.

(iv) Unless full cumulative dividends on all outstanding shares of the Series A Preferred Stock have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for all past Dividend Periods, no dividends (other than in shares of Junior Securities) shall be authorized or paid or set aside for payment nor shall any other distribution be authorized or made upon any shares of Junior Securities, nor shall any shares of Junior Securities be redeemed, purchased, or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation (except by conversion into or exchange for other shares of Junior Securities).

(v) When dividends are not paid in full (or a sum sufficient for such full payment is not set apart) on the Series A Preferred Stock, all dividends authorized upon the Series A Preferred Stock shall be authorized and paid pro rata based on the number of shares of Series A Preferred Stock then outstanding.

(vi) Any dividend payment made on shares of the Series A Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable. Holders of the Series A Preferred Stock shall not be entitled to any dividend, whether payable in cash, property, or shares, in excess of full cumulative dividends on the Series A Preferred Stock as described above.

(vii) If, for any taxable year, the Corporation elects to designate as “capital gain dividends” (as defined in Section 857 of the Internal Revenue Code of 1986, as amended) any portion (the “Capital Gains Amount”) of the dividends paid or made available for the year to holders of all classes of stock (the “Total Dividends”), then the Capital Gains Amount allocable to holders of the Series A Preferred Stock shall be the amount that the total dividends paid or made available to the holders of the Series A Preferred Stock for the year bears to the Total Dividends.

(d) Liquidation Preference.

(i) Upon any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Corporation, the holders of shares of Series A Preferred Stock then outstanding are entitled to be paid, or have the Corporation authorize and set aside for payment, out of the assets of the Corporation legally available for distribution to its shareholders, a liquidation preference equal to the sum of the following (collectively, the “Liquidation Preference”): (A) $1,000.00 per share, (B) all accrued and unpaid dividends thereon through and including the date of payment, and (C) if the liquidation occurs before the Redemption Premium (as defined below) right expires, the per share Redemption Premium in effect on the date of payment of the Liquidation Preference, before any distribution of assets is made to holders of any Junior Securities. In the event that the Corporation elects to set aside the Liquidation Preference for payment, the Series A Preferred Stock shall remain outstanding until the holders thereof are paid the full Liquidation Preference, which payment shall be made no later than immediately prior to the Corporation making its final liquidating distribution on the Common Stock. In the event that the Redemption Premium in effect on the payment date is less than the Redemption Premium on the date that the Liquidation Preference was set apart for payment, the Corporation may make a corresponding reduction to the funds set apart for payment of the Liquidation Preference.

(ii) In the event that, upon any such voluntary or involuntary liquidation, dissolution, or winding up, the available assets of the Corporation are insufficient to pay the full amount of the Liquidation Preference on all outstanding shares of Series A Preferred Stock, then the holders of the Series A Preferred Stock shall share ratably in any such distribution of assets in proportion to the full Liquidation Preference to which they would otherwise be respectively entitled.

(iii) After payment of the full amount of the Liquidation Preference to which they are entitled, the holders of Series A Preferred Stock will have no right or claim to any of the remaining assets of the Corporation.

(iv) Upon the Corporation’s provision of written notice as to the effective date of any such liquidation, dissolution, or winding up of the Corporation, accompanied by a check or other payment in the amount of the full Liquidation Preference to which each record holder of the Series A Preferred Stock is entitled, the Series A Preferred Stock shall no longer be deemed outstanding shares of the Corporation, and all rights of the holders of such shares will terminate. Such notice shall be given to each record holder of the Series A Preferred Stock at the respective address of such holder as the same shall appear on the share transfer records of the Corporation.

(v) The consolidation or merger of the Corporation with or into any other business enterprise or of any other business enterprise with or into the Corporation, or the sale, lease, or conveyance of all or substantially all of the assets or business of the Corporation, shall not be deemed to constitute a liquidation, dissolution, or winding up of the Corporation; provided, however, that any such transaction which results in an amendment, restatement, or replacement of the Charter that has a material adverse effect on the rights and preferences of the Series A Preferred Stock, or that increases the number of authorized or issued shares of Series A Preferred Stock, shall be deemed a liquidation of the Corporation for purposes of determining whether the Liquidation Preference is payable unless the right to receive payment is waived by holders of a majority of the outstanding shares of Series A Preferred Stock voting as a separate class (excluding any shares that were not issued in a private placement of the Series A Preferred Stock conducted by Iroquois Capital Advisors, LLC).

(e) Redemption.

(i) Right of Optional Redemption. The Corporation, at its option, may redeem shares of the Series A Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price (the “Redemption Price”) equal to $1,000.00 per share plus all accrued and unpaid dividends thereon to and including the date fixed for redemption (except as provided in Section 5.4(e)(iii) below), plus a redemption premium per share (each, a “Redemption Premium”) calculated as follows based on the date fixed for redemption:

Period	Redemption Premium
Issuance date until December 31, 2021	$50
Thereafter	$0

If less than all of the outstanding shares of the Series A Preferred Stock are to be redeemed, the shares of Series A Preferred Stock to be redeemed may be selected by any equitable method determined by the Corporation provided that such method does not result in the creation of fractional shares.

(ii) Limitations on Redemption. Unless full cumulative dividends on all shares of the Series A Preferred Stock shall have been, or contemporaneously are, authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods, no shares of Series A Preferred Stock shall be redeemed or otherwise acquired, directly or indirectly, by the Corporation unless all outstanding shares of Series A Preferred Stock are simultaneously redeemed or acquired, and the Corporation shall not purchase or otherwise acquire, directly or indirectly, any shares of any Junior Securities of the Corporation (except by exchange for shares of Junior Securities); provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of Series A Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred Stock or any purchase or acquisition made in order to ensure that the Corporation remains qualified as a real estate investment trust for federal income tax purposes.

(iii) Rights to Dividends on Shares Called for Redemption. Immediately prior to or upon any redemption of the Series A Preferred Stock, the Corporation shall pay, in cash, any accumulated and unpaid dividends to and including the redemption date, unless a redemption date falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case each holder of the Series A Preferred Stock at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date.

(iv) Procedures for Redemption.

(A) Upon the Corporation’s provision of written notice as to the effective date of the redemption, accompanied by a check in the amount of the full Redemption Price through such effective date to which each record holder of Series A Preferred Stock is entitled, the Series A Preferred Stock shall be redeemed and shall no longer be deemed outstanding shares of the Corporation, and all rights of the holders of such shares will terminate. Such notice shall be given to each record holder of the Series A Preferred Stock at the respective addresses of such holders as the same shall appear on the share transfer records of the Corporation. No failure to give such notice or any defect thereof or in the sending thereof shall affect the validity of the proceedings for the redemption of any shares of the Series A Preferred Stock except as to the holder to whom notice was defective or not given.

(B) In addition to any information required by law or by the applicable rules of any exchange upon which the Series A Preferred Stock may be listed or admitted to trading, such notice shall state: (I) the redemption date; (II) the Redemption Price; (III) the number of shares of Series A Preferred Stock to be redeemed; (IV) the place or places where the Series A Preferred Stock are to be surrendered (if so required in the notice) for payment of the Redemption Price (if not otherwise included with the notice); and (V) that dividends on the shares to be redeemed will cease to accrue on such redemption date. If less than all of the Series A Preferred Stock held by any holder is to be redeemed, the notice sent to such holder shall also specify the number of shares of Series A Preferred Stock held by such holder to be redeemed.

(C) If notice of redemption of any shares of the Series A Preferred Stock has been given and if the funds necessary for such redemption have been set aside by the Corporation for the benefit of the holders of any shares of the Series A Preferred Stock so called for redemption, then, from and after the redemption date, dividends will cease to accrue on such shares of Series A Preferred Stock, such shares of Series A Preferred Stock shall no longer be deemed outstanding, and all rights of the holders of such shares will terminate, except the right to receive the Redemption Price. If the Corporation shall so require and the notice shall so state, holders of Series A Preferred Stock to be redeemed shall surrender the certificates evidencing such Series A Preferred Stock, to the extent that such shares are certificated, at the place designated in such notice and, upon surrender in accordance with said notice of the certificates for shares of Series A Preferred Stock so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such shares of Series A Preferred Stock shall be redeemed by the Corporation at the Redemption Price. In case less than all of the shares of Series A Preferred Stock evidenced by any such certificate are redeemed, a new certificate or certificates shall be issued evidencing the unredeemed shares of Series A Preferred Stock without cost to the holder thereof. In the event that the shares of Series A Preferred Stock to be redeemed are uncertificated, such shares shall be redeemed in accordance with the notice, and no further action on the part of the holders of such shares shall be required.

(D) The deposit of funds with a bank or trust company for the purpose of redeeming the Series A Preferred Stock shall be irrevocable except that: (I) The Corporation shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings and (II) Any balance of money so deposited by the Corporation and unclaimed by the holders of the Series A Preferred Stock entitled thereto at the expiration of two years from the applicable redemption date shall be paid, together with any interest or other earnings earned thereon, to the Corporation, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment of the Redemption Price without interest or other earnings.

(v) Status of Redeemed Shares. Any shares of Series A Preferred Stock that shall at any time have been redeemed or otherwise acquired by the Corporation shall, after such redemption or acquisition, have the status of authorized but unissued shares of Series A Preferred Stock which may be issued by the Board from time to time at its discretion.

(f) Voting Rights. Except as provided in this Section 5.4(f), the holders of the Series A Preferred Stock shall not be entitled to vote on any matter submitted to the stockholders of the Corporation for a vote. Notwithstanding the foregoing, the consent of the holders of a majority of the outstanding Series A Preferred Stock (excluding any shares that were not issued in a private placement of the Series A Preferred Stock conducted by Iroquois Capital Advisors, LLC), voting as a separate class, shall be required for (i) authorization or issuance of any equity security of the Corporation senior to or on a parity with the Series A Preferred Stock, (ii) any amendment to the Corporation’s Charter which has a material adverse effect on the rights and preferences of the Series A Preferred Stock or which increases the number of authorized or issued shares of Series A Preferred Stock, or (iii) any reclassification of the Series A Preferred Stock.

(g) Conversion. The shares of Series A Preferred Stock are not convertible into or exchangeable for any other property or securities of the Corporation.

(h) Notice. All notices to be given to the holders of the Series A Preferred Stock shall be given by (i) mail, postage prepaid, (ii) overnight delivery courier service, (iii) facsimile transmission, (iv) electronic mail, or (v) personal delivery, to the holders of record, addressed to the address or sent to the facsimile number shown by the records of the Corporation.

(i) Restriction on Ownership and Transfer. The shares of the Series A Preferred Stock are subject to the provisions of Section 5.8 hereof regarding the restrictions on ownership and transfer.

Section 5.5 Classified or Reclassified Shares. Prior to issuance of classified or reclassified Shares of any class or series, the Board by resolution shall: (a) designate that class or series to distinguish it from all other classes and series of Shares; (b) specify the number of Shares to be included in the class or series; (c) set or change, subject to the provisions of Section 5.8 hereof and subject to the express terms of any class or series of Shares outstanding at the time, the preferences, conversion or other rights, voting powers (including the ability to grant exclusive voting rights on a Charter amendment that would alter contract rights, as expressly set forth in the Charter, only of the specified class or series of stock), restrictions, including without limitation, restrictions as to transferability, limitations as to dividends or other Distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Corporation to file articles supplementary with the State Department of Assessments and Taxation of Maryland. Any of the terms of any class or series of Shares set or changed pursuant to clause (c) of this Section 5.5 may be made dependent upon facts or events ascertainable outside the Charter (including determinations by the Board or other facts or events within the control of the Corporation) and may vary among holders thereof, provided that the manner in which such facts, events, or variations shall operate upon the terms of such class or series of Shares is clearly and expressly set forth in the articles supplementary or other Charter document.

Section 5.6 Stockholders’ Consent in lieu of a Meeting. Any action required or permitted to be taken at any meeting of the Stockholders may be taken without a meeting by consent, in writing, or by electronic transmission, in any manner and by the vote permitted by the MGCL and set forth in the Bylaws.

Section 5.7 Charter and Bylaws. The rights of all Stockholders and the terms of all Shares are subject to the provisions of the Charter and the Bylaws.

Section 5.8 Restrictions on Ownership and Transfer.

(a) Definitions. For purposes of this Section 5.8, the following terms shall have the following meanings:

“100 Stockholders Date” means January 30, 2020.

“Actual Ownership” means the actual and direct ownership of Shares by a Person, and does not take into account indirect ownership, Constructive Ownership or Beneficial Ownership, or any form of beneficial, constructive, or attributed ownership. The terms “Actual Owners,” “Actually Owns,” “Actually Owning,” and “Actually Owned” shall have the correlative meanings.

“Aggregate Share Ownership Limit” means 7.5% (in value or number of Shares, whichever is more restrictive) of the aggregate of the outstanding Shares. The value and number of the outstanding Shares shall be determined by the Board, which determination shall be conclusive for all purposes hereof

“Beneficial Ownership” means ownership of Shares by a Person, whether the interest in the Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms “Beneficial Owner,” “Beneficially Owns,” “Beneficially Owning,” and “Beneficially Owned” shall have the correlative meanings.

“Charitable Beneficiary” means one or more beneficiaries of the Trust as determined pursuant to Section 5.8(c)(vi) hereof; provided, that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055, and 2522 of the Code.

“Constructive Ownership” means ownership of Shares by a Person, whether the interest in the Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns,” “Constructively Owning,” and “Constructively Owned” shall have the correlative meanings.

“Dependent Excepted Holder” means, in respect of any Excepted Holder, any present or future Person Constructively Owning or Beneficially Owning Shares on account of the Actual Ownership of Shares by such Excepted Holder.

“Excepted Holder” means any Stockholder for whom an Excepted Holder Limit is created by the Board pursuant to an Excepted Holder Agreement pursuant to Section 5.8(b)(vii) hereof.

“Excepted Holder Agreement” means any agreement between the Corporation and any Stockholder pursuant to which an Excepted Holder Limit is established pursuant to Section 5.8(b)(vii) hereof.

“Excepted Holder Limit” means, provided that the affected Excepted Holder agrees to comply with the requirements established by the Board pursuant to Section 5.8(b)(viii) hereof, the percentage limit established by the Board pursuant to a Excepted Holder Agreement pursuant to Section 5.8(b)(vii) hereof, as adjusted pursuant to the terms of such Excepted Holder Agreement if applicable.

“Initial Date” means January 1, 2020.

“Market Price” on any date means, with respect to any class or series of outstanding Shares, the Closing Price for such Shares on such date. The “Closing Price” on any date shall mean the last sale price for such Shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Shares, in either case as reported on the principal national securities exchange on which such Shares are listed or admitted to trading or, if such Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the principal automated quotation system that may then be in use or, if such Shares are not quoted by any such system, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Shares selected by the Board or, in the event that no trading price is available for such Shares, the fair market value of the Shares, as determined in good faith by the Board.

“Ownership Limit” means (i) with respect to shares of Common Stock, 7.5% (in value or number of Shares, whichever is more restrictive) of the outstanding shares of Common Stock of the Corporation; and (ii) with respect to any class or series of shares of Preferred Stock, 7.5% (in value or number of Shares, whichever is more restrictive) of the outstanding shares of such class or series of Preferred Stock. The number and value of the outstanding Shares of the Corporation shall be determined by the Board in good faith, which determination shall be conclusive for all purposes hereof. For purposes of determining the percentage ownership of Shares by any Person, Shares that may be acquired upon conversion, exchange, or exercise of any Securities of the Corporation directly or constructively held by such Person, but not Shares issuable with respect to the conversion, exchange, or exercise of Securities for the Corporation held by other Persons, shall be deemed to be outstanding prior to conversion, exchange, or exercise.

“Prohibited Owner” means, with respect to any purported Transfer, any Stockholder other than an Excepted Holder whose Shares, but for the provisions of this Section 5.8, would be Beneficially Owned or Constructively Owned in violation of Section 5.8(b)(i) hereof, or, with respect to an Excepted Holder, whose Shares are automatically transferred to a Trust in accordance with the terms of an Excepted Holder Agreement by reference to Section 5.8(b)(i)(c) hereof, and if appropriate in the context, shall also mean any Person who would have been the record owner of the Shares that the Prohibited Owner would have so owned.

“Restriction Termination Date” means the first day on which the Board determines pursuant to Section 7.3 hereof that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership, and Transfers of Shares set forth herein is no longer required in order for the Corporation to qualify as a REIT.

“Transfer” means any issuance, sale, transfer, gift, assignment, devise, or other disposition, as well as any other event that causes any Person to acquire Beneficial Ownership or Constructive Ownership of Shares or the right to vote or receive dividends on Shares, or any agreement to take any such actions or cause any such events, including (i) the granting or exercise of any option (or any disposition of any option), (ii) any disposition of any Securities or rights convertible into or exchangeable for Shares or any interest in Shares or any exercise of any such conversion or exchange right, and (iii) Transfers of interests in other entities that result in changes in Beneficial Ownership or Constructive Ownership of Shares; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned, and whether by operation of law or otherwise. The terms “Transferring” and “Transferred” shall have the correlative meanings.

“Trust” means any trust provided for in Section 5.8(c)(i) hereof.

“Trustee” means the Person unaffiliated with the Corporation and a Prohibited Owner that is appointed by the Corporation to serve as trustee of the Trust.

(b) Shares.

(i) Ownership Limitations. Subject to Section 5.9 hereof:

(A) Basic Restrictions.

(I) During the period commencing on the Initial Date and prior to the Restriction Termination Date, (1) except as set forth in any articles supplementary creating any class or series of Shares or in any Excepted Holder Agreement, no Person shall Beneficially Own or Constructively Own Shares in excess of the Aggregate Share Ownership Limit, and (2) except as set forth in any Excepted Holder Agreement, no Person, shall Beneficially Own or Constructively Own Shares in Excess of the Ownership Limit.

(II) During the period commencing on the Initial Date and prior to the Restriction Termination Date, except as set forth in any Excepted Holder Agreement, no Person shall Beneficially or Constructively Own Shares to the extent that such Beneficial Ownership or Constructive Ownership of Shares would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise failing to qualify as a REIT (including, but not limited to, Beneficial Ownership or Constructive Ownership that would result in the Corporation owning (actually or constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

(III) During the period commencing on the 100 Stockholders Date and prior to the Restriction Termination Date, no Person shall Transfer any Shares if, as a result of such Transfer, the Shares would be beneficially owned by less than 100 Persons (determined without reference to the rules of attribution under Section 544 of the Code). Notwithstanding any other provisions contained herein (but subject to Section 5.9), any Transfer of Shares that, if effective, would result in Shares being beneficially owned by less than 100 Persons (determined under the principles of Section 856(a)(5) of the Code, and without reference to the rules of attribution under Section 544 of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such Shares.

(B) Transfer in Trust. Subject to the provisions of any Excepted Holder Agreement, if any Transfer of Shares occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning Shares in violation of Section 5.8(b)(i)(A)(I) hereof or Section 5.8(b)(i)(A)(II) hereof,

(I) then that number of Shares the Beneficial Ownership or Constructive Ownership of which otherwise would cause such Person to violate Section 5.8(b)(i)(A)(I) hereof or Section 5.8(b)(i)(A)(II) hereof (rounded up to the nearest whole share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 5.8(c) hereof, effective as of the close of business on the Business Day prior to the date of such Transfer, and such Person shall acquire no rights in such Shares; or

(II) if the transfer to the Trust described in clause (I) of this sentence would not be effective for any reason to prevent the violation of Section 5.8(b)(i)(A)(I) hereof or Section 5.8(b)(i)(A)(II) hereof, then the Transfer of that number of Shares that otherwise would cause any Person to violate Section 5.8(b)(i)(A)(I) hereof or Section 5.8(b)(i)(A)(II) hereof shall be void ab initio, and the intended transferee shall acquire no rights in such Shares.

(C) Pursuant to the terms of any Excepted Holders Agreement, if any Shares actually held by an Excepted Holder are required to be automatically transferred to a Trust by reference to this Section 5.8(b)(i)(C),

(I) then that number of Shares specified in such Excepted Holder Agreement shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 5.8(c) hereof, effective as of the close of business on the Business Day prior to the date of such Transfer or event other circumstance, and in the case of a Transfer such Person shall acquire no rights in such Shares; or

(II) solely to the extent provided in such Excepted Holder Agreement, in the case of a Transfer, if the transfer to the Trust described in the immediately preceding clause (I) would not be effective for any reason, then the Transfer of that number of Shares specified in such Excepted Holder Agreement shall be void ab initio, and the intended transferee shall acquire no rights in such Shares.

(D) Subject to the provisions of any Excepted Holders Agreement, to the extent that, upon a transfer of Shares pursuant to Section 5.8(b)(i)(B), a violation of any provision of this Section 5.8 would nonetheless be continuing (for example, where the ownership of Shares by a single Trust would violate the 100 stockholder requirement applicable to REITs), then Shares shall be transferred to the number of Trusts, each having a distinct Trustee and one or more Charitable Beneficiaries that are distinct from those of each other Trust, such that there is not a violation of any provisions of this Section 5.8.

(ii) Remedies for Breach. If the Board or any duly authorized committee thereof shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of Section 5.8(b)(i) hereof or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any Shares in violation of Section 5.8(b)(i) hereof (whether or not such violation is intended), the Board or a committee thereof shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Corporation to redeem Shares, refusing to give effect to such Transfer on the books of the Corporation, or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfer or attempted Transfer or other event in violation of Section 5.8(b)(i) hereof shall automatically result in the transfer to the Trust described above, and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board or a committee thereof.

(iii) Notice of Restricted Transfer. Any Stockholder in respect of any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of Shares Actually Owned by such Stockholder that will or may violate Section 5.8(b)(i)(A)(I) hereof or Section 5.8(b)(i)(A)(II) hereof, or any Person who would have Actually Owned Shares that resulted in a transfer to the Trust pursuant to the provisions of Section 5.8(b)(i)(B) hereof or Section 5.8(b)(i)(C) hereof, shall immediately give written notice to the Corporation of such event, or in the case of such a proposed or attempted transaction, give at least fifteen (15) days prior written notice and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer on the Corporation’s status as a REIT.

(iv) Owners Required to Provide Information. Prior to the Restriction Termination Date:

(A) every Stockholder that is the Actual Owner of more than five percent (5%) (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding Shares, within thirty (30) days after the end of each taxable year, shall give written notice to the Corporation stating the name and address of such Stockholder, the number of Shares Beneficially Owned, and a description of the manner in which such Shares are held. Each such Stockholder shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation’s status as a REIT and to ensure compliance with the Aggregate Share Ownership Limit and the Ownership Limit, and

(B) each Stockholder shall provide to the Corporation such information as the Corporation may request, in good faith, in order to determine the Corporation’s status as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance.

(v) Remedies Not Limited. Subject to Section 7.3 hereof, nothing contained in this Section 5.8(b) shall limit the authority of the Board to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its Stockholders in preserving the Corporation’s status as a REIT; provided, however, that the Board shall not take any adverse action with respect to any Shares owned by an Excepted Holder except as specifically provided in such Excepted Holder Agreement.

(vi) Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 5.8(b), Section 5.8(c) hereof, or any definition contained in Section 5.8(a) hereof, the Board shall have the power to determine the application of the provisions of this Section 5.8(b) or Section 5.8(c) hereof or any such definition with respect to any situation based on the facts known to it. In the event this Section 5.8(b) or Section 5.8(c) hereof requires an action by the Board and the Charter fails to provide specific guidance with respect to such action, the Board shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of this Section 5.8 or of any Excepted Holder Agreement. Subject to the provisions of any Excepted Holder Agreement, absent a decision to the contrary by the Board, if a Person would have (but for the remedies set forth in Section 5.8(b)(ii)) acquired Beneficial Ownership or Constructive Ownership of Shares in violation of Section 5.8(b) hereof, such remedies (as applicable) shall apply first to the Shares which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not Actually Owned) by such Person, pro rata among the Persons who Actually Own such Shares based upon the relative number of the Shares held by each such Person.

(vii) Exceptions.

(A) The Board may (prospectively or retroactively) exempt a Person from the Aggregate Share Ownership Limit or the Ownership Limit, as the case may be, and from compliance with Section 5.8(b)(i)(A)(ii) hereof, and make such other modifications to the terms of this Section 5.8 in respect of Shares owned by such Stockholder, and may establish or increase an Excepted Holder Limit for such Person if:

(I) the Board obtains such representations, covenants, and undertakings from such Person as are requested by the Board, if any, and as are reasonably necessary to ascertain that no individual’s Beneficial Ownership or Constructive Ownership of such Shares will violate Section 5.8(b)(i)(A)(II) hereof;

(II) either (i) such Person does not, and represents that it will not, own (actually or constructively, including after the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code) an interest in a tenant of the Corporation (or a tenant of any entity owned or controlled by the Corporation) that would cause the Corporation to own (actually or constructively, including after the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code) more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant and the Board obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact (for this purpose, a tenant from whom the Corporation (or an entity owned or controlled by the Corporation) derives (and is expected to continue to derive) a sufficiently small amount of revenue such that, in the opinion of the Board, rent from such tenant would not adversely affect the Corporation’s ability to qualify as a REIT, shall not be treated as a tenant of the Corporation), or (ii) such Person enters into such arrangements with the Corporation as the Board deems advisable to minimize the risk that the Corporation would fail to qualify as a REIT on account of the Corporation owning (actually or constructively, including after the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code) interests in one or more tenants that is described in Section 856(d)(2)(B) of the Code such that income derived by the Corporation from such tenants would cause the Corporation to fail to satisfy the any of the gross income requirements of Section 856(c) of the Code.

(B) Prior to granting any exception pursuant to Section 5.8(b)(vii)(A) hereof, the Board may require a ruling from the Internal Revenue Service or an opinion of counsel, in either case in form and substance satisfactory to the Board in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Corporation’s status as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

(C) Subject to Section 5.8(b)(i)(A)(II) hereof, an underwriter, placement agent, or initial purchaser that participates in a public offering, a forward sale, a private placement, or private resale of Shares (or Securities convertible into or exchangeable for Shares) may Beneficially Own or Constructively Own Shares (or

Securities convertible into or exchangeable for Shares) in excess of the Aggregate Share Ownership Limit, the Ownership Limit, or both such limits, but only to the extent necessary to facilitate such public offering, forward sale, private placement, or private resale of such Shares and provided that the restrictions contained in Section 5.8(b)(i)(A) hereof will not be violated following the distribution by such underwriter, placement agent, or initial purchaser of such Shares.

(viii) Change in Aggregate Share Ownership Limit and Ownership Limit. Subject to Section 5.8(b)(i)(A)(II) hereof, and subject to the terms of any Excepted Holder Agreement, the Board may from time to time increase or decrease the Aggregate Share Ownership Limit and the Ownership Limit; provided, however, that a decreased Aggregate Share Ownership Limit and/or Ownership Limit will not be effective for any Person whose Beneficial Ownership or Constructive Ownership of Shares is in excess of such decreased Aggregate Share Ownership Limit and/or Ownership Limit until such time as such Person’s Beneficial Ownership or Constructive Ownership of Shares equals or falls below the decreased Aggregate Share Ownership Limit and/or Ownership Limit, but any further acquisition or increase in Beneficial Ownership or Constructive Ownership of Shares will be in violation of the Aggregate Share Ownership Limit and/or Ownership Limit and, provided, further, that the new Aggregate Share Ownership Limit and/or Ownership Limit would not allow five or fewer Persons to Beneficially Own or Constructively Own more than 49.9% in value of the outstanding Shares.

(ix) Notice to Stockholders upon Issuance or Transfer. Upon issuance or Transfer of Shares prior to the Restriction Termination Date, the Corporation shall include with any notice, in lieu of issuance of a share certificate, a legend in a form substantially similar to the following:

The securities of NewLake Capital Partners, Inc., a Maryland corporation (the “Corporation”), are subject to restrictions on Beneficial Ownership and Constructive Ownership and Transfer for the purpose, among others, of the Corporation’s maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”). Subject to certain further restrictions and except as expressly provided in the Corporation’s Charter, (i) no Person may Beneficially Own or Constructively Own Shares in excess of 7.5% (in value or in number of Shares, whichever is more restrictive) of the total outstanding Shares or 7.5% (in value or in number of Shares, whichever is more restrictive) of any class or series of Shares; (ii) no Person may Beneficially Own or Constructively Own Shares that would result in the Corporation being “closely held” under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; and (iii) any Transfer of Shares that, if effective, would result in the Shares being beneficially owned by fewer than 100 Persons (as determined under the principles of Section 856(a)(5) of the Code, and without reference to the rules of attribution under Section 544 of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such Shares. Any Person who Beneficially Owns or Constructively Owns

or attempts to Beneficially Own or Constructively Own Shares which causes or will cause a Person to Beneficially Own or Constructively Own Shares in excess or in violation of the above limitations must immediately notify the Corporation in writing (or, in the case of an attempted transaction, give at least fifteen (15) days prior written notice). If any of the restrictions on Transfer or ownership as set forth in (i) and (ii) above are violated, the Shares in excess or in violation of the above limitations will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries. In addition, the Corporation may redeem Shares upon the terms and conditions specified by the Board in its sole discretion if the Board determines that ownership or a Transfer or other event may violate the restrictions described above. The terms described in this statement may be modified by the Board pursuant to one or more Excepted Holder Agreements. Furthermore, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this notice have the meanings defined in the Corporation’s Charter, as the same may be amended from time to time, a copy of which, including the restrictions on Transfer and ownership, will be furnished to each holder of Shares on request and without charge. Requests for such a copy may be directed to the Secretary of the Corporation at its principal office.

(c) Transfer of Shares in Trust.

(i) Ownership in Trust. Subject to the provisions of any Excepted Holder Agreement, upon any purported Transfer or other event or circumstance described in Section 5.8(b)(i) hereof, or in any Excepted Holder Agreement, that would result in a transfer of Shares to a Trust, such Shares shall be transferred to the Trustee as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Trust pursuant to Section 5.8(b)(i) hereof. The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with the Corporation and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Corporation as provided in Section 5.8(c)(vi) hereof.

(ii) Status of Shares Held by the Trustee. Shares held by the Trustee shall be issued and outstanding Shares. The Prohibited Owner shall have no rights in the Shares held by the Trustee. The Prohibited Owner shall not benefit economically from ownership of any Shares held in trust by the Trustee, shall have no rights to dividends or other Distributions, and shall not possess any rights to vote or other rights attributable to the Shares held in the Trust.

(iii) Dividend and Voting Rights. The Trustee shall have all voting rights and rights to dividends or other Distributions with respect to Shares held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other Distribution paid prior to the discovery by the

Corporation that the Shares have been transferred to the Trustee shall be paid by the recipient of such dividend or other Distribution to the Trustee upon demand, and any dividend or other Distribution authorized but unpaid shall be paid when due to the Trustee. Any dividend or other Distribution so paid to the Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to Shares held in the Trust and, subject to Maryland law, effective as of the date that the Shares have been transferred to the Trustee, the Trustee shall have the authority (at the Trustee’s sole discretion) (A) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Corporation that the Shares have been transferred to the Trustee, and (B) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Corporation has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Section 5.8, until the Corporation has received notification that Shares have been transferred into a Trust, the Corporation shall be entitled to rely on its stock transfer and other Stockholder records for purposes of preparing lists of Stockholders entitled to vote at meetings, determining the validity and authority of proxies, and otherwise conducting votes of Stockholders.

(iv) Sale of Shares by Trustee. Within twenty (20) days of receiving notice from the Corporation that Shares have been transferred to the Trust, the Trustee shall sell the Shares held in the Trust to a person, designated by the Trustee, whose ownership of the Shares will not violate the ownership or other limitations set forth in Section 5.8(b)(i) hereof or in any Excepted Holder Agreement. Upon such sale, the interest of the Charitable Beneficiary in the Shares sold shall terminate, and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 5.8(c)(iv). The Prohibited Owner shall receive the lesser of (A) the price paid by the Prohibited Owner for the Shares or, if the Prohibited Owner did not give value for the Shares in connection with the event causing the Shares to be held in the Trust (e.g., in the case of a gift, devise, or other such transaction), the Market Price of the Shares on the day of the event causing the Shares to be held in the Trust, and (B) the price per Share received by the Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the Shares held in the Trust. The Trustee may reduce the amount payable to the Prohibited Owner by the amount of dividends and other Distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 5.8(c)(iii) hereof. Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Corporation that Shares have been transferred to the Trustee, such Shares are sold by a Prohibited Owner, then (x) such Shares shall be deemed to have been sold on behalf of the Trust, and (y) to the extent that the Prohibited Owner received an amount for such Shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 5.8, such excess shall be paid to the Trustee upon demand.

(v) Purchase Right in Stock Transferred to the Trustee. Shares transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per Share equal to the lesser of (A) the price per Share in the transaction that resulted in such transfer to the Trust (or, in the case of a devise or gift, the

Market Price at the time of such devise or gift), and (B) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation may reduce the amount payable to the Prohibited Owner by the amount of dividends and other Distributions which has been paid to the Prohibited Owner and is owed by the Prohibited Owner to the Trustee pursuant to Section 5.8(c)(iii) hereof. The Corporation may pay the amount of such reduction to the Trustee for the benefit of the Charitable Beneficiary. The Corporation shall have the right to accept such offer until the Trustee has sold the Shares held in the Trust pursuant to Section 5.8(c)(iv) hereof. Upon such a sale to the Corporation, the interest of the Charitable Beneficiary in the Shares sold shall terminate, and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

(vi) Designation of Charitable Beneficiaries. By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that (A) the Shares held in the Trust would not violate the restrictions set forth in Section 5.8(b)(i) hereof in the hands of such Charitable Beneficiary, and (B) each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055, and 2522 of the Code.

(d) Notwithstanding anything to the contrary herein, no Shares owned by any Excepted Holder shall be transferred to a Trust, nor shall any Transfer of Shares owned by any Excepted Holder be voided ab initio except as provided in such Excepted-Holder Agreement.

Section 5.9 Settlements. Nothing in Section 5.8 hereof shall preclude the settlement of any transaction entered into through the facilities of any U.S. national securities exchange or automated interdealer quotation system or Canadian stock exchange. The fact that the settlement of any transaction occurs shall not negate the effect of any provision of Section 5.8 hereof, and any transfer in such a transaction shall be subject to all of the provisions and limitations set forth in Section 5.8 hereof.

Section 5.10 Severability. If any provision of Section 5.8 hereof or any application of any such provision is determined to be void, invalid, or unenforceable by any court having jurisdiction over the issue, the validity and enforceability of the remaining provisions of Section 5.8 hereof shall not be affected, and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

Section 5.11 Enforcement. The Corporation is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of Section 5.8 hereof.

Section 5.12 Non-Waiver. No delay or failure on the part of the Corporation or the Board in exercising any right hereunder shall operate as a waiver of any right of the Corporation or the Board, as the case may be, except to the extent specifically waived in writing.

Section 5.13 Preemptive and Appraisal Rights. Except as may be provided by the Board in setting the terms of classified or reclassified Shares pursuant to Section 5.5 hereof or as may otherwise be provided by contract approved by the Board, no holder of Shares shall, as such holder, have any preemptive right to purchase or subscribe for any additional Shares or any other security of the Corporation which it may issue or sell. Holders of Shares shall not be entitled to exercise any rights of an objecting Stockholder provided for under Title 3, Subtitle 2 of the MGCL or any successor statute unless the Board shall determine that such rights apply, with respect to all or any classes or series of Shares, to one or more transactions occurring after the date of such determination in connection with which holders of such Shares would otherwise be entitled to exercise such rights.

ARTICLE VI

BOARD OF DIRECTORS

Section 6.1 Number of Directors. The current number of Directors of the Corporation shall be seven (7). From and after the date hereof, the number of Directors of the Corporation shall be determined in accordance with the Bylaws; provided that in no event shall there be less than the minimum number of Directors required by the MGCL. The names of the Directors who shall serve until the next annual meeting of Stockholders and until their successors are duly elected and qualify are:

David Weinstein

Gordon Dugan

Alan Carr

Mandy Lam

Anthony Coniglio

Peter Martay

Peter Kadens

The Board may fill any vacancy on the Board, whether resulting from an increase in the number of Directors or otherwise, in the manner provided in the Bylaws.

Section 6.2 Resignation or Removal.

(a) Any Director may resign by delivering notice to the Board, effective upon receipt by the Board of such notice or upon any future date specified in the notice. Subject to the rights of holders of one or more classes or series of shares of Preferred Stock, any Director or the entire Board may be removed from office at any time only by the affirmative vote of Stockholders entitled to cast at least a majority of the votes entitled to be cast generally in the election of Directors.

(b) The Corporation elects, effective at such time as it becomes eligible under Section 3-802 of the MGCL to make the election provided for under Section 3-804(c) of the MGCL, that, except as may be provided by the Board in setting the terms of any class or series of stock, any and all vacancies on the Board may be filled only by the affirmative vote of a majority of the directors remaining in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which such vacancy occurred and until a successor is elected and qualifies.

ARTICLE VII

POWERS OF THE BOARD OF DIRECTORS

Section 7.1 General. The business and affairs of the Corporation shall be managed under the direction of the Board. The Charter shall be construed with a presumption in favor of the grant of power and authority to the Board. Any construction of the Charter or determination made by the Board concerning its powers and authority hereunder shall be conclusive. The enumeration and definition of particular powers of the Board included in this Article VII shall in no way be limited or restricted by reference to or inference from the terms of this or any other provision of the Charter or construed or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Board under the general laws of the State of Maryland as now or hereafter in force.

Section 7.2 Authorization by the Board of Stock Issuance. The Board may authorize the issuance from time to time of Shares of any class or series, whether now or hereafter authorized, or Securities or rights convertible into Shares of any class or series, whether now or hereafter authorized, for such consideration as the Board may deem advisable (or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in the MGCL, the Charter, or the Bylaws.

Section 7.3 REIT Qualification. The Board shall take such actions as are necessary or appropriate to preserve the status of the Corporation as a REIT; provided, however, if the Board determines that it is no longer in the best interests of the Corporation to continue to be qualified as a REIT, the Board may revoke or otherwise terminate the Corporation’s REIT election pursuant to Section 856(g) of the Code. The Board also may determine that compliance with any restriction or limitation on stock ownership and transfers set forth in Section 5.8 hereof is no longer required for REIT qualification.

Section 7.4 Determinations by the Board. The determination as to any of the following matters, made by or pursuant to the direction of the Board consistent with the Charter, shall be final and conclusive and shall be binding upon the Corporation and every holder of Shares:

(a) the amount of the net income of the Corporation for any period and the amount of assets at any time legally available for the payment of dividends, acquisition of Shares, or the payment of other Distributions on Shares;

(b) the amount of paid-in surplus, net assets, other surplus, annual or other cash flow, funds from operations, adjusted funds from operations, net profit, net assets in excess of capital, undivided profits, or excess of profits over losses on sales of assets;

(c) the amount, purpose, time of creation, increase or decrease, alteration, or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been set aside, paid, or discharged);

(d) any interpretation or resolution of any ambiguity with respect to any provision of the Charter (including the terms, preferences, conversion, or other rights, voting powers or rights, restrictions, limitations as to dividends or other Distributions, qualifications, or terms or conditions of redemption of any class or series of Shares) or the Bylaws;

(e) the fair value, or any sale, bid, or asked price to be applied in determining the fair value, of any asset owned or held by the Corporation or any Shares;

(f) the number of Shares of any class of the Corporation;

(g) any matter relating to the acquisition, holding, and disposition of any assets by the Corporation;

(h) any interpretation of the terms and conditions of one or more of the agreements with any Person;

(i) the compensation of Directors, officers, employees, or agents of the Corporation; and

(j) any other matter relating to the business and affairs of the Corporation or required or permitted by applicable law, the Charter, or the Bylaws, or otherwise to be determined by the Board;

provided, however, that any determination by the Board as to any of the preceding matters shall not render invalid or improper any action taken or omitted prior to such determination, and no Director shall be liable for making or failing to make such a determination.

ARTICLE VIII

EXTRAORDINARY ACTIONS

Notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of the holders of Shares entitled to cast a greater number of votes, any such action shall be effective and valid if declared advisable by the Board and taken or approved by the affirmative vote of holders of Shares entitled to cast a majority of all the votes entitled to be cast on the matter.

ARTICLE IX

LIABILITY OF STOCKHOLDERS, DIRECTORS, AND OFFICERS

Section 9.1 Limitation of Stockholder, Director, and Officer Liability; Indemnification.

(a) To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a corporation, no present or former Director or officer of the Corporation shall be liable to the Corporation or its Stockholders for money damages. Neither the amendment nor repeal of this Section 9.1(a), nor the adoption or amendment of any other provision of the Charter or Bylaws inconsistent with this Section 9.1(a), shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal, or adoption.

(b) To the maximum extent permitted by Maryland law in effect from time to time, the Corporation shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any individual who is a present or former Director or officer of the Corporation and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity or (ii) any individual who, while a Director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, trustee, member, manager, or partner of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan, or any other enterprise and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity. The rights to indemnification and advance of expenses provided by this Section 9.1 shall vest immediately upon election of a Director or officer. The Corporation may, with the approval of its Board, provide such indemnification and advance of expenses to an individual who served a predecessor of the Corporation in any of the capacities described in (i) or (ii) above or to any employee or agent of the Corporation or a predecessor of the Corporation. The indemnification and payment or reimbursement of expenses provided in this Section 9.1 shall not be deemed exclusive of or limit in any way other rights to which any person seeking indemnification or payment or reimbursement of expenses may be or may become entitled under any bylaw, resolution, insurance, agreement, or otherwise.

(c) No Stockholder shall be liable for any debt, claim, demand, judgment, or obligation of any kind with respect to the Corporation by reason of it being a Stockholder, nor shall any Stockholder be subject to any personal liability whatsoever, in tort, contract, or otherwise, to any Person in connection with the Corporation’s assets or the affairs of the Corporation by reason of it being a Stockholder.

ARTICLE X

AMENDMENTS

The Corporation reserves the right from time to time to make any amendment to the Charter, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the Charter, of any outstanding Shares. All rights and powers conferred by the Charter on Stockholders, Directors, and officers are granted subject to this reservation. Except for those amendments permitted to be made without Stockholder approval under Maryland law or by specific provision in the Charter, any amendment to the Charter shall be valid only if declared advisable by the Board and approved by the affirmative vote of holders of Shares entitled to cast a majority of all the votes entitled to be cast on the matter.

THIRD: The amendment to and restatement of the Charter as herein set forth have been duly advised and approved by the Board and approved by the Stockholders as required by law.

FOURTH: The current address of the principal office of the Corporation is as set forth in Article IV of the foregoing amendment and restatement of the Charter.

FIFTH: The name and address of the Corporation’s current resident agent are as set forth in Article IV of the foregoing amendment and restatement of the Charter.

SIXTH: The number of Directors and the names of those who are currently serving are as set forth in Section 6.1 of Article VI of the foregoing amendment and restatement of the Charter.

SEVENTH: The undersigned officer acknowledges these Articles of Amendment and Restatement to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of his knowledge, information, and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

EIGHTH: These Articles of Amendment and Restatement shall become effective at 12:02 p.m. (Eastern Time) on March 17, 2021.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, GreenAcreage Real Estate Corp. has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its Chief Executive Officer, and attested to by its Secretary, on this 17th day of March, 2021.

ATTEST:	GREENACREAGE REAL ESTATE CORP.

/s/ Wilson Pringle	By:	/s/ David Weinstein
Name: Wilson Pringle	Name:	David Weinstein
Title: Secretary	Title:	Chief Executive Officer

[Signature Page to Articles of Amendment and Restatement]

Exhibit 3.2

NEWLAKE CAPITAL PARTNERS, INC.

ARTICLES SUPPLEMENTARY

NewLake Capital Partners, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Under a power contained in Section 5.3 of Article V of the charter of the Corporation (the “Charter”), the Board of Directors of the Corporation (the “Board of Directors”), by duly adopted resolutions, approved the reclassification of all 125 authorized but unissued shares of the Corporation’s 12.5% Series A Redeemable Cumulative Preferred Stock, $0.01 par value per share (the “Series A Preferred Stock”), as shares of preferred stock, $0.01 par value per share (the “Preferred Stock”), without designation as to class or series.

SECOND: The Preferred Stock classified as set forth above shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of shares of Preferred Stock as set forth in the Charter.

THIRD: The foregoing shares of the Series A Preferred Stock have been reclassified and designated as Preferred Stock by the Board of Directors under the authority contained in the Charter.

FOURTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law. The total number of authorized shares of capital stock of the Corporation will not change as a result of these Articles Supplementary.

FIFTH: Upon effectiveness of these Articles Supplementary, the total number of shares of capital stock which the Corporation has authority to issue is 500,000,000 shares, $0.01 par value per share, consisting of 400,000,000 shares of common stock, $0.01 par value per share, and 100,000,000 shares of Preferred Stock. The aggregate par value of all shares of stock having par value is $5,000,000.

SIXTH: The undersigned officer of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of such officer’s knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be executed in its name and on its behalf by its Chief Executive Officer and President and attested to by its Chief Financial Officer, Treasurer and Secretary on this 15th day of September, 2022.

ATTEST:	NEWLAKE CAPITAL PARTNERS, INC.

By:	/s/ Lisa Meyer	By:	/s/ Anthony Coniglio
Name:	Lisa Meyer	Name:	Anthony Coniglio
Title:	Chief Financial Officer, Treasurer and	Title:	Chief Executive Officer and President
Secretary

Signature Page – Articles Supplementary (Reclassification of Series A Preferred Stock)

Exhibit 3.3

NEWLAKE CAPITAL PARTNERS, INC.

(THE “CORPORATION”)

THIRD AMENDED AND RESTATED

BYLAWS

(November 7, 2022)

ARTICLE I.

OFFICES

Section 1. PRINCIPAL OFFICE. The principal office of the Corporation in the state of Maryland shall be located at such place as the board of directors of the Corporation (the “Board of Directors”) may designate.

Section 2. ADDITIONAL OFFICES. The Corporation may have additional offices, including a principal executive office, at such place or places as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II.

MEETINGS OF STOCKHOLDERS

Section 1. PLACE. All meetings, annual or special, of the stockholders shall be held at the principal office of the Corporation or at such other place as shall be set in accordance with these Bylaws.

Section 2. ANNUAL MEETING.

(a) General. An annual meeting of the stockholders for the election of directors and the transaction of any business within the powers of the Corporation shall be held each year on a date and at the time and at a place set by the Board of Directors. Failure to hold an annual meeting does not invalidate the Corporation’s existence or affect any otherwise valid corporate acts.

(b) Reports to Stockholders. The Corporation shall submit to the stockholders at or before each annual meeting of stockholders a report of the business and operations of the Corporation during such fiscal year, containing a balance sheet and a statement of income and surplus of the Corporation, accompanied by the certification of an independent certified public accountant, and such further information as the Corporation may determine is required pursuant to any law or regulation to which the Corporation is subject. Within twenty (20) days after the annual meeting of stockholders, the secretary shall place the annual report on file at the principal office of the Corporation and with any governmental agencies as may be required by law and as the Board of Directors may deem appropriate.

Section 3. SPECIAL MEETING.

(a) General. The chairman of the board, the chief executive officer, or the Board of Directors may call a special meeting of the stockholders. Subject to subsection (b) of this Section 3, a special meeting of stockholders shall also be called by the secretary of the Corporation upon the written request of the stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting (a “Stockholder Requested Meeting”). Except as provided in the next sentence, any special meeting shall be held at such place, date, and time as may be designated by the chairman of the board, chief executive officer, president, or Board of Directors, whoever has called the meeting. In the case of any Stockholder Requested Meeting, such meeting shall be held at such place, date, and time as may be designated by the Board of Directors. In fixing a date for any special meeting, the president, chief executive officer, or Board of Directors may consider such factors as he, she, or it deems relevant, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for a special meeting, and any plan of the Board of Directors to call an annual meeting or a special meeting.

(b) Stockholder Requested Meeting.

(1) Record Date Request. Any stockholder of record seeking to have stockholders request a special meeting shall, by sending written notice to the secretary (the “Record Date Request Notice”) by registered mail, return receipt requested, request the Board of Directors to fix a record date to determine stockholders entitled to request a special meeting (the “Request Record Date”). The Record Date Request Notice shall (A) set forth the purpose of the meeting and the matters proposed to be acted on at it, (B) be signed by one or more stockholders of record as of the date of signature (or their duly authorized agents) and bear the date of signature of each such stockholder (or authorized agent), and (C) set forth all information relating to each such stockholder, each individual whom the stockholder proposes to nominate for election as a director (if the stockholders are permitted to, subject to the Investor Rights Agreement (as defined below), and such stockholder proposes, to elect a director to fill a director vacancy), and each matter proposed to be acted on at the meeting that would be required to be disclosed in connection with the solicitation of proxies for the election of directors or the election of each such individual, as applicable, in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such a solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”).

Upon receiving the Record Date Request Notice, the Board of Directors may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than ten (10) days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Directors. If the Board of Directors, within ten (10) days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date and make a public announcement of such Request Record Date, the Request Record Date shall be the close of business on the tenth (10th) day after the first date on which the Record Date Request Notice was received by the secretary.

(2) Special Meeting Request. In order for any stockholder to request a special meeting, one or more written requests for a special meeting signed by stockholders of record (or their duly authorized agents) as of the Request Record Date (the “Special Meeting Request”) that are entitled to cast not less than a majority of all of the votes entitled to be cast at such meeting (the “Special Meeting Percentage”) shall be delivered to the secretary. The Special Meeting Request shall (A) set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to the matters set forth in the Record Date Request Notice), (B) bear the date of signature of each stockholder (or authorized agent) signing the Special Meeting Request, (C) set forth the name and address, as they appear in the Corporation’s books, of each stockholder signing such request (or on whose behalf the Special Meeting Request is signed), (D) set forth the class and number of shares of stock of the Corporation which are owned of record and beneficially by each such stockholder, and (E) with respect to each stockholder, the beneficial owner, if any, on whose behalf the Special Meeting Request is being made, and any other Supporting Stockholder (as defined in Section 11(c)(3) of this Article II) and such nomination or other business proposed to be acted upon at such special meeting, include the information, representations, and agreements required by paragraph (a)(3) of Section 11 of this Article II (provided, however, that this clause (E) shall not apply solely to a stockholder or beneficial owner who (y) has requested a special meeting in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A and (z) is not otherwise described in clauses (a), (b) or (c) of the definition of Supporting Stockholder).The Special Meeting Request shall be sent to the secretary by registered mail, return receipt requested, and shall be received by the secretary within sixty (60) days after the Request Record Date. If the Special Meeting Request is not received by the secretary within such period, the Record Date Request Notice will be deemed to be ineffective. Any requesting stockholder may revoke his, her, or its request for a special meeting at any time by written revocation delivered to the secretary.

(3) Meeting Record Date; Date of Stockholder Requested Meeting. The date, place, and time of any Stockholder Requested Meeting shall be set by the Board of Directors; provided that the meeting date shall not be more than ninety (90) days after the record date for such meeting (the “Meeting Record Date”). If the Board of Directors fails to fix a Meeting Record Date that is a date within thirty (30) days after the date that a valid Special Meeting Request is actually received by the secretary (the “Delivery Date”), then the close of business on the thirtieth (30th) day after the Delivery Date shall be the Meeting Record Date. If the Board of Directors fails to designate, within ten (10) days after the Meeting Record Date, a date and time for a Stockholder Requested Meeting, then such meeting shall be held at 2:00 p.m. local time on the ninetieth (90th) day after the Meeting Record Date or, if such ninetieth (90th) day is not a Business Day (as defined below), on the first preceding Business Day; and provided, further, that in the event that the Board of Directors fails to designate a place for a Stockholder Requested Meeting within ten (10) days after the Meeting Record Date, then such meeting shall be held at the principal executive offices of the Corporation.

(4) Payment of Notice Costs. The secretary shall inform the requesting stockholders of the reasonably estimated cost of preparing and mailing the notice of meeting (including the Corporation’s proxy materials). The secretary shall not be required to call a Stockholder Requested Meeting and such meeting shall not be held unless, in addition to the documents required by paragraph (2) of this Section 3(b), the secretary receives payment of such reasonably estimated cost prior to the mailing of any notice of the meeting.

(5) Revocation of Requests. If at any time as a result of written revocations of requests for the special meeting, stockholders of record (or their duly authorized agents) as of the Request Record Date entitled to cast less than the Special Meeting Percentage shall have delivered and not revoked requests for a special meeting, the secretary may refrain from mailing the notice of the meeting or, if the notice of the meeting has been mailed, the secretary may revoke the notice of the meeting at any time ten (10) days before the meeting if the secretary has first sent to all other requesting stockholders written notice of such revocation and of intention to revoke the notice of the meeting. Any request for a special meeting received after a revocation by the secretary of a notice of a meeting shall be considered a request for a new special meeting.

(6) Definition. For purposes of these Bylaws, “Business Day” shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

(7) The chairman of the board, chief executive officer or Board of Directors may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the secretary. For the purpose of permitting the inspectors to perform such review, no such purported Special Meeting Request shall be deemed to have been received by the secretary until the earlier of (a) five Business Days after actual receipt by the secretary of such purported request and (b) such date as the independent inspectors certify to the Corporation that the valid requests received by the secretary represent, as of the Request Record Date, stockholders of record entitled to cast not less than the Special Meeting Percentage. Nothing contained in this paragraph (7) shall in any way be construed to suggest or imply that the Corporation or any stockholder shall not be entitled to contest the validity of any request, whether during or after such five (5) Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

Section 4. NOTICE. Not less than ten (10) nor more than ninety (90) days before each meeting of stockholders, the secretary shall give to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote who is entitled to notice of the meeting a notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, by mail, by presenting it to such stockholder personally, by leaving it at the stockholder’s residence or usual place of business, by electronic transmission, or by any other means permitted by Maryland law. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at the stockholder’s address as it appears on the records of the Corporation, with postage thereon prepaid. If transmitted electronically, such notice shall be deemed to be given when transmitted to the stockholder by an electronic transmission to any address or number of the stockholder at which the stockholder receives electronic transmissions. The Corporation may give a single notice to all stockholders who share an address, which single notice shall be effective as to any stockholder at such address, unless such stockholder objects to receiving such single notice or revokes a prior consent to receiving such single notice. Failure to give notice of any meeting to one or more stockholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article II or the validity of any proceedings at any such meeting.

Subject to Section 11(a) of this Article II, any business of the Corporation may be transacted at an annual meeting of stockholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice. The Corporation may postpone or cancel a meeting of stockholders by making a public announcement (as defined in Section 11(c)(2) of this Article II) of such postponement or cancellation prior to the meeting. Notice of the date, time, and place to which the meeting is postponed shall be given not less than ten (10) days prior to such date and otherwise in the manner set forth in this section.

Section 5. ORGANIZATION AND CONDUCT. Every meeting of stockholders shall be conducted by an individual appointed by the Board of Directors to be chairman of the meeting or, in the absence of such appointment, by the chairman of the board or, in the case of a vacancy in the office or absence of the chairman of the board, by one of the following officers present at the meeting: the vice chairman of the board, if there be one, the chief executive officer, the president, the vice presidents in their order of rank and seniority, or, in the absence of such officers, a chairman chosen by the stockholders by the vote of a majority of the votes cast by stockholders present in person or by proxy. The secretary, or, in the secretary’s absence, an assistant secretary, or in the absence of both the secretary and assistant secretaries, a person appointed by the Board of Directors or, in the absence of such appointment, a person appointed by the chairman of the meeting shall act as secretary. In the event that the secretary presides at a meeting of the stockholders, an assistant secretary shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations, and procedures and take such action as, in the discretion of such chairman, are appropriate for the proper conduct of the meeting, including, without limitation: (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the Corporation, their duly authorized proxies, or other such persons as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies, or other such persons as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments by participants; (e) maintaining order and security at the meeting; (f) removing any stockholder who refuses to comply with meeting procedures, rules, or guidelines as set forth by the chairman of the meeting; (g) recessing or adjourning the meeting to a later date and time and place announced at the meeting; and (h) complying with any state and local laws and regulations concerning safety and security. Without limiting the generality of the powers of the chairman of the meeting pursuant to the foregoing provisions, the chairman may adjourn any meeting of stockholders for any reason deemed necessary by the chairman, including, without limitation, if (i) no quorum is present for the transaction of business, (ii) the Board of Directors or the chairman of the meeting determines that adjournment is necessary or appropriate to enable the stockholders to consider fully information that the Board of Directors or the chairman of the meeting determines has not been made sufficiently or timely available to stockholders, or (iii) the Board of Directors or the chairman of the meeting determines that adjournment is otherwise in the best interests of the Corporation. Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 6. QUORUM; ADJOURNMENTS. At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting shall constitute a quorum; provided, however, that where a separate vote by holders of a particular class or series of stock is required, a quorum for the purposes of such class or series of stock at the meeting shall consist of the presence in person or proxy of a majority of holders of such class or series of stock entitled to vote at such meeting; and provided further, this Section 6 shall not affect any requirement under any statute or the charter of the Corporation as to the vote necessary for the adoption of any measure. If, however, such quorum shall not be present at any meeting of the stockholders, the chairman of the meeting or the stockholders entitled to vote at such meeting, present in person or by proxy, shall have the power to adjourn the meeting from time to time to a date not more than one hundred twenty (120) days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

The stockholders present either in person or by proxy, at a meeting which has been duly called and convened, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 7. VOTING. Subject to the rights of the holders of any class or series of preferred stock of the Corporation to elect directors under specified circumstances set forth in the charter of the Corporation, a plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a director. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. Unless otherwise provided in the charter of the Corporation, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the charter of the Corporation.

Section 8. PROXIES. A stockholder may cast the votes entitled to be cast by the shares of stock owned of record by the stockholder in person or by proxy that is (a) executed by the stockholder or by the stockholder’s duly authorized agent in any manner permitted by law, (b) compliant with Maryland law and these Bylaws, and (c) filed in accordance with the procedures established by the Corporation. Such proxy or evidence of authorization of such proxy shall be filed with the secretary of the Corporation before or at the meeting. No proxy shall be valid more than eleven (11) months after its date unless otherwise provided in the proxy. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.

Section 9. VOTING OF STOCK BY CERTAIN HOLDERS. Stock of the Corporation registered in the name of a corporation, partnership, trust, limited liability company, or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner, manager, managing member, or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such stock pursuant to a bylaw or a resolution of the governing body of such corporation or other entity, or agreement of the partners of a partnership or of the members or managing member of a limited liability company, presents a certified copy of such bylaw, resolution, or agreement, in which case such person may vote such stock. Any director or other fiduciary may vote stock registered in his or her name as such fiduciary, either in person or by proxy.

Shares of stock of the Corporation directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

The Board of Directors may adopt by resolution a procedure by which a stockholder may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may make the certification, the purpose for which the certification may be made, the form of certification, and the information to be contained in it; in any case in which the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the Corporation; the period of time during which the certification shall be effective (which shall be eleven (11) months if no time is specified); and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the stockholder of record of the specified stock in place of the stockholder who makes the certification for the period covered by the certification, and the Board of Directors, the officers, and all authorized agents of the Corporation shall be protected in relying upon the certification.

Section 10. INSPECTORS. The Board of Directors, in advance of any meeting, may, but need not, appoint one or more individual inspectors or one or more entities that designate individuals as inspectors to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the chairman of the meeting. The inspectors, if any, shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots, or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots, or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. Each such report shall be in writing and signed by him or her or by a majority of them if there is more than one (1) inspector acting at such meeting. If there is more than one (1) inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

Section 11. ADVANCE NOTICE OF STOCKHOLDER NOMINEES FOR DIRECTOR AND OTHER STOCKHOLDER PROPOSALS.

(a) Annual Meetings of Stockholders.

(1) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation’s notice of meeting delivered pursuant to Section 4 of this Article II, (ii) by or at the direction of the Board of Directors, or (iii) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Section 11(a), at the record date for the annual meeting, and at the time of the annual meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting and who complied with the notice procedures set forth in paragraph (2) or (3) of this Section 11(a). The foregoing clause (iii) shall be the exclusive means for stockholders to make nominations or propose other business at an annual meeting of stockholders (other than matters properly brought under Rule 14a-8 under the Exchange Act).

(2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 11, the stockholder giving notice (the “Proponent”) must have given timely notice thereof in writing to the secretary of the Corporation and such other business must otherwise be a proper matter for action by the stockholders. To be timely, a Proponent’s notice shall be delivered to the secretary at the principal executive offices of the Corporation not earlier than the one hundred fiftieth (150th) day nor later than 5:00 p.m., Eastern Time, on the one hundred twentieth (120th) day prior to the first anniversary of the date of the Corporation’s proxy statement (the “Proxy Statement”); provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than thirty (30) days from the first anniversary of the preceding year’s annual meeting, notice by the Proponent to be timely must be so delivered not earlier than the one hundred fiftieth (150th) day prior to the date of the annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the one hundred twentieth (120th) day prior to the date of the annual meeting or the tenth (10th) day following the day on which public disclosure of the date of the meeting is first made. In no event shall the public announcement of a postponement or adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above.

(3) Such Proponent’s notice shall set forth: (i) as to each person whom the Proponent proposes to nominate for election or reelection as a director, (A) the name, age, business address, and residence address of such person, (B) the class and number of shares of stock of the Corporation that are beneficially owned by such person and the nominee holder for such person, (C) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved) or that is otherwise required, in each case pursuant to applicable law, including (to the extent applicable to the Corporation) Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder (including such person’s written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected), (D) a fully-completed written questionnaire, signed by such nominee, with respect to the background and qualification of such nominee and the background of any other person or entity on whose behalf the nomination is being made, which written questionnaire shall be provided by the Board of Directors upon written request of a stockholder, (E) a written representation and agreement, signed by such nominee, in the form provided by the Board of Directors upon written request of a stockholder, that such nominee (1) is not and will not become a party to (x) any agreement, arrangement, or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the board, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Board of Directors or (y) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the board, with such person’s duties to the Corporation, (2) is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director that has not been disclosed therein, (3) would be in compliance, if elected as a director of the board, and will comply with, applicable law and all applicable publicly disclosed corporate governance, conflict of interest, corporate opportunities, confidentiality, and share ownership and trading policies and guidelines of the Corporation, (4) will promptly inform the Corporation if such nominee becomes unwilling or is unable to serve as a director, and (5) does not need any permission or consent from any third party to serve as a director of the Corporation, if elected, that has not been obtained, including from any employer or any other board or governing body on which such nominee serves, and (F) such other information concerning such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed, under the rules of the Securities and Exchange Commission; (ii) as to any other business that the Proponent proposes to bring before the meeting, (A) a description of the business desired to be brought before the meeting, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration), (C) the reasons for conducting such business at the meeting, and any material interest in such business of the Proponent (including any anticipated benefit to the Proponent) and of each beneficial owner, if any, on whose behalf the proposal is made and of any other Supporting Stockholder (as defined in Section 11(c)(3)), and (D) any other information relating to such business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Regulation 14A (or any successor provision) under the Exchange Act; (iii) as to the Proponent, each beneficial owner, if any, on whose behalf the nomination or proposal is made and each other Supporting Stockholder (as defined in Section 11(c)(3) of this Article II), (A) the name and address of the Proponent and each Supporting Stockholder, as they appear on the Corporation’s stock ledger and current name and address, if different, and of such beneficial owner, (B) the class and number of shares of each class of stock of the Corporation which are owned beneficially and of record by the Proponent, such beneficial owner and each other Supporting Stockholder, and (C) the date or dates upon which the Proponent, such beneficial owner and each other Supporting Stockholder acquired ownership of such shares; (iv) as to the Proponent, (A) a representation that the Proponent intends to appear in person or by proxy at the meeting to present such nomination or proposal, as the case may be, (B) in the case of a proposal, a representation whether the Proponent intends to deliver a proxy statement or form of proxy to holders of at least the percentage of the board’s outstanding shares required to approve the proposal or otherwise to solicit proxies from stockholders in support of the proposal, (C) in the case of a nomination, a representation as to whether the Proponent, any person whom the Proponent proposes to nominate for election or reelection as a director or any Supporting Stockholder intends to engage in a solicitation in support of director nominees other than the Board of Directors’ nominees in accordance with Rule 14a-19 promulgated under the Exchange Act (including a statement that any such person intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than the Board of Directors’ nominees), and, if so, (1) confirming the names of the participants (as defined in Item 4 of Schedule 14A under the Exchange Act) in the solicitation and (2) certifying that such person will comply with Rule 14a-19 and notify the Corporation as promptly as practicable of any determination by the stockholder to no longer solicit proxies for the election of such nominee as a director at the annual meeting, and (D) the name and address of any person who contacted or was contacted by the Proponent or any Supporting Stockholder about the person whom the Proponent proposes to nominate for election or reelection as a director or other business proposal; and (v) as the Proponent, each person whom the Proponent proposes to nominate for election or reelection as a director, and any Supporting Stockholder, (A) a description of any agreement, arrangement, or understanding with respect to such nomination or proposal, as the case may be, between or among such person and any of its affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, and a representation that such person will notify the Board of Directors in writing of any such agreement, arrangement, or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, and (B) a description of any agreement, arrangement, or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Proponent’s notice by, or on behalf of, such person or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of such person or any of its affiliates or associates with respect to shares of the Corporation, and a representation that such person will notify the Corporation in writing of any such agreement, arrangement, or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed.

(4) Notwithstanding anything in this subsection (a) of this Section 11 to the contrary, in the event the Board of Directors increases the number of directors to be elected at the annual meeting, and there is no announcement of such action at least one hundred thirty (130) days prior to the first anniversary of the date of the Proxy Statement, a stockholder’s notice required by this Section 11(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting and, except as contemplated by and in accordance with the next two sentences of this Section 11(b), no stockholder may nominate an individual for election to the Board of Directors or make a proposal of other business to be considered at a special meeting. Nominations of individuals for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected only (i) by or at the direction of the Board of Directors, (ii) by a stockholder that has requested that a special meeting be called for the purpose of electing directors in compliance with Section 3 of this Article II and that has supplied the information required by Section 3 of this Article II about each individual whom the stockholder proposes to nominate for election of directors (if the stockholders are permitted to, and such stockholder proposes, to elect a director to fill a director vacancy), or (iii) provided that the special meeting has been called in accordance with Section 3(a) of this Article II for the purpose of electing directors, by any stockholder of the Corporation who is a stockholder of record on the record date for the purpose of determining stockholders entitled to vote at the special meeting, at the time of giving of notice provided for in this Section 11, and at the time of the special meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the notice procedures set forth in Section 3(b) and this Section 11 of Article II, as applicable. The immediately preceding sentence shall be the exclusive means for a stockholder to make nominations at a special meeting of stockholders. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more individuals to the Board of Directors, any stockholder may nominate an individual or individuals (as the case may be) for election as a director as specified in the Corporation’s notice of meeting, if the stockholder’s notice, containing the information and representations required by paragraph (a)(3) of this Section 11, is delivered to the secretary at the principal executive office of the Corporation not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than 5:00 p.m., Eastern Time, on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting; provided, however, that in order for a stockholder who has requested a Stockholder Requested Meeting to nominate any person for election as director at such Stockholder Requested Meeting, such stockholder must have given notice of such nomination in accordance with paragraph (b) of Section 3 of this Article II. The public announcement of a postponement or adjournment of a special meeting shall not commence a new time period for the giving of a stockholder’s notice as described above.

(c) General.

(1) Only such persons who are nominated in accordance with the procedures set forth in this Section 11 of these Bylaws shall be eligible to serve as directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 11. A stockholder nominating a person for election or reelection as a director shall have no right to (i) nominate a number of persons that exceed the number of directors to be elected at the meeting or (ii) substitute or replace any nominees unless such substitute or replacement is nominated in accordance with this Section 11 (including the timely provision of all information, representations and agreements with respect to such substitute or replacement nominee(s) in accordance with the deadlines set forth in this Section 11). If the Corporation provides notice to a stockholder that the number of nominees proposed by such stockholder exceeds the number of directors to be elected at the meeting, then the stockholder must provide written notice to the Corporation within five business days stating the names of the stockholder’s nominees that have been withdrawn so that the number of nominees proposed by such stockholder no longer exceeds the number of directors to be elected at the meeting. If any individual who is nominated in accordance with this Section 11 becomes unwilling or unable to serve on the Board of Directors, then the nomination with respect to such individual shall no longer be valid and no votes may validly be cast for such individual. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 11 and, if any proposed nomination or business is not in compliance with this Section 11, to declare that such defective nomination or proposal be disregarded, notwithstanding the fact that proxies or votes may have been received by the Corporation with respect thereto.

(2) For purposes of this Section 11, (a) the “date of the Proxy Statement” shall have the same meaning as “the date of the company’s proxy statement released to shareholders” as used in Rule 14a-8(e) promulgated under the Exchange Act, as interpreted by the Securities and Exchange Commission from time to time and (b) “public announcement” shall mean disclosure (i) in a press release reported by the Dow Jones News Service, Associated Press, or comparable news service, (ii) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act or the Investment Company Act of 1940, as amended, or (iii) a notice sent to the stockholders of the Corporation.

(3) For purposes of this Section 11, “Supporting Stockholder” of any Proponent shall mean (a) any person acting in concert with such Proponent, including any participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in a solicitation, (b) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such Proponent (other than a stockholder that is a depositary), (c) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Proponent or such Supporting Stockholder and (d) any stockholder known by the Proponent to support the Proponent’s nomination or proposal on the date of the Proponent’s notice to the Secretary.

(4) If any information or representation submitted pursuant to this Section 11 by any stockholder proposing a nominee for election as a director or any proposal for other business at a meeting of stockholders shall be inaccurate in any material respect, such information may be deemed not to have been provided in accordance with this Section 11. Any such stockholder shall notify the Corporation of any inaccuracy or change (within two (2) Business Days of becoming aware of such inaccuracy or change) in any such information. Upon written request by the secretary or the Board of Directors, any such stockholder shall provide, within five (5) Business Days of delivery of such request (or such other period as may be specified in such request), (a) written verification, satisfactory, in the discretion of the Board of Directors or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 11, and (b) a written update of any information (including, if requested by the Corporation, written confirmation by such stockholder that it continues to intend to bring such nomination or other business proposal before the meeting) submitted by the stockholder pursuant to this Section 11 as of an earlier date. If a stockholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided in accordance with this Section 11. In addition to the foregoing provisions of Section 3(b) and this Section 11, a stockholder shall also comply with all requirements of applicable state and federal law, including (to the extent applicable to the Corporation) the Exchange Act and the rules and regulations thereunder, with respect to the matters set forth in Section 3(b) and this Section 11. Without limiting the generality of the foregoing, and in addition to the other requirements in these Bylaws, unless otherwise required by law, (A) no Proponent or Supporting Stockholder shall solicit proxies in support of any nominees other than the Board of Directors’ nominees unless such person has complied with Rule 14a-19 promulgated under the Exchange Act in connection with the solicitation of such proxies, and (B) if any Proponent or Supporting Stockholder (i) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act or includes the information required by Rule 14a-19(b) in a preliminary or definitive proxy statement previously filed by such person (it being understood that such notice or filing shall be in addition to the stockholder’s notice required by Section 3(b) or this Section 11, as applicable), and (ii) subsequently fails to comply with any of the requirements of Rule 14a-19 promulgated under the Exchange Act or any other rules and regulations thereunder, then the Corporation shall disregard the stockholder’s nomination and any proxies or votes solicited for any such nominees. Upon request by the Corporation, the Proponent or applicable Supporting Stockholder shall deliver to the Corporation, no later than seven (7) Business Days prior to the applicable meeting of stockholders, reasonable evidence that it has met the requirements of Rule 14a-19 promulgated under the Exchange Act.

(5) Nothing in this Section 11 shall be deemed to affect any right of a stockholder to request inclusion of a proposal in, nor the right of the Corporation to omit a proposal from, the Proxy Statement pursuant to applicable law, including (to the extent applicable to the Corporation) Rule 14a-8 (or any successor provision) under the Exchange Act.

(6) Notwithstanding anything in these Bylaws to the contrary, except as otherwise determined by the chairman of the meeting, if the Proponent does not appear in person or by proxy at such annual or special meeting to present each nominee for election as a director or the proposed business, as applicable, such matter shall not be considered at the meeting, notwithstanding the fact that proxies or votes may have been received by the Corporation with respect thereto.

Section 12. VOTING BY BALLOT. Voting on any question or in any election may be viva voce unless the presiding officer shall order or any stockholder shall demand that voting be by ballot.

Section 13. INFORMAL ACTION. Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting (a) if a unanimous consent setting forth the action is given in writing or by electronic transmission by each stockholder entitled to vote on the matter and filed with the minutes of proceedings of the stockholders or (b) if the action is advised, and submitted to the stockholders for approval, by the Board of Directors and a consent in writing or by electronic transmission of stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of stockholders at which all stockholders entitled to vote on the matter are present in person or by proxy and voted and such consent or consents are delivered to the Corporation in accordance with the Maryland General Corporation Law (the “MGCL”). Prompt notice of the taking of corporate action without a meeting by less than unanimous consent shall be given to those stockholders who have not consented in writing.

Section 14. TELEPHONE AND REMOTE COMMUNICATION MEETINGS. With the prior written consent of the Board of Directors, stockholders may participate in a meeting by means of a conference telephone or other communications equipment in any manner permitted by Maryland law. Participation in a meeting by these means constitutes presence in person at a meeting. In addition, the Board of Directors may determine that a meeting not be held at any place, but instead may be held solely by means of remote communications in any matter permitted by Maryland law. Participation in a meeting by these means constitutes presence in person at the meeting.

Section 15. CONTROL SHARE ACQUISITION ACT. Unless otherwise determined by a resolution of the Board of Directors, and notwithstanding any other provision of the charter of the Corporation or these Bylaws, Title 3, Subtitle 7 of the MGCL (or any successor statute) shall not apply to any acquisition by any person, whether or not such person is an existing or future stockholder of the Corporation, of shares of stock of the Corporation.

Section 16. RATIFICATION. The stockholders may ratify and make binding on the Corporation any action or inaction by the Corporation or its officers to the extent that the stockholders could have originally authorized the matter. Moreover, any action or inaction challenged in any stockholders’ derivative proceeding or any other proceeding on the ground of lack of authority, defective, or irregular execution, adverse interest of a director, officer, or stockholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting, or otherwise, may be ratified, before or after judgment, by the stockholders, and if so ratified, shall have the same force and effect as if the challenged action or inaction had been originally duly authorized, and such ratification shall, to the maximum extent permitted by law, be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such challenged action or inaction.

ARTICLE III.

DIRECTORS

Section 1. GENERAL POWERS. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors. A director shall be an individual at least twenty-one (21) years of age who is not under legal disability. In addition to the powers and authority expressly conferred by these Bylaws, all powers of the Corporation may be exercised by or under authority of the Board of Directors, and the Board of Directors may do or cause to be done all such lawful acts and things as are not by statute or by the charter of the Corporation or these Bylaws required to be done by the stockholders.

Section 2. NUMBER, TENURE, AND QUALIFICATIONS. The number of directors as of March 2, 2021, is seven (7). Subject to the Amended and Restated Investor Rights Agreement, dated as of March 2, 2021 (as the same may be amended, supplemented, restated, and/or otherwise modified from time to time, the “Investor Rights Agreement”), by and among the Corporation and certain of its stockholders, at any regular meeting or at any special meeting called for that purpose, a majority of the entire Board of Directors may establish, increase, or decrease the number of directors, provided, that the number thereof shall never be less than the minimum number required by the MGCL, nor more than fifteen (15) and, provided further, that the tenure of office of a director shall not be affected by any decrease in the number of directors. Except as otherwise provided in the Investor Rights Agreement, each director shall hold office until his successor is elected and qualified, or until his death, resignation, or removal in the manner provided in these Bylaws.

Section 3. RESIGNATION. Any director may resign at any time by sending a written notice of such resignation to the principal executive office of the Corporation addressed to the chairman of the board, the chief executive officer, or the president. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof by the chairman of the board, the chief executive officer, or the president.

Section 4. REMOVAL OF DIRECTOR. Any director or the entire Board of Directors may be removed only in accordance with the provisions of the charter of the Corporation.1

Section 5. ANNUAL MEETINGS. An annual meeting of the Board of Directors shall be held immediately after and at the same place as the annual meeting of stockholders, and no notice of such meeting shall be necessary other than this provision. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.

Section 6. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the chairman of the board, the chief executive officer, the president, or by a majority of the directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors called by them. The Board of Directors may provide, by resolution, the time and place for the holding of special meetings of the Board of Directors without other notice than such resolution.

Section 7. NOTICE. Except as provided in Sections 5 and 6 of this Article III, notice of any special meeting of the Board of Directors shall be delivered personally or by telephone, electronic mail, facsimile transmission, United States mail, or courier to each director at his or her business or residence address. Notice by personal delivery, telephone, electronic mail, or facsimile transmission shall be given at least twenty-four (24) hours prior to the meeting. Notice by United States mail shall be given at least three (3) days prior to the meeting. Notice by courier shall be given at least two (2) days prior to the meeting. Telephone notice shall be deemed to be given when the director or his or her agent is personally given such notice in a telephone call to which the director or his or her agent is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Corporation by the director. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Corporation by the director and receipt of a completed answer-back indicating receipt. Notice by United States mail shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed. Neither the business to be transacted at, nor the purpose of, any annual, regular, or special meeting of the Board of Directors need be stated in the notice, unless specifically required by statute or these Bylaws.

Section 8. QUORUM. A majority of the directors shall constitute a quorum for transaction of business at any meeting of the Board of Directors, provided that, if less than a majority of such directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice, and provided, further, that if, pursuant to the charter of the Corporation or these Bylaws, the vote of a majority of a particular group of directors is required for action, a quorum must also include a majority of such group.

The directors present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

Section 9. VOTING. The action of the majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable statute, the charter of the Corporation, or the Investor Rights Agreement. If enough directors have withdrawn from a meeting to leave less than a quorum but the meeting is not adjourned, the action of the majority of the directors necessary to constitute a quorum at such meeting shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable statute, the charter of the Corporation, or the Investor Rights Agreement.

Section 10. ORGANIZATION. At each meeting of the Board of Directors, the chairman of the board or, in the absence of the chairman, the vice chairman of the board, if any, shall act as chairman. In the absence of both the chairman and vice chairman of the board, the chief executive officer or in the absence of the chief executive officer, the president or in the absence of the president, a director chosen by a majority of the directors present, shall act as chairman. The secretary or, in his or her absence, an assistant secretary of the Corporation, or in the absence of the secretary and all assistant secretaries, a person appointed by the chairman, shall act as secretary of the meeting.

Section 11. TELEPHONE MEETINGS. Directors may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 12. INFORMAL ACTION BY DIRECTORS. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by each director and filed with the minutes of proceedings of the Board of Directors.

Section 13. VACANCIES. If for any reason any or all of the directors cease to be directors, such event shall not terminate the Corporation or affect these Bylaws or the powers of the remaining directors hereunder. Any vacancy on the Board of Directors for any cause other than an increase in the number of directors may be filled by a majority of the remaining directors, even if such majority is less than a quorum (subject to the Board of Directors’ obligations under the Investor Rights Agreement). Any vacancy in the number of directors created by an increase in the number of directors may be filled by a majority of the entire Board of Directors (subject to the Board of Directors’ obligations under the Investor Rights Agreement). Any individual so elected as director shall serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies. At such time as the opt in to Section 3-804(c) of the MGCL contemplated by Section 6.2 of the charter of the Corporation has become effective and, except as may be provided by the Board of Directors in setting the terms of any class or series of preferred stock, any vacancy on the Board of Directors may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the class in which the vacancy occurred and until a successor is elected and qualifies,.

Section 14. COMPENSATION. Directors shall not receive any stated salary for their services as directors but, by resolution of the Board of Directors, may receive compensation per year and/or per meeting and/or per visit to real property or other facilities owned, leased, or to be acquired by the Corporation and for any service or activity they performed or engaged in as directors. Directors may be reimbursed for expenses of attendance, if any, at each annual, regular, or special meeting of the Board of Directors or of any committee thereof and for their expenses, if any, in connection with each property visit and any other service or activity they performed or engaged in as directors; but nothing herein contained shall be construed to preclude any directors from serving the Corporation in any other capacity and receiving compensation therefor.

Section 15. RELIANCE. Each director and officer of the Corporation shall, in the performance of his or her duties with respect to the Corporation, be entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by an officer or employee of the Corporation whom the director or officer reasonably believes to be reliable and competent in the matters presented, by a lawyer, certified public accountant or other person, as to a matter which the director or officer reasonably believes to be within the person’s professional or expert competence, or, with respect to a director, by a committee of the Board of Directors on which the director does not serve, as to a matter within its designated authority, if the director reasonably believes the committee to merit confidence.

Section 16. RATIFICATION. The Board of Directors may ratify and make binding on the Corporation any action or inaction by the Corporation or its officers to the extent that the Board of Directors could have originally authorized the matter. Moreover, any action or inaction challenged in any stockholders’ derivative proceeding or any other proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a director, officer or stockholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting, or otherwise, may be ratified, before or after judgment, by the Board of Directors, and if so ratified, shall have the same force and effect as if the challenged action or inaction had been originally duly authorized, and such ratification shall, to the maximum extent permitted by law, be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such challenged action or inaction.

Section 17. CERTAIN RIGHTS OF DIRECTORS AND OFFICERS. Any director or officer, in his or her personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to, in addition to or in competition with those of or relating to the Corporation.

Section 18. EMERGENCY PROVISIONS. Notwithstanding any other provision in the Charter or these Bylaws, this Section 18 shall apply during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors under Article III of these Bylaws cannot readily be obtained (an “Emergency”). During any Emergency, unless otherwise provided by the Board of Directors, (a) a meeting of the Board of Directors or a committee thereof may be called by any director or officer by any means feasible under the circumstances; (b) notice of any meeting of the Board of Directors during such an Emergency may be given less than 24 hours prior to the meeting to as many directors and by such means as may be feasible at the time, including publication, television or radio; and (c) the number of directors necessary to constitute a quorum shall be one-third of the entire Board of Directors.

ARTICLE IV.

COMMITTEES

Section 1. NUMBER, TENURE, AND QUALIFICATIONS. The Board of Directors may appoint from among its members a Nominating and Corporate Governance Committee, an Audit Committee, and a Compensation Committee and such other committees as it deems appropriate to serve at the pleasure of the Board of Directors, subject to the terms of the Investor Rights Agreement. The Board of Directors shall appoint an Investment Committee in accordance with the Investor Rights Agreement.

Section 2. POWERS. The Board of Directors may delegate to committees appointed under Section 1 of this Article IV any of the powers of the Board of Directors, except as prohibited by law.

Section 3. MEETINGS. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors. A majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee. The act of a majority of the committee members present at a meeting shall be the act of such committee. The Board of Directors may designate a chairman of any committee, and such chairman or, in the absence of a chairman, any two members of any committee (if there are at least two members of the Committee) may fix the time and place of its meeting unless the Board of Directors shall otherwise provide. Subject to the terms of the Investor Rights Agreement, in the absence of any member of any such committee, the Board of Directors shall have the right to appoint another director to act in the place of such absent member.

Section 4. TELEPHONE MEETINGS. Members of a committee of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 5. INFORMATION ACTION BY COMMITTEES. Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if a consent in writing, or by electronic transmission to such action is given by each member of the committee and if such written consent is filed with the minutes of proceedings of such committee.

Section 6. VACANCIES. Subject to Sections 1 and 3 of this Article IV and the Investor Rights Agreement, the Board of Directors shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member, or to dissolve any such committee.

ARTICLE V.

OFFICERS

Section 1. GENERAL PROVISIONS. The officers of the Corporation shall include a president, a secretary, and a treasurer and may include a chairman of the board, a vice chairman of the board, a chief executive officer, one or more vice presidents, a chief operating officer, a chief financial officer, a chief investment officer, one or more assistant secretaries, and one or more assistant treasurers. In addition, the Board of Directors may from time to time elect such other officers with such powers and duties as they shall deem necessary or desirable. The officers of the Corporation shall be elected annually by the Board of Directors, except that the chief executive officer or president may from time to time appoint one or more vice presidents, assistant secretaries, and assistant treasurers or other officers, and the secretary may from time to time appoint one or more assistant secretaries. Each officer shall hold office until his or her successor is elected and qualified or until his or her death or his or her resignation or removal in the manner hereinafter provided. In its discretion, the Board of Directors may leave unfilled any office except that of president, treasurer, and secretary. Any two or more offices except president and vice president may be held by the same person. Election of an officer or agent shall not of itself create contract rights between the Corporation and such officer or agent.

Section 2. REMOVAL AND RESIGNATION. Any officer or agent of the Corporation may be removed, with or without cause, by the Board of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Corporation may resign at any time by giving written notice of his or her resignation to the Board of Directors, the chairman of the board, the chief executive officer, the president, or the secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the notice of resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Corporation.

Section 3. VACANCIES. A vacancy in any office may be filled by the Board of Directors for the balance of the term of office or for such longer or shorter period as the Board of Directors establishes.

Section 4. CHIEF EXECUTIVE OFFICER. The Board of Directors may designate a chief executive officer. The chief executive officer shall have general responsibility for implementation of the policies of the Corporation, as determined by the Board of Directors, and for the management of the business and affairs of the Corporation.

Section 5. CHIEF OPERATING OFFICER. The Board of Directors may designate a chief operating officer. The chief operating officer shall have the responsibilities and duties as set forth by the Board of Directors or the chief executive officer.

Section 6. CHIEF FINANCIAL OFFICER. The Board of Directors may designate a chief financial officer. The chief financial officer shall have the responsibilities and duties as set forth by the Board of Directors or the chief executive officer.

Section 7. CHIEF INVESTMENT OFFICER. The Board of Directors may designate a chief investment officer. The chief investment officer shall have the responsibilities and duties as set forth by the Board of Directors or the chief executive officer.

Section 8. CHAIRMAN OF THE BOARD. The Board of Directors may designate from among its members a chairman of the board, who shall not, solely by reason of these Bylaws, be an officer of the Corporation. The Board of Directors may designate the chairman of the board as an executive or non-executive chair. The chairman of the board shall preside over the meetings of the Board of Directors. The chairman of the board shall perform such other duties as may be assigned to him or her by these Bylaws or the Board of Directors.

Section 9. PRESIDENT. In the absence of a chief executive officer, the president shall, in general, supervise, and control all of the business and affairs of the Corporation. The president may execute any deed, mortgage, bond, contract, or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general, shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors or the chairman of the board from time to time.

Section 10. VICE PRESIDENTS. In the absence of the president or in the event of a vacancy in such office, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president; and shall perform such other duties as from time to time may be assigned to such vice president by the president or by the Board of Directors. The Board of Directors may designate one or more vice presidents as executive or senior vice president or as vice president for particular areas of responsibility.

Section 11. SECRETARY. The secretary shall: (a) keep the minutes of the proceedings of the stockholders, the Board of Directors, and the committees of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation; (d) keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder; (e) have general charge of the stock transfer books of the Corporation; and (f) in general perform such other duties as from time to time may be assigned to him or her by the chief executive officer, the president, or the Board of Directors.

Section 12. TREASURER. The treasurer shall have the custody of the funds and securities of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. In the absence of a designation of a chief financial officer by the Board of Directors, the treasurer shall be the chief financial officer of the Corporation.

The treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, the chairman of the board, or the president, taking proper vouchers for such disbursements, and shall render to the president and Board of Directors, at the regular meetings of the Board of Directors or whenever it may so require, an account of all his or her transactions as treasurer and of the financial condition of the Corporation.

Section 13. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or treasurer, respectively, or by the president or the Board of Directors.

Section 14. SALARIES. The salaries and other compensation of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary or other compensation by reason of the fact that he or she is also a director.

ARTICLE VI

CONTRACTS, LOANS, CHECKS, AND DEPOSITS

Section 1. CONTRACTS. The Board of Directors may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease, or other document shall be valid and binding upon the Corporation when authorized or ratified by action of the Board of Directors and executed by an authorized person.

Section 2. CHECKS AND DRAFTS. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or agent of the Corporation in such manner as shall from time to time be determined by the Board of Directors.

Section 3. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories as the Board of Directors may designate.

ARTICLE VII

STOCK

Section 1. CERTIFICATES. Except as may be otherwise provided by the Board of Directors, stockholders of the Corporation are not entitled to certificates representing the shares of stock held by them. In the event that the Corporation issues shares of stock represented by certificates, such certificates shall be in such form as prescribed by the Board of Directors or a duly authorized officer, shall contain the statements and information required by the MGCL, and shall be signed by the officers of the Corporation in any manner permitted by the MGCL. In the event that the Corporation issues shares of stock without certificates, to the extent then required by the MGCL the Corporation shall provide to the record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates. There shall be no difference in the rights and obligations of stockholders based on whether or not their shares are represented by certificates.

Section 2. TRANSFERS. Upon surrender to the Corporation or the transfer agent of the Corporation of a stock certificate duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.

Notwithstanding the foregoing, transfers of shares of any class of stock will be subject in all respects to the charter of the Corporation and all of the terms and conditions contained therein.

Section 3. REPLACEMENT CERTIFICATE. Any officer of the Corporation may direct a new certificate to be issued in place of any certificate previously issued by the Corporation alleged to have been lost, stolen, or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen, or destroyed; provided, however, if such shares have ceased to be certificated, no new certificate shall be issued unless requested in writing by such stockholder and the Board of Directors has determined that such certificates may be issued. When authorizing the issuance of a new certificate, an officer of the Corporation may, in his or her discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or the owner’s legal representative to advertise the same in such manner as he or she shall require and/or to give bond, with sufficient surety, to the Corporation to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate.

Section 4. FIXING OF RECORD DATE. The Board of Directors may set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or determining stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than ninety (90) days and, in the case of a meeting of stockholders, not less than ten (10) days, before the date on which the meeting or particular action requiring such determination of stockholders of record is to be held or taken.

If no record date is fixed and the stock transfer books are not closed for the determination of stockholders, (a) the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day on which the notice of meeting is mailed or the thirtieth (30th) day before the meeting, whichever is the closer date to the meeting; and (b) the record date for the determination of stockholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the directors declaring the dividend or allotment of rights, is adopted but the payment or allotment may not be made more than sixty (60) days after the date on which the resolution is adopted.

When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section 4, such determination shall apply to any adjournment thereof, except when the meeting is adjourned to a date more than one hundred twenty (120) days after the record date fixed for the original meeting, in which case a new record date shall be determined as set forth herein.

Section 5. STOCK LEDGER. The Corporation shall maintain, at its principal office or at the office of its counsel, accountants, or transfer agent, an original or duplicate share ledger containing the name and address of each stockholder and the number of shares of each class held by such stockholder.

Section 6. FRACTIONAL STOCK; ISSUANCE OF UNITS. The Board of Directors may issue fractional stock or provide for the issuance of scrip, all on such terms and under such conditions as they may determine. Notwithstanding any other provision of the charter of the Corporation or these Bylaws, the Board of Directors may issue units consisting of different securities of the Corporation. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Corporation, except that the Board of Directors may provide that for a specified period securities of the Corporation issued in such unit may be transferred on the books of the Corporation only in such unit.

Section 7. CERTIFICATION OF BENEFICIAL OWNERS. The Board of Directors may adopt by resolution a procedure by which a stockholder of the Corporation may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may certify; the purpose for which the certification may be made; the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable. On receipt of a certification which complies with the procedure adopted by the Board of Directors in accordance with this Section 7, the person specified in the certification is, for the purpose set forth in the certification, the holder of record of the specified stock in place of the stockholder who makes the certification.

ARTICLE VIII

ACCOUNTING YEAR

The Board of Directors shall have the power, from time to time, to fix the fiscal year of the Corporation by a duly adopted resolution.

ARTICLE IX

DISTRIBUTIONS

Section 1. AUTHORIZATION. Dividends and other distributions upon the stock of the Corporation may be authorized by the Board of Directors, subject to the provisions of law and the charter of the Corporation. Dividends and other distributions may be paid in cash, property, or stock of the Corporation, subject to the provisions of law and the charter of the Corporation.

Section 2. CONTINGENCIES. Before payment of any dividends or other distributions, there may be set aside out of any assets of the Corporation available for dividends or other distributions such sum or sums as the Board of Directors may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends or other distributions, for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall determine to be in the best interest of the Corporation, and the Board of Directors may modify or abolish any such reserve.

ARTICLE X

INVESTMENT POLICY

Subject to the provisions of the charter of the Corporation, the Board of Directors may from time to time adopt, amend, revise, or terminate any policy or policies with respect to investments by the Corporation as it shall deem appropriate in its sole discretion.

ARTICLE XI

SEAL

Section 1. SEAL. The Board of Directors may authorize the adoption of a seal by the Corporation. The seal shall contain the name of the Corporation and the year of its incorporation and the words “Incorporated in Maryland.” The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.

Section 2. AFFIXING SEAL. Whenever the Corporation is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule, or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.

ARTICLE XII

INDEMNIFICATION AND ADVANCE OF EXPENSES

The rights to indemnification and advance of expenses shall be as set forth in the charter of the Corporation.

ARTICLE XIII

WAIVER OF NOTICE

Whenever any notice is required to be given pursuant to the charter of the Corporation or these Bylaws or pursuant to applicable law, a waiver thereof in writing or by electronic transmission, signed by the person or persons entitled to such notice or, for any waiver submitted by electronic transmission, with the name of the person or persons who are waiving notice, included at the end of the text of the electronic transmission, whether before or after the time stated therein, or the presence of such person or persons at the meeting, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE XIV

AMENDMENT OF BYLAWS

The Board of Directors is vested with the power to alter or repeal any provision of these Bylaws and to adopt new Bylaws. In addition, to the extent permitted by law, the stockholders may alter or repeal any provision of these Bylaws and adopt new Bylaw provisions if any such alteration, repeal or adoption is approved by the affirmative vote of a majority of the votes entitled to be cast on the matter.

ARTICLE XV

EXCLUSIVE FORUM FOR CERTAIN LITIGATION

Section 1. CERTAIN STATE LAW CLAIMS. Unless the Corporation consents in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Northern Division, shall be the sole and exclusive forum for (a) any Internal Corporate Claim, as such term is defined in the MGCL, or any successor provision thereof, (b) any derivative action or proceeding brought on behalf of the Corporation, other than actions arising under federal securities laws, (c) any action asserting a claim of breach of any duty owed by any director or officer or other employee of the Corporation to the Corporation or to the stockholders of the Corporation, (d) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the MGCL or the charter of the Corporation or these Bylaws, or (e) any other action asserting a claim against the Corporation or any director or officer or other employee of the Corporation that is governed by the internal affairs doctrine. None of the foregoing actions, claims or proceedings may be brought in any court sitting outside the State of Maryland unless the Corporation consents in writing to such court. This Article XV, Section 1 does not apply to claims arising under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

Section 2. SECURITIES ACT CLAIMS. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. This Article XV, Section 2 does not apply to claims arising under the Exchange Act.

ARTICLE XVI

MISCELLANEOUS

Section 1. BOOKS AND RECORDS. The Corporation shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its stockholders and Board of Directors and of an executive or other committee when exercising any of the powers of the Board of Directors. The books and records of the Corporation may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. Minutes shall be recorded in written form but may be maintained in the form of a reproduction. The original or a certified copy of these Bylaws shall be kept at the principal office of the Corporation.

Section 2. VOTING STOCK IN OTHER COMPANIES. Stock of other corporations or associations, registered in the name of the Corporation, may be voted by the president, a vice president, or a proxy appointed by either of them. The Board of Directors, however, may by resolution appoint some other person to vote such shares, in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution.

Section 3. MAIL. Any notice or other document which is required by these Bylaws to be mailed shall be deposited in the United States mail, postage prepaid.

Section 4. EXECUTION OF DOCUMENTS. A person who holds more than one office in the Corporation may not act in more than one capacity to execute, acknowledge, or verify an instrument required by law to be executed, acknowledged, or verified by more than one officer.

Exhibit 31.1

CERTIFICATION PURSUANT TO RULES 13a-14(a) AND 15d-14(a) UNDER THE SECURITIES

EXCHANGE ACT OF 1934, AS ADOPTED PURSUANT TO SECTION 302 OF THE

SARBANES-OXLEY ACT OF 2002

I, Anthony Coniglio, certify that:

1.           I have reviewed this Quarterly Report on Form 10-Q of NewLake Capital Partners, Inc.;

2.          Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.          Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.          The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a)         Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)         [Omitted];

(c)         Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation;

(d)       Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.          The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a)         All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)         Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: November 9, 2022	By:	/s/ Anthony Coniglio
Anthony Coniglio
President and Chief Executive Officer
(Principal Executive Officer)

Exhibit 31.2

CERTIFICATION PURSUANT TO RULES 13a-14(a) AND 15d-14(a) UNDER THE SECURITIES

EXCHANGE ACT OF 1934, AS ADOPTED PURSUANT TO SECTION 302 OF THE

SARBANES-OXLEY ACT OF 2002

I, Lisa Meyer, certify that:

1.           I have reviewed this Quarterly Report on Form 10-Q of NewLake Capital Partners, Inc.;

2.          Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.          Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.          The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a)         Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)         [Omitted];

(c)         Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation;

(d)        Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.          The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a)         All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)         Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: November 9, 2022	By:	/s/ Lisa Meyer
Lisa Meyer
Chief Financial Officer, Treasurer and Secretary
(Principal Financial Officer)

Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of NewLake Capital Partners, Inc. (the “Company”) for the quarter ended September 30, 2022, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Anthony Coniglio, President and Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)          the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)          the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

It is not intended that this statement be deemed to be filed for purposes of the Securities Exchange Act of 1934.

Date: November 9, 2022	By:	/s/ANTHONY CONIGLIO
Anthony Coniglio
President and Chief Executive Officer
(Principal Executive Officer)

Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of NewLake Capital Partners, Inc. (the “Company”) for the quarter ended September 30, 2022, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Lisa Meyer, Chief Financial Officer, Treasurer and Secretary of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)          the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)          the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

It is not intended that this statement be deemed to be filed for purposes of the Securities Exchange Act of 1934.

Date: November 9, 2022	By:	/s/ Lisa Meyer
Lisa Meyer
Chief Financial Officer, Treasurer and Secretary
(Principal Financial Officer)